                       AMENDED AND RESTATED LOAN AGREEMENT

                         DATED AS OF SEPTEMBER 14, 2004

                                      AMONG

                         REX RADIO AND TELEVISION, INC.,

                                THE LEAD BORROWER

                                       FOR

                         REX RADIO AND TELEVISION, INC.,

                         KELLY & COHEN APPLIANCES, INC.,

                               REX ALABAMA, INC.,

                                REX KANSAS, INC.,

                            REXSTORES.COM, INC., AND

                               STEREO TOWN, INC.,

                            THE LENDERS NAMED HEREIN,

                                       AND

                            FLEET RETAIL GROUP, INC.,

                                    AS AGENT

                                       AND

                          KEYBANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT

                                TABLE OF CONTENTS



ARTICLE - 1 DEFINITIONS....................................................................................1
   SECTION 1.01.         Definitions.......................................................................1
   SECTION 1.02.         Accounting Terms and Determinations..............................................27
   SECTION 1.03.         Other Definitional Terms.........................................................28

ARTICLE - 2 THE LOANS.....................................................................................28
   SECTION 2.01.         Commitment of the Lenders........................................................28
   SECTION 2.02.         Reserves; Changes to Reserves....................................................29
   SECTION 2.03.         Making of Loans..................................................................29
   SECTION 2.04.         Notes............................................................................31
   SECTION 2.05.         Interest on Loans................................................................32
   SECTION 2.06.         Overadvances.....................................................................32
   SECTION 2.07.         Swingline Loans..................................................................32
   SECTION 2.08.         Conversion and Continuation of Revolving Credit Loans............................33
   SECTION 2.09.         Alternate Rate of Interest for Revolving Credit Loans............................34
   SECTION 2.10.         Change in Legality...............................................................35
   SECTION 2.11.         Taxes............................................................................35
   SECTION 2.12.         Default Interest.................................................................38
   SECTION 2.13.         Letters of Credit................................................................38
   SECTION 2.14.         Increased Costs..................................................................42
   SECTION 2.15.         Designation of Lead Borrower as Borrowers' Agent.................................43
   SECTION 2.16.         Joint and Several Borrowers......................................................44
   SECTION 2.17.         Mitigation Obligations; Replacement of Lenders...................................48
   SECTION 2.18.         Amendment and Restatement........................................................49

ARTICLE - 3 PAYMENTS, PREPAYMENTS AND FEES................................................................49
   SECTION 3.01.         Optional Termination or Reduction of Revolving Credit Commitments................49
   SECTION 3.02.         Optional Increase of Revolving Credit Commitments................................50
   SECTION 3.03.         Optional Prepayment of Loans; Reimbursement of Lenders...........................52
   SECTION 3.04.         Mandatory Prepayment; Commitment Termination; Cash Collateral....................53
   SECTION 3.05.         Cash Management; Payment of Obligations..........................................55
   SECTION 3.06.         Fees.............................................................................59
   SECTION 3.07.         Maintenance of Loan Account; Statements of Account...............................60
   SECTION 3.08.         Payments; Sharing of Setoff......................................................61
   SECTION 3.09.         Settlement Amongst Lenders.......................................................63

ARTICLE - 4 COLLATERAL SECURITY...........................................................................64
   SECTION 4.01.         Security Documents...............................................................64
   SECTION 4.02.         Filing and Recording.............................................................64
   SECTION 4.03.         Real Estate......................................................................65
ARTICLE - 5 CONDITIONS OF CREDIT EXTENSIONS...............................................................66

   SECTION 5.01.         Conditions Precedent to First Credit Extensions..................................66
   SECTION 5.02.         Conditions Precedent to All Credit Extensions....................................69

ARTICLE - 6 USE OF PROCEEDS...............................................................................70

ARTICLE - 7 REPRESENTATIONS AND WARRANTIES................................................................70
   SECTION 7.01.         Status...........................................................................70
   SECTION 7.02.         Power and Authority..............................................................70
   SECTION 7.03.         No Violation of Agreements.......................................................71
   SECTION 7.04.         No Burdensome Agreements.........................................................71
   SECTION 7.05.         No Litigation....................................................................71
   SECTION 7.06.         Good Title to Properties.........................................................72
   SECTION 7.07.         Trademarks, Patents, etc.........................................................72
   SECTION 7.08.         Tax Liability....................................................................72
   SECTION 7.09.         Governmental Action..............................................................72
   SECTION 7.10.         Disclosure.......................................................................72
   SECTION 7.11.         Regulations......................................................................72
   SECTION 7.12.         Employee Benefit Plans...........................................................73
   SECTION 7.13.         Subsidiaries.....................................................................73
   SECTION 7.14.         Permits, etc.....................................................................73
   SECTION 7.15.         Financial Condition..............................................................73
   SECTION 7.16.         Compliance with Environmental Laws...............................................74

ARTICLE - 8 AFFIRMATIVE COVENANTS.........................................................................74
   SECTION 8.01.         Financial Statements and Other Information.......................................74
   SECTION 8.02.         Legal Existence, etc.............................................................76
   SECTION 8.03.         Compliance with Laws, etc........................................................76
   SECTION 8.04.         Payment of Taxes and Claims, etc.................................................77
   SECTION 8.05.         Keeping of Books; Visitation, Inspection, etc....................................77
   SECTION 8.06.         Insurance........................................................................77
   SECTION 8.07.         Properties in Good Condition.....................................................78
   SECTION 8.08.         Pay Obligations to Agent and Lenders and Perform Other Covenants.................78
   SECTION 8.09.         Notice of Default................................................................79
   SECTION 8.10.         Further Assurances...............................................................79
   SECTION 8.11.         ERISA............................................................................79
   SECTION 8.12.         Use of Proceeds..................................................................80
   SECTION 8.13.         Environmental Laws...............................................................80

ARTICLE - 9 NEGATIVE COVENANTS............................................................................80
   SECTION 9.01.         Excess Availability..............................................................80
   SECTION 9.02.         Indebtedness.....................................................................80
   SECTION 9.03.         Liens............................................................................81
   SECTION 9.04.         Mergers, Sales, Dissolution, etc.................................................82
   SECTION 9.05.         Dividends, Repayment of Indebtedness etc.........................................83
   SECTION 9.06.         Investments, Loans, etc..........................................................84

   SECTION 9.07.         Lease-Backs......................................................................85
   SECTION 9.08.         Compromise of Receivables........................................................85
   SECTION 9.09.         Transactions with Affiliates.....................................................85
   SECTION 9.10.         Compliance with ERISA............................................................86
   SECTION 9.11.         Fiscal Year......................................................................86
   SECTION 9.12.         Subsidiaries.....................................................................86
   SECTION 9.13.         Management Fees, etc.............................................................86
   SECTION 9.14.         Sales of Receivables.............................................................86

ARTICLE - 10 EVENTS OF DEFAULT............................................................................86
   SECTION 10.01.          Events of Default..............................................................86
   SECTION 10.02.          Suits for Enforcement..........................................................90
   SECTION 10.03.          Rights and Remedies Cumulative.................................................90
   SECTION 10.04.          Rights and Remedies Not Waived.................................................90

ARTICLE - 11 AGENT........................................................................................90
   SECTION 11.01.          Appointment and Administration by Agent........................................90
   SECTION 11.02.          Sharing of Excess Payments.....................................................91
   SECTION 11.03.          Agreement of Required Lenders..................................................91
   SECTION 11.04.          Liability of Agent.............................................................92
   SECTION 11.05.          Credit Decisions...............................................................93
   SECTION 11.06.          Reimbursement and Indemnification..............................................93
   SECTION 11.07.          Rights of Agent................................................................94
   SECTION 11.08.          Notice of Transfer.............................................................94
   SECTION 11.09.          Successor Agent................................................................94

ARTICLE - 12 MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL........................95
   SECTION 12.01.          Collection of Receivables; Management of Collateral............................95
   SECTION 12.02.          Receivables Documentation......................................................96
   SECTION 12.03.          Status of Receivables and Other Collateral.....................................97
   SECTION 12.04.          Monthly Statement of Account...................................................98
   SECTION 12.05.          Collateral Custodian...........................................................98

ARTICLE - 13 MISCELLANEOUS................................................................................98
   SECTION 13.01.          Notices........................................................................98
   SECTION 13.02.          Survival of Agreement..........................................................99
   SECTION 13.03.          Successors and Assigns; Participations.........................................99
   SECTION 13.04.          Expenses; Indemnity; Damage Waiver............................................103
   SECTION 13.05.          Applicable Law................................................................104
   SECTION 13.06.          Right of Setoff...............................................................105
   SECTION 13.07.          Payments on Business Days.....................................................105
   SECTION 13.08.          Waivers; Amendments...........................................................105
   SECTION 13.09.          Severability..................................................................108
   SECTION 13.10.          Entire Agreement; Waiver of Jury Trial; Judgment, etc.........................108

   SECTION 13.11.          Confidentiality...............................................................109
   SECTION 13.12.          Jurisdiction; Consent to Service of Process...................................110
   SECTION 13.13.          Counterparts; Facsimile Signature.............................................110
   SECTION 13.14.          Headings......................................................................110
   SECTION 13.15.          References in Loan Documents and Benefit of Collateral and Guaranties.........110
   SECTION 13.16.          Syndication Agent.  Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this
                           Agreement and the other Loan Documents........................................111

                                    EXHIBITS

         Exhibit A         Form Revolving Credit Note

         Exhibit B         Form of Assignment and Acceptance

         Exhibit C         Form of Borrowers Pledge Agreement

         Exhibit D         Form of Borrowers Security Agreement

         Exhibit E         Form of Security Agreement - Patents And Trademarks

         Exhibit F         Form of Parent Security Agreement

         Exhibit G         Form of Parent Pledge Agreement

         Exhibit H         Form of Parent Guaranty

         Exhibit I         Form of Swingline Note

         Exhibit J         Form of DDA Notification

         Exhibit K         Form of Credit Card Notification

         Exhibit L         Form of Blocked Account Agreement

         Exhibit M         Form of Borrowing Base Certificate

         Exhibit N         Form of Borrowers Guaranty

         Exhibit O         Form of Compliance Certificate

         Exhibit P         Form of AVA Pledge Agreement

         Exhibit Q         Form of Membership Interests Pledge Agreement

         Exhibit R         Form of Subsidiary Security Agreement

         Exhibit S         Form of Subsidiary Guaranty

                                    SCHEDULES


         Schedule 2.01            Revolving Credit Commitments

         Schedule 3.05(a)         DDAs

         Schedule 3.05(b)         Credit Card Notifications

         Schedule 3.05(c)         Blocked Accounts

         Schedule 7.05            Litigation

         Schedule 7.06            Collateral Locations

         Schedule 7.12            ERISA Matters

         Schedule 7.13            Subsidiaries

         Schedule 8.13            Environmental Matters

         Schedule 9.02            Existing Indebtedness

         Schedule 9.03            Existing Liens

         Schedule 9.06            Investments

         AMENDED AND RESTATED LOAN AGREEMENT dated as of September 14, 2004, among REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), as lead borrower (in such capacity, "Lead Borrower"), for KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REXSTORES.COM, INC., an Ohio corporation ("Rex Internet"), and STEREO TOWN, INC., a Georgia corporation ("Stereo Town" and together with Rex Radio, Kelly, Rex Alabama, Rex Kansas and Rex Internet, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named in Schedule 2.01 hereto (collectively, the "Lenders"), FLEET RETAIL GROUP, INC., as agent for the Lenders (in such capacity, the "Agent") and KEYBANK NATIONAL ASSOCIATION, as Syndication Agent (in such capacity, "Syndication Agent").

         WHEREAS, the Borrowers and NatWest USA Credit Corp. ("NatWest") as agent for a syndicate of lenders (the "Original Lenders") entered into that certain Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended to date, the "Original Loan Agreement");

         WHEREAS, NatWest assigned its interests as an Original Lender and as the agent for the Original Lenders to its Affiliate, Fleet Retail Group, Inc.; and

         WHEREAS, the parties to the Original Loan Agreement wish to amend and restate the Original Loan Agreement as set forth below to, among other things, reduce the total maximum amount of the facility to $115,000,000 and extend the Expiration Date of the facility to September 14, 2009.

         NOW, THEREFORE, the parties hereto agree that the Original Loan Agreement shall hereby be amended and restated in its entirety as follows:

                             ARTICLE - 1 DEFINITIONS

              Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "ACH" shall mean automated clearing house transfers.

         "Acquisition Standards" shall mean the following:

              (a) In the event that a proposed acquisition is to be on a "hostile" rather than a "friendly" basis, the Lead Borrower shall so state in the notice of proposed acquisition it sends to the Agent in accordance with the definition of Permitted Acquisition, and the Agent or any Lender may disapprove such proposed hostile acquisition if the Agent or any Lender, or any

Person related to the Agent or any Lender, or any participant of the Agent or any Lender in connection with the Obligations, shall object to the proposed acquisition because the target business is, or is affiliated with, a customer of the Agent or such Lender, a Person related to the Agent or such Lender, or any participant of the Lender; and

              (b) The nature of the target business shall not be illicit or illegal, shall not subject the Agent or any Lender to embarrassment or adverse publicity and shall not subject the Agent or any Lender to any litigation, claim or other proceeding.

         "Additional Commitment Lender" has the meaning provided therefor in
Section 3.02(a).

         "Adjusted LIBO Rate" shall mean, with respect to any LIBO Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds 5% or more of any class of Voting Securities of such Person or 10% or more of the equity interest in such Person,
(b) any Person of which such Person beneficially owns or holds 10% or more of any class of Voting Securities or in which such Person beneficially owns or holds 10% or more of the equity interest and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Alabama Agreement" shall mean that certain Agreement, dated as of January 1, 1999, between Rex Radio, as lender, and Rex Alabama, as borrower, as amended through the Amendment Closing Date.

         "Amendment Closing Date" shall mean September 14, 2004.

         "Applicable Law" shall mean as to any Person: (a) All statutes, rules, regulations, orders, or other requirements having the force of law; and (b) All court orders and injunctions, and/or similar rulings, in each case of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "Appraisal Percentage" shall mean 85%.

         "Appraised Value" shall mean the net appraised liquidation value of the Borrowers' Inventory (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an independent appraiser engaged by the Agent.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit B annexed hereto.

         "AVA" shall mean AVA Acquisition Corp., a Delaware corporation.

         "AVA Pledge Agreement" shall mean the Pledge Agreement, dated as of the Amendment Closing Date, between AVA and the Agent, substantially in the form of Exhibit P annexed hereto, as amended, modified or supplemented from time to time.

         "Availability" shall mean the lesser of (a) or (b), where:

              (a) is the result of:

                  (i) The Total Commitment, minus


                  (ii) The aggregate unpaid balance of the Loan Account, minus


                  (iii) The aggregate undrawn Stated Amount of all then outstanding Letters of Credit; and

              (b) is the result of


                  (i) The Borrowing Base, minus

                  (ii) The aggregate unpaid balance of the Loan Account, minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding Letters of Credit.

         "Availability Reserves" shall mean such reserves as the Agent from time to time determines in its reasonable discretion as being appropriate to reflect the impediments to the Credit Parties' ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (a) rent; (b) Gift Certificates and Merchandise Credit Liability; (c) customs, duties, and other costs to release Inventory which is being imported into the United States; (d) outstanding customer deposits; and (e) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Agent in the Collateral.

         "Blocked Account Agreement" has the meaning provided in Section 3.05(d)(iii).

         "Blocked Account Banks" shall mean the banks listed on Schedule 3.05(c) attached hereto.

         "Blocked Accounts" shall mean the bank accounts listed on Schedule 3.05(c) attached hereto (which shall include, as of the Amendment Closing Date, the Concentration Account maintained by the Borrowers with National City Bank, Dayton).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" and "Borrowers" shall have the meanings assigned to such terms in the preamble to this Agreement.

         "Borrowers Guaranty" shall mean the Amended and Restated Borrowers Guaranty, dated as of the Amendment Closing Date, by the Borrowers in favor of the Agent, substantially in the form of Exhibit N hereto, as amended, modified or supplemented from time to time.

         "Borrowers Pledge Agreement" shall mean the Amended and Restated Borrowers Pledge Agreement, dated as of the Amendment Closing Date, between Rex Radio and Kelly, as pledgors, and the Agent, in substantially the form of Exhibit C annexed hereto, as amended, modified or supplemented from time to time.

         "Borrowers Security Agreement" shall mean the Amended and Restated Borrowers General Security Agreement, dated as of the Amendment Closing Date, between the Borrowers and the Agent, substantially in the form of Exhibit D annexed hereto to, as amended, modified or supplemented from time to time.

         "Borrowing" shall mean (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

         "Borrowing Base" shall mean at any time of calculation, an amount equal to:

               (a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate, plus

              (b) the greater of (i) Appraised Value of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage or (ii) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate, plus

               (c) the FMV of Eligible Real Estate multiplied by the Real Estate Advance Rate, minus

              (d) the then amount of all Availability Reserves.

         "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 8.01(f)

         "Breakage Costs" has the meaning provided in Section 3.03(b)

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBO Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. Except as otherwise provided herein, if any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment.

         "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP consistently applied, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

         "Cash Collateral Account" shall mean an account established by the Borrowers with the Agent, for its own benefit and the ratable benefit of the other Credit Parties, under the sole and exclusive dominion and control of the Agent, in the name of the Agent or as the Agent shall otherwise direct, in which deposits are required to be made by the Loan Parties in accordance with the terms of this Agreement including, without limitation, Section 3.05.

         "Cash Dominion Event" shall mean (a) the occurrence and continuance of any Event of Default under Section 8.01 (provided, however, that the Agent shall give the Lead Borrower not less than five (5) days notice of any such Event of Default prior to it being deemed a Cash Dominion Event) or any provision of
Article 9 or (b) the failure of the Borrowers to maintain Excess Availability of at least ten percent (10%) of the then Borrowing Base at any time. The occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as the applicable Event of Default has not been cured or waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers' failure to maintain Excess Availability as required hereunder, unless and until Excess Availability exceeds twenty percent (20%) of the then Borrowing Base for a period of 90 consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing; provided, however, that a Cash Dominion Event shall be deemed continuing (even if Excess Availability exceeds twenty percent (20%) of the then Borrowing Base for 90 consecutive days) if a Cash Dominion Event has occurred and been discontinued on one occasion after the Closing Date.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 'SS'9601 et seq.

         "Change in Control" shall mean, at any time:

              (a) During any period of twelve (12) months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by shareholders of the Parent, as the case may be, was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

              (b) Any person or group or persons (within the meaning of the Securities and Exchange Act of 1934, as amended), other than Stuart Rose, hereafter becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of twenty percent (20%) or more (on a fully diluted basis) of the total then outstanding Voting Stock of the Parent, whether as a result of the issuance of securities of the Parent, a merger, consolidation, liquidation or dissolution of the Parent, a direct or indirect transfers of securities or otherwise; or

              (c) The Parent fails at any time to own, directly or indirectly, 100% of the capital stock or other equity interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Agent for its own benefit and the ratable benefit of the other Credit Parties or if permitted under Section 9.03).

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the Amendment Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Amendment Closing Date or (c) compliance by any Credit Party (or, for purposes of Section 2.14, by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment Closing Date.

         "Charter Document" shall mean as to any Person, its partnership agreement, certificate of incorporation, operating agreement, membership agreement or similar constitutive document or agreement, its by-laws and all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its capital stock, its partnership interests, membership interests or other equity interests and all other arrangements relating to the Control or management of such Person.

         "CitiFinancial" shall mean CitiFinancial Retail Services Division of Travelers Bank & Trust fsb, or its affiliated entities.

         "CitiFinancial Agreement" shall mean the CitiFinancial Retail Services Dealer Agreement effective as of January 6, 2001, among CitiFinancial and the Borrowers.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Code Section 4975" shall mean, at any date, Section 4975 of the Code.

         "Collateral" shall mean all collateral and security as described in the Security Documents.

         "Commercial Letter of Credit" shall mean any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business.

         "Concentration Account" has the meaning provided in Section 3.05(e).

         "Consolidated" shall mean, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) consistently applied for such Person and all consolidated Subsidiaries thereof.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Cost" shall mean the calculated cost of purchases, based upon the Borrowers' accounting practices, known to the Agent, which practices are in effect on the Amendment Closing Date. "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold.

         "Credit Card Advance Rate" shall mean 85%.

         "Credit Card Notifications" has the meaning provided in Section
3.05(d).

         "Credit Extensions" shall mean Revolving Credit Loans and Letters of Credit.

         "Credit Party" shall mean the Agent, any Lender and any Issuer, in each case together with its successors and assigns.

         "Credit Party Expenses" shall mean, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, outside consultants for the Agent, appraisers, for commercial finance examinations and environmental site assessments, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agent, the Issuer or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agent or the Issuer and up to one outside counsel for all Lenders other than the Agent, for appraisers, commercial finance examinations, environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Credit Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Loans or Letters of Credit; provided that the Lenders who are not the Agent or the Issuer shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel). Credit Party Expenses are Obligations and bear interest at the then effective Prime Rate.

         "Customer" shall mean and include the account debtor or obligor with respect to any of the Receivables, and/or the prospective purchaser with respect to any contract right, and/or any Person who enters into or proposes to enter into any such contract or other similar arrangement with any Borrower.

         "Customs Broker Agreement" shall mean an agreement reasonably acceptable to the Agent between a Borrower and a customs broker or other carrier, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.

         "DDAs" shall mean the checking or other demand deposit account maintained by the Borrowers and listed on Schedule 3.05(a).

         "DDA Notification" has the meaning provided therefor in Section 3.05(d)(i).

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Delinquent Lender" has the meaning therefor provided in Section 13.08(e).

         "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Credit Card Receivables" shall mean Accounts due to a Borrower on a non-recourse basis from (i) Visa, Mastercard, American Express Company, Discover, and other major credit card processors, (ii) CitiFinancial pursuant to the CitiFinancial Agreement or (ii)

NYCE, MAC and other major debit card processors, in each case acceptable to the Agent in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance and are deemed by the Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

              (a) Accounts that have been outstanding for more than five (5) days from the date of sale;

              (b) Accounts with respect to which a Borrower does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Agent for its own benefit and the ratable benefit of the other Credit Parties);

              (c) Accounts that are not subject to a first priority security interest in favor of the Agent for its own benefit and the ratable benefit of the other Credit Parties (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

              (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such dispute, claim, counterclaim, offset or chargeback);

              (e) Accounts which are acquired in a Permitted Acquisition unless and until the Agent has completed an appraisal of such Accounts, establishes an advance rate and reserves (if applicable) therefor, and otherwise agrees that such Accounts shall be deemed Eligible Credit Card Receivables; or

              (f) Accounts which the Agent determines in its reasonable discretion to be uncertain of collection.

         "Eligible In-Transit Inventory" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory,
Inventory:

              (a) Which has been shipped from a foreign location for receipt by a Borrower within sixty (60) days of the date of determination, but which has not yet delivered to such Borrower;

              (b) For which payment has been made by a Borrower and title has passed to such Borrower;

              (c) For which the document of title reflects a Borrower as consignee or, if requested by the Agent, names the Agent as consignee, and in each case as to which the Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Agent, by the delivery of a Customs Broker Agency Agreement);

              (d) Which is insured to the reasonable satisfaction of the Agent; and

              (e) Which otherwise would constitute Eligible Inventory.

         "Eligible Inventory" shall mean, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, (ii) Eligible Letter of Credit Inventory and (iii) items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that complies with each of the representations and warranties respecting Eligible Inventory made by the Loan Parties in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below (as such criteria may be fixed and revised by the Agent from time to time in accordance with its reasonable discretion). An item of Inventory shall not be included in Eligible Inventory if:

              (a) A Borrower does not have good and valid title thereto, or if it is leased by or is on consignment to a Borrower;

              (b) It is not located at one of the locations in the United States set forth on Schedule 7.06 or does not comply with all the provisions regarding Eligible In-Transit Inventory and/or Eligible Letter of Credit Inventory;

              (c) It is comprised of goods which (i) are damaged, defective, "seconds," or otherwise unmerchantable, (ii) do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, (iii) are to be returned to the vendor, (iv) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Loan Party's business or (v) are bill and hold goods;

              (d) It is not subject to a perfected first-priority security interest in favor of the Agent for its own benefit and the ratable benefit of the other Credit Parties or is Inventory acquired on consignment;

              (e) It consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

              (f) It is not insured in compliance with the provisions of Section 8.06;

              (g) It has been sold but not yet delivered or as to which a Borrower has accepted a deposit; or

              (h) It is acquired in a Permitted Acquisition, unless and until the Agent has completed an appraisal of such Inventory, establishes an Inventory Advance Rate and Inventory

Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory.

         "Eligible Letter of Credit Inventory" shall mean, as of the date of determination thereof (without duplication of other Eligible Inventory),
Inventory:

              (a) Not yet delivered to a Borrower;

              (b) The purchase of which is supported by a Commercial Letter of Credit having an expiry within sixty (60) days of such date of determination;

              (c) For which the document of title reflects a Borrower as consignee or, if requested by the Agent, names the Agent as consignee, and in each case as to which the Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Agent, by the delivery of a Customs Broker Agency Agreement); and

              (d) Which otherwise would constitute Eligible Inventory.

         "Eligible Real Estate" shall mean Real Estate which satisfies all of the following conditions:

              (a) Either (i) a Borrower owns fee title or (ii) a Borrower is ground lessee under a ground lease the terms and conditions of which are satisfactory to the Agent;

              (b) The Real Estate is used by a Borrower for offices or as a retail store or distribution center;

              (c) As to any particular property, as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such property; and

              (d) Borrowers have complied with all of the provisions of Section
4.03 with respect to the Real Estate.

         "Environmental Laws" shall mean all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" shall mean any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous

Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any material liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" shall have the meaning assigned to such term in Article - 10.

         "Excess Availability" shall mean, as of any date of determination thereof, the result, if a positive number, of

         (a) the lesser of (i) the Borrowing Base and (ii) the Total Commitment, minus

         (b) the aggregate of the outstanding Credit Extensions.

         "Expiration Date" shall mean September __, 2009.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by it.

         "Financial Officer" shall mean, with respect to any Person, the chief financial officer of such Person.

         "Financial Statements" shall have the meaning set forth in Section
7.15.

         "Fleet" shall mean Fleet National Bank, a national banking association, or any successor thereto.

         "FMV" shall mean, as to any Eligible Real Estate, the fair market value of such Eligible Real Estate determined in accordance with an independent appraisal acceptable to the Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6) months.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FRG" shall mean Fleet Retail Group, Inc., a Delaware corporation.

         "GAAP" shall have the meaning set forth in Section 1.02.

         "Gift Certificate and Merchandise Credit Liability" shall mean, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" or "Guaranty" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such Person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case, in the ordinary course of business.

         "Guarantor" shall mean the Parent and each other Person at any time and from time to time issuing a Guarantee of the Obligations.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

         "Indebtedness" of any Person shall mean without duplication:

              (a) obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

              (b) all rental obligations under leases required to be capitalized under GAAP;

              (c) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

              (d) Indebtedness of others secured by any lien upon property owned by such Person, whether or not assumed.

         "Indemnified Taxes" shall mean Taxes other than, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document, the following:

              (a) Franchise taxes and taxes imposed on or measured by the net income or overall gross receipts of any Credit Party or similar taxes imposed on any Credit Party by the jurisdiction under the laws of which such Credit Party is organized, conducts business, has a lending office or has a present or former connection or any political subdivision thereof, and any liabilities, penalties and interest with respect to the foregoing;

              (b) Any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including any statute, treaty or regulation) in effect on the Amendment Closing Date (or, in the case of (i) an assignee, the date of the Assignment and Acceptance, (ii) a successor Agent, the date of the appointment of such Agent, and (iii) a successor Issuer, the date such Issuer becomes the Issuer) applicable to such Credit Party, and any liabilities, penalties and interest with respect to the foregoing, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Amendment Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of the Agent or the date such Issuer becomes the Issuer), other than withholding with respect to taxes imposed or based on or measured by its net income or with respect to franchise or capital taxes; or

              (c) Any non-United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents imposed by the jurisdictions under the laws of which such Credit Party is organized, conducts business, has a lending office or has a present or former connection, or any political subdivision thereof, in effect on the Amendment Closing Date (or, in the case of (i) an assignee, the date of the Assignment and Acceptance, (ii) a successor Agent, the date of the appointment of such Agent, and (iii) a successor Issuer, the date such Issuer becomes the Issuer) applicable to such Credit Party, and any liabilities, penalties and interest with respect to the foregoing, but not excluding any withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such laws occurring after the Amendment Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Agent or the date such Issuer becomes the Issuer), other than withholding with respect to taxes imposed or based on or measured by its net income or with respect to franchise or capital taxes.

         "Indemnitees" shall have the meaning assigned to such term in Section 13.04(b).

         "Information" shall have the meaning assigned to such term in Section 13.11.

         "Interest Payment Date" shall mean (a) with respect to any Prime Rate Loan (including a Swingline Loan), the last day of each calendar month and (b) with respect to any LIBO Loan, the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than ninety (90) days, the last day of the third month of such Interest Period.

         "Interest Period" shall mean, with respect to any LIBO Loan, the period commencing on the date of the Borrowing thereof and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Lead

Borrower may elect by notice to the Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next Business Day unless such next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period that would otherwise end after the Expiration Date shall end on the Expiration Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Loan would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

         "Inventory" has the meaning assigned to such term in the Security Agreement.

         "Inventory Advance Rate" means 50%.

         "Inventory Reserves" shall mean such reserves as may be established from time to time by the Agent in the Agent's reasonable discretion, based on past practice and performance by the Loan Parties, with respect to the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on:

              (a) Obsolescence;

              (b) Shrink;

              (c) Change in Inventory character;

              (d) Change in Inventory composition; and

              (e) Change in Inventory mix.

         "Issuer" shall mean Fleet, in its capacity as the issuer of Letters of Credit hereunder, and any successor to Fleet in such capacity (which may only be a Lender selected by the Agent in its discretion). The Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuer, in which case the term "Issuer" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Kelly" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Landlord Lien State" shall mean Washington, Virginia, Pennsylvania and such other state(s) in which a landlord's claim for rent has priority over the lien of the Agent in any of the Collateral.

         "Lead Borrower" shall have the meaning set forth in the preamble hereof.

         "Lenders" shall have the meaning set forth in the preamble hereof.

         "Letter of Credit" shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Agent, and (iii) in form reasonably satisfactory to the Issuer.

         "Letter of Credit Disbursement" shall mean a payment made by the Issuer pursuant to a Letter of Credit.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 3.06(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuer has not then been reimbursed.

         "Letter of Credit Sublimit" shall mean $50,000,000.00 as such amount may be adjusted in accordance with the terms of this Agreement.

         "LIBO Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article - 2.

         "LIBO Rate" shall mean, with respect to any LIBO Loan for any Interest Period, the rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) per annum at which deposits in dollars are offered by banks in the London interbank market, appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days before the first day of the Interest Period for the subject LIBO Loan, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period; provided, however, if the rate described above does not appear on the Reuters System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest 1/16 of 1%), determined on the basis of the offered rates for deposits in dollars for a period of time comparable to such Interest Period which are offered to the Agent by major banks in the London interbank market as selected by Agent at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that a LIBO Rate pursuant to a LIBO Loan cannot be obtained.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, financing statement, charge or deposit arrangement or other arrangement or condition having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Loan" shall mean any Revolving Credit Loan.

         "Loan Account" has the meaning assigned to such term in Section
3.07(a).

         "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument, or agreement now or hereafter delivered by or on behalf of any Loan Party to the Agent or any Lender in connection herewith or therewith.

         "Loan Party" or "Loan Parties" shall mean the Parent and its Subsidiaries.

         "Margin Stock" shall have the meaning provided in Regulations G and U of the Board.

         "Material Adverse Effect" means any event, fact, circumstance, change in, or effect on, the operations, business, properties or condition (financial or otherwise) of any Loan Party or on the Loan Parties taken as a whole, which individually, in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, such Loan Party or the Loan Parties, taken as a whole, has had or would reasonably be expected to have a materially adversely affect on (i) the ability of any Loan Party or the Loan Parties, taken as a whole, to (A) operate or conduct business in all material respects in the manner in which such business is operated or conducted on the Amendment Closing Date, or (B) perform or pay any Obligations, (ii) the assets, properties, business, operations, or condition (financial or otherwise) of any Loan Party or the Loan Parties taken as a whole, (iii) the validity or enforceability of this Loan Agreement or any of the other Loan Documents or any of the material rights or remedies of the Credit Parties hereunder or thereunder or (iv) the value, enforceability, or collectibility of all or any material portion of the Collateral. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Membership Interests Pledge Agreement" shall mean the Amended and Restated Pledge Agreement (Membership Interests), dated as of the Amendment Closing Date, by Kelly and AVA in favor of the Agent, substantially in the form of Exhibit Q annexed hereto, as amended, modified or supplemented from time to time.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the preceding five plan years made or accrued an obligation to make contributions.

         "Notes" shall mean the Revolving Credit Notes and the Swingline Note.

         "Obligations" shall mean all obligations, liabilities and Indebtedness of any Loan Party to the Credit Parties, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and indebtedness of any Loan Party with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of any Loan Party to the Credit Parties hereunder, under the Letters of Credit or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses, commitment fees, origination fees and indemnity obligations hereunder and thereunder and any transaction with FRF as Agent, or Fleet, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, interest rate protection or other hedging Agreement, equipment leasing or other banking or financial services provided by any such Person, as each may be amended from time to time.

         "Original Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Original Loan Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Original Notes" shall mean the Amended and Restated Revolving Note, dated July 31, 1995, made by the Borrowers to the order of the Original Lender.

         "Other Taxes" shall mean any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Overadvance" shall mean a loan, advance, or providing of credit support (such as the issuance of an Letter of Credit) to the extent that, immediately after its having been made, Availability is less than zero.

         "Parent" shall mean REX Stores Corporation, a Delaware corporation.

         "Parent Guaranty" shall mean the Amended and Restated Parent Guaranty, dated as of the Amendment Closing Date, substantially in the form of Exhibit H hereto, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

         "Parent Pledge Agreement" shall mean the Amended and Restated Parent Pledge Agreement, dated as of the Amendment Closing Date, substantially in the form of Exhibit G hereto, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

         "Parent Security Agreement" shall mean the Amended and Restated Parent General Security Agreement dated as of the Amendment Closing Date, substantially in the form of Exhibit F hereto, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

         "Participant" shall have the meaning assigned to such term in Section 13.03(e).

         "Participant Register" shall have the meaning assigned to such term in
Section 13.03(e).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PCBs" shall mean polychlorinated biphenyls.

         "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

         "Permitted Acquisition" shall mean the acquisition by a Loan Party of personal property or real property, in one or in a series of related transactions, in each case which complies with all of the following terms and conditions:

              (a) If such acquisition is for less than $25,000,000,

                  (i) the Lead Borrower shall have notified the Agent not less than ten (10) days prior to the proposed closing date for such proposed acquisition, and the Agent shall have confirmed within five (5) Business Days after Agent's receipt of such notice, that the proposed acquisition complies with the Acquisition Standards, and the Agent's decision thereon shall be final and binding; and

                  (ii) no Default or Event of Default then exists or would arise as a result of the contemplated acquisition; and

              (b) If such acquisition shall equal or exceed $25,000,000:

                  (i) the Agent shall have determined that Excess Availability for the twelve (12) months preceding such acquisition was at all times equal to or greater than $25,000,000;

                  (ii) the Pro Forma Conditions shall be satisfied;

                  (iii) the Lead Borrower shall have notified the Agent not less than ten (10) days prior to the proposed closing date for any such proposed acquisition, and the Agent shall have confirmed within five (5) Business Days after Agent's receipt of such notice, that the proposed acquisition complies with the Acquisition Standards, and the Agent's decision thereon shall be final and binding;

                  (iv) the Loan Parties shall take or cause to be taken such actions as the Agent shall reasonably request in order that the Agent be granted a first priority security interest in all assets acquired (subject to encumbrances in favor of third party mortgagees on Real Property (other than Eligible Real Property) as permitted under Section 9.03(l) and other Liens permitted under Section 9.03), including, without limitation, the pledge of any stock, membership interests or other equity purchased or of any Subsidiary formed; and

                  (v) any new Subsidiary shall issue a Guaranty of the Obligations or shall become a "Borrower" hereunder, as the Agent shall determine.

         "Permitted Dividend Payments" shall mean dividend payments by Parent to holders of its common stock; provided, however, that (a) the Lead Borrower shall have notified the Agent not more than ten (10) days after action by the Parent board of directors approving such proposed payment and (b) the Agent shall have determined that at the time of making such payment and after giving effect thereto, (i) Excess Availability for the twelve (12) months preceding such payment was at all times equal to or greater than $25,000,000, and (ii) the Pro Forma Conditions are satisfied.

         "Permitted Overadvance" shall mean an Overadvance made by the Agent, in its discretion, which:

              (a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties' rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; and

              (b) Together with all other Permitted Overadvances then outstanding, shall not exceed ten percent (10%) of the Borrowing Base.

         "Permitted Stock Repurchases" shall mean a purchase by the Parent of capital stock of the Parent; provided, however, that with respect to any self-tender, Dutch auction or similar stock repurchase out of the ordinary course of Parent' business, (a) the Lead Borrower shall notify the Agent not more than ten (10) days after the approval of such proposed repurchase by the Parent's board of directors and (b) the Agent shall have determined that at the time of making such repurchase and after giving effect thereto, (i) Excess Availability for the twelve (12) months preceding such repurchase was at all times equal to or greater than $25,000,000, and (ii) the Pro Forma Conditions are satisfied.

         "Person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of any Borrower, any Subsidiary or any ERISA Affiliate.

         "Prepayment Event" shall mean:

              (a) Any sale, transfer or other disposition of any property or asset of a Loan Party, other than:

                  (i) sales of Inventory in the ordinary course of business;

                  (ii) intercompany transfers of Inventory and other assets in the ordinary course of business;

                  (iii) sales or other dispositions of synthetic fuel equity interests permitted under Section 9.04(b)(vi);

                  (iv) sales or other dispositions of Real Estate (except that the receipt of the proceeds of the sale of any Eligible Real Estate shall be deemed a "Prepayment Event" in an amount equal to the amount which is then attributed to the applicable Eligible Real Estate in the Borrowing Base);

                  (v) sales or other dispositions of obsolete equipment, unmerchantable goods or fixtures; and

                  (vi) sales or other dispositions of stores (subject to clause
                  (iv) above and to Section 9.04(b)(v)).

              (b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless the Net Proceeds therefrom are less than $10,000,000.00 and are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, within twelve (12) months of the occurrence of the damage to or loss of the assets being repaired or replaced;

              (c) The issuance by a Loan Party of any equity securities, other than any such issuance of equity securities (i) to a Loan Party, (ii) as consideration for a Permitted

Acquisition by the Parent or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan); or

              (d) The incurrence by a Loan Party of any Indebtedness other than Indebtedness permitted under Section 9.02, except that the receipt of the proceeds of any Indebtedness referred to in the proviso to Section 9.02(f), shall be deemed a "Prepayment Event" in an amount equal to the amount which is then attributed to the applicable Eligible Real Estate in the Borrowing Base.

         "Prime Rate" shall mean, for any day, the higher of: (a) the variable annual rate of interest then most recently announced by Fleet at its head office in Boston, Massachusetts as its "Prime Rate"; and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Fleet's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Prime Rate or the Federal Funds Effective Rate, respectively.

         "Prime Rate Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

         "Pro Forma Conditions" shall mean, at the time of determination, that

         (a) no Default or Event of Default then exists or would arise as a result of the contemplated event; and

         (b) the Agent has reasonably determined that Excess Availability, as projected on a pro-forma basis for the twelve (12) months following such contemplated event, will be at all times equal to or greater than $25,000,000.

         "Pro Rata" shall mean the percentage obtained by dividing (i) a Lender's Revolving Credit Commitment by (ii) the Total Commitment; provided, however, that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Credit Loans and the denominator shall be the aggregate unpaid principal amount of all Revolving Credit Loans.

         "Real Estate" shall mean all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Real Estate Advance Rate" shall mean fifty percent (50%).

         "Receivables" shall mean and include all accounts, contract rights, instruments, documents, chattel paper, certificated and uncertificated securities and general intangibles, whether secured or unsecured, now existing or hereafter created, owned by the Borrowers and whether or not specifically sold or assigned to the Agent or any Lender.

         "Register" shall have the meaning assigned to such term in Section 13.03(c).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" has the meaning provided in Section 101(22) of CERCLA.

         "Reportable Event" shall mean a "Reportable Event" as defined in
Section 4043(b) of ERISA.

         "Required Lenders" shall mean Lenders having 51% of the Total
Commitment.

         "Responsible Officer" shall mean, with respect to any Person, the President, any Vice President, the Financial Officer or Secretary of such Person.

         "Revolving Credit Commitment" shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement.

         "Revolving Credit Commitment Percentage" shall mean, with respect to each Lender, that percentage of the Total Commitment in the amount set forth opposite its name on Schedule 2.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement.

         "Revolving Credit Loan" shall mean a Revolving Credit Loan made pursuant to Section 2.01 hereof.

         "Revolving Credit Notes" shall mean the Amended and Restated Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section
2.04 hereof, in substantially the form of Exhibit A annexed hereto, which are being issued on the Amendment Closing Date in substitution for and replacement of the Original Notes, as amended, modified or supplemented from time to time.

         "Rex Alabama" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Rex Internet" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Rex Investment" shall mean Rex Investment, LLC, an Ohio limited liability company.

         "Rex Kansas" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Rex Radio" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Security Agreement - Patents and Trademarks" shall mean the Amended and Restated Security Agreement and Mortgage - Patents and Trademarks, by the Borrowers in favor of the Agent, dated as of the Amendment Closing Date, substantially in the form of Exhibit E annexed hereto, as further amended, modified or supplemented from time to time.

         "Security Documents" shall mean the AVA Pledge Agreement, Borrowers Guaranty, Borrowers Pledge Agreement, Borrowers Security Agreement, Membership Interests Pledge Agreement, Parent Guaranty, Parent Pledge Agreement, Parent Security Agreement, Security Agreement - Patents and Trademarks, Subsidiary Guaranty, Subsidiary Security Agreement, and each other agreement now existing or hereafter created by any Person providing collateral security for the payment or performance of any Obligations.

         "Settlement Date" shall have the meaning provided in Section 3.09(b).

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability. The term "Solvency" has a meaning correlative thereto.

         "Stereo Town" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Standby Letter of Credit" shall mean any Letter of Credit other than a Commercial Letter of Credit.

         "Stated Amount" shall mean at any time the maximum amount for which a Letter of Credit may be honored.

         "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" shall mean, with respect to any Person, the parent of such Person and any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

         "Subsidiary Guaranty" shall mean the Amended and Restated Subsidiary Guaranty, dated as of the Amendment Closing Date, substantially in the form of Exhibit S hereto, by AVA and Rex Investment in favor of the Agent, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

         "Subsidiary Security Agreement" shall mean the Amended and Restated Subsidiary Security Agreement, dated as of the Amendment Closing Date, between AVA and Rex Investment and the Agent, substantially in the form of Exhibit R annexed hereto to, as amended, modified or supplemented from time to time.

         "Swingline Lender" shall mean FRG, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" shall mean a Loan made by the Swingline Lender to a Borrower pursuant to Section 2.07 hereof.

         "Swingline Loan Ceiling" shall mean $10,000,000.00, as such amount may be reduced or increased in accordance with the provisions of this Agreement.

         "Taxes" shall mean any taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding Indemnified Taxes.

         "Total Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments, as the same may be reduced or increased from time to time pursuant to Article 2 or Article 3 hereof.

         "Transactions" shall mean the transactions to be entered into on the Amendment Closing Date in connection with this Agreement and the other Loan Documents (including the making of Loans, the issuance of Letters of Credit and the granting of collateral security and guarantees in connection therewith).

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate.

         "Undrawn Availability" shall mean at any time (i) the lesser of (x) the Total Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of
(x) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans and (y) the Letter of Credit Outstandings.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

         Voting Securities shall mean, with respect to any Person, the outstanding equity of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such contingency.

              Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the Financial Statements.

              SECTION 1.03. Other Definitional Terms.

              (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

              (b) Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof.

                              ARTICLE - 2 THE LOANS

              SECTION 2.01. Commitment of the Lenders.

              (a) Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to or for the benefit of the Borrowers on a revolving basis, in the form of Credit Extensions in an amount not to exceed at any time the lesser of such Lender's (x) Revolving Credit Commitment and (y) Revolving Credit Commitment Percentage of the Borrowing Base, subject in each case to the following limitations:

                  (i) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lesser of the then amount of the (x) Total Commitment and (y) Borrowing Base;

                  (ii) In no event shall the aggregate outstanding amount of the Credit Extensions made with reference to Eligible Real Estate at any time exceed thirty percent (30%) of the Borrowing Base at such time;

                  (iii) The aggregate Letter of Credit Outstandings shall not at any time exceed the Letter of Credit Sublimit; and

                  (iv) Subject to all of the other provisions of this Agreement, Revolving Credit Loans that are repaid may be reborrowed prior to the Expiration Date. No new Revolving Credit Extension shall be made to the Borrowers after the Expiration Date.

              (b) Each borrowing of Revolving Credit Loans (other than Swingline Loans) shall be made by the Lenders Pro Rata. The failure of any Lender to make any Revolving Credit Loan shall neither relieve any other Lender of its obligation to fund its Revolving Credit Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

         SECTION 2.02. Reserves; Changes to Reserves.

         (a) The following are the Inventory Reserves and Availability Reserves as of the Amendment Closing Date:

            (i) Shrink (an Inventory Reserve);

            (ii) Return to vendor (an Inventory Reserve);

            (iii) FIFO Accounting (an Inventory Reserve): An amount calculated with respect to Borrowers' FIFO accounting of Inventory Costs;

            (iv) Rent (an Availability Reserve): An amount equal to three (3) months' rent for all of the Borrowers' leased locations in each Landlord Lien State, other than leased locations with respect to which the Agent has received a landlord's waiver of lien in form reasonably satisfactory to the Agent;

            (v) Layaways (an Availability Reserve): An amount equal to one hundred percent (100%) of the customer deposits made for layaway goods; and

            (vi) Customer Credit Liabilities (an Availability Reserve): An amount equal to one hundred percent (100%) of the Customer Credit Liabilities as reflected in the Borrowers' books and records.

         (b) The Agent shall have the right, in its reasonable discretion at any time and from time to time after the Amendment Closing Date to (i) establish, modify or eliminate Reserves, (ii) adjust any of the criteria set forth in the definitions of "Eligible Credit Card Receivables", "Eligible In-Transit Inventory", "Eligible Inventory", "Eligible Letter of Credit Inventory", "Eligible Real Estate" or establish new criteria and/or (iii) reduce advance rates.

         SECTION 2.03. Making of Loans.

         (a) Except as set forth in Section 2.08, Section 2.09 and Section 2.10, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower may request subject to and in accordance with this Section 2.03. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Revolving Credit Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.14. Subject to the other provisions of this
Section 2.03 and the provisions of Section 2.08, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than four (4) Borrowings of LIBO Loans may be outstanding at any time.

         (b) The Lead Borrower shall give the Agent three (3) Business Days' prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and notice of each Borrowing of Prime Rate Loans on the proposed day of each Borrowing. Any such notice, to be effective, must be received by the Agent not later than 1:00 p.m., Boston time, on the applicable date. Such notice shall be irrevocable, shall contain disbursement instructions and shall specify:
(i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; the amount of the proposed Borrowing (which shall be in an integral multiple of $100,000, but not less than $1,000,000 in the case of LIBO Loans and not less than $100,000.00 in the case of Prime Rate Loans); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 40 Broad Street, Boston, Massachusetts, Boston, Massachusetts, no later than 2:30 p.m., Boston time, in immediately available funds. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with this
Section 2.03 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 4:00 p.m., Boston time, on the same day.

         (c) The Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and the Borrowers' obligations under Section 3.04(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.03(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

         SECTION 2.04. Notes.

         (a) The Revolving Credit Loans made by each Lender shall be evidenced by an Amended and Restated Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Amendment Closing Date, in substantially the form attached hereto as Exhibit A, payable to the order of each such Lender in an aggregate principal amount equal to such Lender's Revolving Credit Commitment.

         (b) The Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Amendment Closing Date, in substantially the form attached hereto as Exhibit I, payable to the order of the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

         (c) Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         (d) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

         SECTION 2.05. Interest on Loans.

         (a) Subject to Section 2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, minus one-half of one percent (1/2%).

         (b) Subject to Section 2.08 through Section 2.11, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus one and three-quarters percent (1 3/4%).

         (c) Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.06. Overadvances

         (a) The Agent and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

         (b) The Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swingline Loan. A Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate the Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

         (c) The making by the Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.13(f) regarding the Lenders' obligations to purchase participations with respect to Letter of Credit Disbursements.

         (d) The Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Agent with respect to "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

         Swingline Loans(a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Swingline Loans at any time (subject to Section 2.06(b)) up to the amount of the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the

Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under
Section 3.09 below.

         (b) Swingline Loans may be made by Swingline Lender only (i) for Permitted Overadvances or (ii) for administrative convenience, at the Lead Borrower's request therefor which shall be deemed a representation that the applicable conditions for borrowing under Section 5.02 are satisfied. If the conditions for borrowing under Section 5.02 cannot in fact be satisfied, (x) the Lead Borrower shall give immediate notice thereof to the Agent and the Swingline Lender (a "Noncompliance Notice"), and the Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 13.08. The Swingline Lender may, but is not obligated to, make Swingline Loans again commencing one
(1) Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this Section 2.07(b)) if the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the lesser of (i) the Total Commitment and (ii) the then amount of the Borrowing Base.

         SECTION 2.08. Conversion and Continuation of Revolving Credit Loans.

         (a) The Lead Borrower shall have the right at any time, on three (3) Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., Boston time, on the third Business Day preceding the date of any conversion), to (x) convert any outstanding Borrowings of Revolving Credit Loans (but in no event Swingline Loans) of one Type (or a portion thereof) to a Borrowing of Revolving Credit Loans of the other Type or (y) continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, subject to the following:

            (i) No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

            (ii) If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made Pro Rata among the Lenders based upon their Revolving Credit Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

            (iii) The aggregate principal amount of Revolving Credit Loans being converted into or continued as LIBO Loans shall be in an integral of $500,000 and at least $1,000,000;

            (iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;

            (v) The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

            (vi) A Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto;

            (vii) Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

            (viii) No more than four (4) Borrowings of LIBO Loans may be outstanding at any time.

         (b) If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in Section 2.08(a) above, such Borrowing shall automatically be converted to a Borrowing of Prime Rate Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.


         Alternate Rate of Interest for Revolving Credit Loans. If prior to the commencement of any Interest Period for a LIBO Borrowing, the Agent (i) determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or (ii) is advised by the Required Lenders that, as a result of a Change in Law, the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period, then the Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any borrowing request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a



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


LIBO Borrowing shall be ineffective and (y) if any borrowing request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

         SECTION 2.10. Change in Legality.

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (ii) at any time any Lender determines that the making or continuance of any of its LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in Section 2.10(b). In the event any Lender shall exercise its rights under clause (x) or (y) of this
Section 2.10(a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

         (b) For purposes of this Section 2.10, a notice to the Lead Borrower by any Lender pursuant to Section 2.10(a) above shall be effective, if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

         SECTION 2.11. Taxes.

         (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided, however, that if a Loan Party shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.11) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Party shall make such deductions and (iii) the Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

         (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

         (c) The Borrowers shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Agent on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be presumed correct absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction in U.S. Federal withholding tax shall deliver to the Lead Borrower and the Agent two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a ten percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding Tax on payments by the Loan Parties under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for "portfolio interest" certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this
Section 2.11(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.11(e) that such Foreign Lender is not legally able to deliver.

         (f) Upon the request of the Lead Borrower, any Lender that is not a Foreign Lender shall deliver to the Lead Borrower two copies of United States Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Loan Parties may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction.

         (g) The Borrowers shall not be required to indemnify any Credit Party or to pay any additional amounts to any Credit Party in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Credit Party to comply with the provisions of paragraphs (e) or
(f) above. Should a Credit Party become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Credit Party's expense, take such steps as such Credit Party shall reasonably request to assist such Credit Party to recover such Taxes.

         (h) If any Loan Party shall be required pursuant to this Section 2.11 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Amendment Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party; and, provided further, that no Loan Party shall be required to pay such additional amounts with respect to such Taxes if they would not have been incurred but for the failure of such Credit Party to provide to the Lead Borrower or the Agent any form, certificate or document that it was required so to do pursuant to this Section 2.11 other than any form, certificate or document required as a result of a change in law.

         (i) Each of the Credit Parties agrees that upon the occurrence of any circumstances entitling such party to indemnification or additional amounts pursuant to Section 2.11(a) or Section 2.11(c), such party shall use reasonable efforts to take any action (including designating a New Lending Office and signing any prescribed forms or other documentation appropriate in the circumstances) if such action would reduce or eliminate any Tax (including penalties or interest, as applicable) with respect to which such indemnification or additional amounts may thereafter accrue.

         (j) If any Credit Party reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this Section 2.11 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses incurred in securing such refund, deduction or credit.

         Default Interest. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Revolving Credit Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the "Default Rate") equal to the rate in effect from time to time plus two percent (2%) per annum, and such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Obligations hereunder).

         SECTION 2.13. Letters of Credit.

         (a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Expiration Date, the Lead Borrower may request the Issuer to issue, and subject to the terms and conditions contained herein, the Issuer shall issue, for the account of the Borrowers one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit or (ii) the aggregate Credit Extensions (including Swingline Loans) would exceed the limitation set forth in Section 2.01; and provided, further, that no Letter of Credit shall be issued if the Issuer shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met. If at any time the Total Commitment is reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower's option, less than) the Total Commitment.

         (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five
(5) Business Days prior to the Expiration Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Expiration Date) unless the Issuer notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) sixty (60) days after the date of the issuance of such Commercial Letter of Credit and (ii) five (5) Business Days prior to the Expiration Date.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in dollars on the same Business Day of any such drawing by paying to the Agent an amount equal to such drawing not later than 1:00 p.m., Boston time, on (i) the date that the Lead Borrower shall have received notice of such drawing, if such notice is received prior to 1:00 p.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is received after 1:00 p.m., Boston time on the day of drawing; provided, however, that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Loan consisting of a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuer shall promptly notify the Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuer has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuer and the Lenders with respect to any such payment.

         (e) If the Issuer shall make any Letter of Credit Disbursement, then, unless the Borrowers shall reimburse the Issuer in full on the date such payment is made, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that the Borrowers reimburse the Issuer therefor; provided, however, that, if the Borrowers fail to reimburse such Issuer when due pursuant to Section 2.13(d), then the Default Rate shall apply. Interest accrued pursuant to this subsection shall be for the account of the Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.13(g) to reimburse the Issuer shall be for the account of such Lender to the extent of such payment.

         (f) Immediately upon the issuance of any Letter of Credit by the Issuer (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuer, the Issuer shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Credit Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Revolving Credit Commitments under this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Credit Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuer under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuer any resulting liability to any Lender.

         (g) In the event that the Issuer makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuer pursuant to this Section 2.13(g), the Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay in dollars and in same day funds to the Agent for the account of the Issuer the amount of such Lender's Revolving Credit Commitment Percentage of such unreimbursed payment. If the Issuer so notifies the Agent, and the Agent so notifies the Lenders prior to 1:00 p.m., Boston time, on any Business Day, each such Lender shall make available to the Issuer such Lender's Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 1:00 p.m., Boston time on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Lender shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Issuer, such Lender agrees to pay to the Issuer forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuer at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Lender agrees to fund its Revolving Credit Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Section 2.01 or Section 2.10, or the occurrence of the Expiration Date. The failure of any Lender to make available to the Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Issuer in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Revolving Credit Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

         (h) Whenever the Lead Borrower desires that the Issuer issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuer and the Agent at least two
(2) Business Days' prior written notice (or such shorter period as may be agreed upon in writing by the Issuer and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuer, the Lead Borrower shall also submit a letter of credit application on the Issuer's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit. In the event of any conflict between the provisions of any such letter of credit application and this Agreement, the provisions of this Agreement shall govern and control.

         (i) The obligations of the Borrowers to reimburse the Issuer for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against the Issuer or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuer of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party's obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuer; provided, however, that the foregoing provisions of this Section 2.13(i) shall not be construed to excuse the Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the Issuer's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, or the wrongful dishonor of any draft presented under a Letter of Credit, in each case as finally determined by a court of competent jurisdiction. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuer (as finally determined by a court of competent jurisdiction), the Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (j) If any Event of Default shall occur and be continuing, the Agent may, and upon the direction of the Required Lenders the Agent shall, demand that the Borrowers immediately deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date, plus any accrued and unpaid interest thereon. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. The Cash Collateral Account shall be a non-interest bearing account, except that investments may be made at the request of the Lead Borrower at the option and in the sole discretion of the Agent (and at the Borrowers' risk and expense); interest or profits, if any, on such investments shall accumulate in such account. The contents of the Cash Collateral Account shall be held by the Agent as collateral for the payment and performance of the Obligations and shall be applied by the Agent to reimburse the Issuer for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held first for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time and thereafter be applied to satisfy other Obligations.

         SECTION 2.14. Increased Costs.

         (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuer; or

            (ii) impose on any Lender or the Issuer or the London interbank market any other condition (not including, for the avoidance of doubt, any condition with respect to Taxes, which shall only give rise to additional payments to the extent provided by Section 2.11) affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

         and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost to such Lender or the Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuer hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuer, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuer's capital or on the capital of such Lender's or the Issuer's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuer, to a level below that which such Lender or the Issuer or such Lender's or the Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuer's policies and the policies of such Lender's or the Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuer or such Lender's or the Issuer's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuer setting forth the amount or amounts necessary to compensate such Lender or the Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this
Section 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuer, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuer's right to demand such compensation. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which could result in any such increased cost, the affected Lender shall notify Lead Borrower of same.

SECTION 2.15. Designation of Lead Borrower as Borrowers' Agent.

         (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower's agent to obtain Revolving Credit Loans, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Lender on account of loans and advances so made as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Revolving Credit Loans and advances are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Borrower and each Affiliate thereof hereby irrevocably designates and appoints the Lead Borrower as such Person's agent to represent such Person in all respects under this Agreement and the other Loan Documents.

         (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

         (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

         (d) The proceeds of each Revolving Credit Loan provided hereunder which is requested by the Lead Borrower shall be deposited as indicated by the Lead Borrower in accordance with the terms of this Agreement. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

         SECTION 2.16. Joint and Several Borrowers.

         (a) Each Borrower represents to the Credit Parties that each Loan Party is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise.

         (b) Each Borrower is, and at all times shall be, jointly and severally liable for each and every one of the Obligations, regardless of which Loan Party requested, received, used, or directly enjoyed the benefit of the extensions of credit hereunder. All of the Collateral shall secure all of the Obligations. Each Loan Party's obligations are independent obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such obligations that may arise by reason of the disability or other defense or cessation of liability of any other Loan Party for any reason other than the indefeasible payment in full of all the Obligations. Each Borrower also waives any defense to such obligations that it may have as a result of a Credit Party's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Loan Party or any security it holds for such other Loan Party's obligations under any Loan Document, if any. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Credit Parties may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Loan Party the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Loan Party, and may proceed against any Loan Party, directly and independently of any other Loan Party, as such obligee may elect in accordance with this Agreement.

         (c) Each Borrower acknowledges that the obligations of the Loan Parties undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Loan Party to secure obligations of any other Loan Party could be construed to consist, at least in part, of the guaranty of obligations of the other Loan Party and, in full recognition of that fact, each Borrower consents and agrees to the provisions hereinafter set forth in the balance of this Section 2.16. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 2.16 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Loan Party may be deemed a guarantor or surety for the obligations of another Loan Party) and thus are intended to be effective and applicable only to the extent that any Loan Party has agreed to answer for the obligations of another Loan Party or has granted a lien or security interest in Collateral to secure the obligations of another Loan Party. Conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 2.16 shall not be applicable to the direct obligations of a Loan Party with respect to the credit extended directly to such Loan Party, and shall not be applicable to security interests or liens on Collateral of a Loan Party given to directly secure direct obligations of such Loan Party where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Loan Parties, and without affecting the enforceability or continuing effectiveness hereof as to such Loan Party, in accordance with the terms of the Loan Documents: (i) Supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Loan Party, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (ii) Accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iii) Accept partial payments on the Obligations; (iv) Receive and hold additional security or guarantees for the Obligations or any part thereof; (v) Release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Credit Parties in their sole and absolute discretion may determine; (vi) Release any other Person (including, without limitation, any other Loan Party) from any personal liability with respect to the Obligations or any part thereof; (vii) With respect to any Person other than such Loan Party (including, without limitation, any other Loan Party), settle, release on terms satisfactory to the Credit Parties or by operation of Applicable Law or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (viii) Consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Loan Party or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Loan Party or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, the Credit Parties may enforce the Loan Documents independently as to each Loan Party and independently of any other remedy any Credit Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for any Credit Party to marshal assets in favor of any Loan Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement or any other Loan Documents. Each Borrower expressly waives any right to require any Credit Party to marshal assets in favor of any other Loan Party or any other Person or to proceed against any other Loan Party or any Collateral provided by any other Loan Party or any other Person, and agrees that the Credit Parties may proceed against any Loan Party or any Collateral in such order as they shall determine in their sole and absolute discretion, subject to the terms hereof.

         (e) A Credit Party may file a separate action or actions against any Loan Party, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that any Credit Party and any other Loan Party, or any Affiliate of any other Loan Party (other than such Loan Party itself), may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Loan Party of the Loan Documents.

         (f) Each Credit Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by any Credit Party (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring any Credit Party to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights and priorities of the Credit Parties created or granted herein, and the enforceability of the Loan Documents, at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Loan Party and whether or not any other Loan Party shall have any personal liability with respect thereto.

         (g) To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of: (i) Any disability or other defense of any other Loan Party with respect to the Obligations or with respect to the enforceability of the Agent's security interest in any collateral securing any of the Obligations (including, without limitation, the Collateral), other than by reason of the indefeasible payment in full and performance of all Obligations and termination of the Total Commitment; (ii) The unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) The cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the indefeasible payment in full and performance of all Obligations and termination of the Total Commitment); (iv) Any failure of any Credit Party to give notice of sale or other disposition of Collateral to any other Loan Party or any other Person other than such waiving Loan Party, or any defect in any notice that may be given to any other Loan Party or any other Person other than such waiving Loan Party, in connection with any sale or disposition of any collateral securing the Obligations or any of them (including, without limitation, the Collateral); (v) Any failure of any Credit Party to comply with Applicable Law in connection with the sale or other disposition of any collateral (including, without limitation, the Collateral) or other security for any Obligations that is owned by another Loan Party or by any other Person other than such waiving Loan Party, including, without limitation, any failure of the Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Obligations; (vi) Any act or omission of a Credit Party or others that directly or indirectly results in or aids the discharge or release of any other Loan Party, or the Obligations of any other Loan Party, or any security (including, without limitation, the Collateral) or guaranty therefor, by operation of law or otherwise; or (vii) Any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation. Until such time, if any, as all of the Obligations (other than contingent Obligations and indemnities which survive repayment of the Loans) have been indefeasibly paid and performed in full and no portion of any Revolving Credit Commitment to any Loan Party under any Loan Document remains in effect, no Loan Party shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that any Credit Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral (including, without limitation, the Collateral) now or hereafter held by any Credit Party. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by Applicable Law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Obligations.

         (h) Each Borrower hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

         (i) The Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, or otherwise adversely affect rights that Loan Parties otherwise may have against other Loan Parties, Credit Parties or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

         (a) If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or a Lender gives the Lead Borrower notice under Section 2.10(a), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.11, as the case may be, in the future or, in the case of Section 2.10, enable such Lender to continue to make and maintain LIBO Loans and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Amendment Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

         (b) If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or a Lender gives the Lead Borrower notice under Section 2.10(a), or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.03), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Agent, the Issuer and Swingline Lender, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

         Amendment and Restatement. Each Loan Party acknowledges and agrees that the security interest granted by the Borrowers pursuant to the Original Loan Agreement and the "Loan Documents" (as therein defined) (and maintained pursuant to this Agreement and the other Loan Documents) continues (without interruption) in full force and effect in favor of the Agent for its own benefit of the benefit of the other Credit Parties. Upon the effectiveness of this Agreement,
(a) the outstanding "Obligations" owing under Original Loan Agreement and such "Loan Documents" shall have been acquired by and continue in favor of the Lenders and (b) the terms and conditions of the Original Loan Agreement are hereby amended and restated in their entirety by this Agreement.

                   ARTICLE - 3 PAYMENTS, PREPAYMENTS AND FEES

         Optional Termination or Reduction of Revolving Credit Commitments. Upon at least five (5) Business Days' prior written notice to the Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments. Each such reduction shall be in the principal amount of $5,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof. Each such reduction or termination shall (i) be applied ratably to the Revolving Credit Commitments of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Agent for application as provided herein (i) all earned and unpaid fees including all fees accrued on the amount of the Revolving Credit Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Revolving Credit Commitments are to be reduced effective on such date, in each case Pro Rata based on the amount prepaid.

         SECTION 3.02. Optional Increase of Revolving Credit Commitments.

         (a) So long as no Default or Event of Default then exists, the Lead Borrower shall have the right at any time, and from time to time, to request an increase of the Total Commitment to an aggregate amount not to exceed $165,000,000. Any such requested increase shall be first made in writing to all existing Lenders on a Pro Rata basis. In the event that any existing Lender does not notify the Agent within ten (10) Business Days from the receipt of the requested increase that the existing Lender will increase its Revolving Credit Commitment and the amount of its increase, the existing Lender shall be deemed to have declined the requested increase of its Revolving Credit Commitment. To the extent that one or more existing Lenders decline to increase their respective Revolving Credit Commitments, or decline to increase their Revolving Credit Commitments to the amount requested by the Lead Borrower, the Agent may arrange for other Persons to become Lenders hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitment requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a "Commitment Increase" and each such Person issuing, or Lender increasing, its Revolving Credit Commitment, an "Additional Commitment Lender"); provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Agent, the Issuer, the Swingline Lender and, so long as no Event of Default shall have occurred and be continuing, the Lead Borrower (such consent not to be unreasonably withheld or delayed) and
(iii) nothing contained herein shall constitute the obligation of the Agent to provide or obtain commitments for such Commitment Increase, as the Agent only is agreeing hereby to use its best efforts to arrange for Additional Commitment Lenders. Each Commitment Increase shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $5,000,000 in excess thereof.

         (b) No Commitment Increase shall become effective unless and until all of the following conditions shall have occurred, shall have been satisfied or shall be true in the Agent's judgment:

            (i) the Borrowers, the Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent may reasonably require;

            (ii) no Default or Event of Default then exists;

            (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrowers and each such Additional Commitment Lender may agree;

            (iv) the Borrowers shall have paid such arrangement fees to the Agent as the Borrowers and Agent may agree;

            (v) the Borrowers shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date;

            (vi) to the extent requested by any Additional Commitment Lender, a note will be issued at the Borrowers' expense to each such Additional Commitment Lender, to be in conformity with requirements of Section 2.04 hereof (with appropriate modification) to the extent necessary to reflect the new Revolving Credit Commitment of such Additional Commitment Lender; and

            (vii) the Borrowers and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested.

         (c) The Agent shall promptly notify each Lender as to the effective date of each Commitment Increase and on such date (i) the Total Commitment shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule
2.01 shall be deemed modified, without further action, to reflect the revised Revolving Credit Commitments and Revolving Credit Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Total Commitment.

         (d) In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Agent, (x) repay outstanding Loans of certain Lenders, and obtain Loans from certain other Lenders (including the Additional Commitment Lenders), but in no event in excess of each such Lender's Revolving Credit Commitment, or (y) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Loans Pro Rata (determined after giving effect to any increase in the Total Commitment pursuant to this Section 3.02), and (ii) the Borrowers shall pay to the Lenders any Breakage Costs in connection with any repayment and/or Loans required pursuant to preceding clause (i); provided, however, that the Borrowers shall not be required to make any prepayment of any LIBO Loan pursuant to this Section 3.02(d) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent until applied to such prepayment at the end of such Interest Period.

         SECTION 3.03. Optional Prepayment of Loans; Reimbursement of Lenders.

         (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBO Loans, upon at least three (3) Business Days' prior written, telex or facsimile notice to the Agent prior to 1:00 p.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

            (i) Subject to Section 3.05(i), all prepayments shall be paid to the Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender's Revolving Credit Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings;

            (ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $500,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 3.03 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all Breakage Costs associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.00; and

            (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Revolving Credit Loans by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

              (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the re-employment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate

Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such LIBO Loan is prepaid other than on the last day of the Interest Period for such LIBO Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section 2.01 in respect of LIBO Loans, such LIBO Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such LIBO Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Prime Rate Loans other than on the last day of the Interest Period for such LIBO Loan, of the then current Interest Period for such LIBO Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by investing such amount in United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the applicable Interest Period (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver promptly to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

         (c) In the event the Borrowers fail to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to Section 3.03(a), the Borrowers on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver promptly to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

         (d) Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates.

         SECTION 3.04. Mandatory Prepayment; Commitment Termination; Cash Collateral.

         (a) If at any time the amount of the Credit Extensions exceeds the lesser of (i) the then amount of the Revolving Credit Commitments and (ii) the then amount of the Borrowing Base, the Borrowers will, immediately upon notice from the Agent (x) prepay the Revolving Credit Loans in an amount necessary to eliminate such excess and (y) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding.

         (b) Outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000.00. No prepayment of LIBO Loans shall be permitted pursuant to this Section 3.04 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all Breakage Costs associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agent's rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.00. A prepayment of the Revolving Credit Loans pursuant to this Section 3.04(b) shall not permanently reduce the Revolving Credit Commitments.

         (c) All amounts required to be applied to Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied to each Lender Pro Rata.

         (d) Subject to Section 3.05(i), in the event and on each occasion that any Net Proceeds are received by or on behalf of a Loan Party in respect of any Prepayment Event, the Loan Parties shall, immediately after such Net Proceeds are received, remit the aggregate of such Net Proceeds to the Concentration Account for application to the Obligations in the following order:

            (i) FIRST, in reduction of the Swingline Loans;

            (ii) SECOND, in reduction of the other Revolving Credit Loans;

            (iii) THIRD, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings up to 105% thereof; and

            (iv) FOURTH, to all other Obligations.

            If all Obligations have been paid in full, any excess Net Proceeds shall be deposited in a separate cash collateral account, and as long as no Event of Default then exists, shall be released to the Borrowers upon the request of the Lead Borrower and shall be utilized by the Borrowers prior to any further Revolving Credit Loans being made.

         (e) On the Expiration Date, the Total Commitment shall be terminated and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

         SECTION 3.05. Cash Management; Payment of Obligations.

         (a) Annexed hereto as Schedule 3.05(a) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

         (b) Annexed hereto as Schedule 3.05(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment of the proceeds of all credit card charges for sales by such Borrower.

         (c) Annexed hereto as Schedule 3.05(c) is a list describing all the banks with which the Borrowers maintain deposit account(s) (collectively, the "Blocked Accounts").

         (d) On or prior to the Amendment Closing Date, each Borrower shall:

            (i) Deliver to the Agent copies of notifications (each, a "DDA Notification") substantially in the form attached hereto as Exhibit J which have been executed on behalf of such Borrower and shall be in form satisfactory for delivery to each depository institution listed on Schedule 3.05(a). The DDA Notifications shall be held in escrow by the Agent until the occurrence of a Cash Dominion Event, at which time the Agent may, in its discretion, forward such DDA Notifications to the applicable institutions;

            (ii) Deliver to the Agent copies of notifications (each, a "Credit Card Notification") substantially in the form attached hereto as Exhibit K which have been executed on behalf of such Borrower and shall be held in escrow by the Agent until the occurrence of a Cash Dominion Event, at which time the Agent may, in its discretion, forward such Credit Card Notifications to such Borrower's credit card clearinghouses and processors listed on Schedule 3.05(b); and

            (iii) Enter into a blocked account agreement (each, a "Blocked Account Agreement") substantially in the form attached as Exhibit L with each bank with which such Borrower maintains a Blocked Account. Each Blocked Account Agreement shall provide that the Loan Parties may withdraw monies and otherwise transact business in the ordinary course until the Agent shall deliver a notice to the applicable bank of the occurrence of a Cash Dominion Event.

         (e) Each DDA Notification, Credit Card Notification and Blocked Account Agreement shall require the ACH or wire transfer no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) to the account (the "Concentration Account") maintained by the Borrowers at National City Bank, Dayton, or maintained from time to time by the Agent or Borrowers at such other financial institution as shall be acceptable to the Agent in its sole discretion, of all of the following cash receipts and collections:

            (i) all available cash receipts from the sale of Inventory and other assets;

            (ii) all proceeds of collections of Accounts,

            (iii) all Net Proceeds, and all other cash payments received by a Borrower from any Person or from any source or on account of any sale or other transaction or event (including, without limitation, any Prepayment Event);

            (iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the bank at which such DDA is maintained);

            (v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the applicable Blocked Account Bank); and

            (vi) the proceeds of all credit card charges.

                        Upon the occurrence of a Cash Dominion Event, the Agent
            may, in its sole discretion, require that the Concentration Account be maintained by the Agent at Bank of America, N.A. or such other financial institution as it shall elect. Notwithstanding the termination of a Cash Dominion Event, if the Concentration Account is being maintained by the Agent in accordance with the prior sentence, the Concentration Account shall not be moved without the Agent's consent even though control has reverted to the Borrowers.

         (f) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Agent of appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of this Section 3.05(f) and otherwise satisfactory to the Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones listed on Schedule 3.05(b) hereto or as otherwise expressly contemplated herein.

         (g) The Concentration Account shall at all times be under the sole dominion and control (within the meaning of UCC Section 9-104) of the Agent. The Borrowers hereby acknowledge and agree that (i) no Loan Party has a right of withdrawal from the Concentration

Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 3.05(g), any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party 's other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

         (h) The following shall apply to deposits and payments under and pursuant to this Agreement:

            (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00 p.m., Boston time, on that Business Day;

            (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00 p.m. Boston time, on that Business Day;

            (iii) If notice of a deposit to the Concentration Account or payment is not available to the Agent until after 2:00 p.m., Boston time , on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m., Boston time, on the next Business Day;

            (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection;

            (v) On each Business Day, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) in accordance with this Section, interest on the unpaid principal balance of the Loan Account shall be calculated, for the account of the Agent only, as if payments had been made one (1) Business Day after such application;

            (vi) For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Agent has distributed to that Lender its Pro Rata Share thereof;

            (vii) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return; and

            (viii) The Borrowers shall cause bank statements and/or other reports to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

         (i) After the occurrence and during the continuance of any Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, in the following order:

            (i) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agent until paid in full;

            (ii) SECOND, ratably to pay any Credit Party Expenses, indemnities and fees then due to the Lenders until paid in full;

            (iii) THIRD, ratably to pay interest accrued in respect of the Permitted Overadvances until paid in full;

            (iv) FOURTH, ratably to pay interest accrued in respect of the Swingline Loans until paid in full;

            (v) FIFTH, ratably to pay interest accrued in respect of the Revolving Credit Loans until paid in full;

            (vi) SIXTH, ratably to pay principal in respect of the Permitted Overadvances until paid in full;

            (vii) SEVENTH, ratably to pay principal due in respect of the Swingline Loans until paid in full;

            (viii) EIGHTH, to the Agent, to be held by the Agent, for the ratable benefit of the Issuer and the Lenders, as cash collateral in an amount up to 105% of the then extant Stated Amount of Letters of Credit until paid in full;




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


            (ix) NINTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

            (x) TENTH, ratably to pay any other non-contingent Obligations then owing to the Swingline Lender;

            (xi) ELEVENTH, ratably to pay any other non-contingent Revolving Credit Obligations then owing to the Revolving Loan Lenders;

            (xii) TWELFTH, to the ratable payment of all other Obligations then due and payable until paid in full; and

            (xiii) THIRTEENTH, to the Lead Borrower (to be remitted by wire transfer as the Lead Borrower shall direct) or such other Person entitled thereto under applicable law;

         (j) For purposes of the foregoing (other than Section 3.05(i)(xii)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency or other similar proceedings under the Bankruptcy Code or otherwise), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise; provided, however, that for the purposes of
Section 3.05(i)(xii), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise.

         (k) In the event of a direct conflict between the priority provisions of this Section 3.05 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 3.05 shall control and govern.

         SECTION 3.06. Fees.

         (a) The Borrowers shall pay the Agent, for the account of the Lenders, a fee (the "Unused Line Fee") equal to one-quarter of one percent (1/4%) per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Expiration Date), between the Total Commitment and the aggregate of the unpaid principal balance of the Revolving Credit Loans and the undrawn Stated Amount of Letters of Credit outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Expiration Date.

         (b) The Borrowers shall pay the Agent, for the account of the Lenders, on the first day of each calendar quarter, in arrears, a fee calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable (each, a "Letter of Credit Fee"), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

            (i) Standby Letters of Credit: At a per annum rate equal to one percent (1%);

            (ii) Commercial Letters of Credit: At a per annum rate equal to one percent (1%); and

         After the occurrence and during the continuance of an Event of Default, at the option of the Agent or upon the direction of the Required Lenders, the Letter of Credit Fee shall be increased by an amount equal to two percent (2%) per annum.

         (c) In consideration for documenting and extending and closing the Revolving Credit Commitment and committing the funds with respect thereto, on the Amendment Closing Date the Borrowers shall pay to the Agent, for its own benefit and ratable benefit of the Lenders, an arrangement fee (the "Arrangement Fee") in the amount of one-quarter of one percent (1/4%) of the principal amount of the Revolving Credit Commitments, which fee shall be fully earned and non-refundable as of the Amendment Closing Date.

         (d) All fees shall be paid on the dates due, in immediately available funds, to the Agent, for the respective accounts of the Agent, the Issuer, and the Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

         SECTION 3.07. Maintenance of Loan Account; Statements of Account.

         (a) An account (the "Loan Account") shall be opened on the books of the Agent in which a record shall be kept of all Credit Extensions and all payments of and credits toward the Obligations.

         (b) The Agent shall also keep a record in the Loan Account of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Lender on account of the Obligations and of all credits against such amounts so owed.





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


         (c) All credits against the Obligations shall be conditional upon final payment to the Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Obligations which is charged back against the Agent or any other Credit Party or is disgorged for any reason or is not so paid shall be an Obligations and shall be added to the Loan Account or otherwise recorded by the Agent, as applicable, whether or not the item so charged back or not so paid is returned.

         (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Loan Party is obligated are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under this Agreement whether or not such amounts are then due and payable.

         (e) The Agent, without the request of the Lead Borrower, may make advances under this Agreement for any interest, fee, service charge, or other payment to which the Agent or any other Credit Party is entitled from any Loan Party, when due, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and each Loan Party's obligations to pay the Obligations. Any amount which is added to the principal balance of the Loan Account as provided in this Section 3.07 shall bear interest, until paid, at the highest interest rate then and thereafter applicable to the Obligations.

         (f) Any statement rendered by the Agent or any Lender to the Lead Borrower concerning the Obligations shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower, absent manifest error, unless the Lead Borrower provides the Agent with written objection thereto within thirty (30) days from the mailing of such statement or the date on which such statement is posted electronically by the Agent, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Obligations shall be prima facie evidence and proof of the items described therein.

         SECTION 3.08. Payments; Sharing of Setoff.

         (a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or otherwise) prior to 1:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 40 Broad Street, Boston, Massachusetts, except payments to be made directly to the Issuer or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.11(c), Section 2.14 and
Section 13.04 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless, with respect to LIBO Loans, such next Business Day would fall in the next calendar month, in which case such payment shall be made on the preceding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

         (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders Pro Rata; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate(s) thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

         (c) Unless the Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or any other Credit Party hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Credit Party the amount due. If the Borrowers have not in fact made such payment, then each of the other Credit Parties, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

         (d) If any Credit Party shall fail to make any payment required to be made by it pursuant to this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Credit Party to satisfy such Credit Party's obligations under this Agreement until all such unsatisfied obligations are fully paid.

         SECTION 3.09. Settlement Amongst Lenders.

         (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.07, which request may be made regardless of whether the conditions set forth in Article - 4 have been satisfied. Upon such request, each Lender shall make available to the Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

         (b) The amount of each Lender's Revolving Credit Commitment Percentage of outstanding Revolving Credit Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (excluding Swingline Loans) and repayments of Revolving Credit Loans (excluding Swingline Loans) received by the Agent as of 3:00 p.m., Boston time, on the first Business Day (such date, the "Settlement Date") following the end of the period specified by the Agent.

         (c) The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, each Lender shall transfer to the Agent (as provided below), or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans (excluding Swingline Loans) shall be




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


equal to such Lender's applicable Revolving Credit Commitment Percentage of Revolving Credit Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.


                         ARTICLE - 4 COLLATERAL SECURITY

         Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and the Credit Parties are entitled to the benefits thereof. The Borrowers shall duly execute and deliver, or shall cause to be executed and delivered, the Security Documents, and shall deliver, or cause to be delivered, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance reasonably satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Agent on behalf of the other Credit Parties a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 9.03) the Collateral.

         Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and other Credit Parties in the Collateral. This Agreement constitutes an authenticated record and each Loan Party hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Agent shall deem appropriate, and the Loan Parties shall deliver to the Agent such financing or continuation statements, and amendments thereto, promptly upon the reasonable request of the Agent and shall pay the Agent's reasonable costs and expenses incurred in connection therewith. Each Loan Party hereby further authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party, and each Loan Party agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by such Loan Party shall be sufficient as a financing statement and may be filed as a financing.



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


              Real Estate. If at any time the Borrowers desire to have any Real Estate be deemed Eligible Real Estate hereunder, whether upon acquisition thereof or otherwise, the following shall apply:

              (a) Lead Borrower shall notify the Agent not less than sixty (60) days in advance, setting forth with specificity a description of the applicable Real Estate, its location and any structures or improvements thereon;

              (b) The applicable Borrower shall furnish to the Agent the following, each in form and substance reasonably satisfactory to the Agent:

                  (i) a Mortgage with respect to such Real Estate and related assets, duly executed by such Borrower and in recordable form;

                  (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the Real Estate purported to be covered thereby;

                  (iii) a Title Insurance Policy in such amount and with such provisions as shall be reasonably acceptable to the Agent;

                  (iv) a current survey of such Real Estate at such Borrower's expense, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor retained by or at the direction of the Agent;

                  (v) an appraisal (performed by an appraiser retained by or at the direction of the Agent) at such Borrower's expense in order to determine the FMV of such parcel of Real Estate;

                  (vi) if requested by the Agent, Phase I Environmental Site Assessments with respect to such Real Estate at such Borrower's expense, certified to the Agent by a company retained by or at the direction of the Agent,

                  (vii) in the case of a leasehold interest, a certified copy of the lease between the landlord and applicable Borrower with respect to such Real Estate and a certificate of occupancy with respect thereto, and an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such Real Estate and the Agent; and

                  (viii) such other documents or instruments (including opinions of counsel) as the Agent may reasonably require.


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


         The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Borrower's obligations under this Section 4.03.


                   ARTICLE - 5 CONDITIONS OF CREDIT EXTENSIONS

              Conditions Precedent to First Credit Extensions. The obligations of the Lenders in respect of the first Credit Extension hereunder are subject to the following conditions precedent:

              (a) The Agent shall have received the favorable written opinions of counsel for the Parent and each of the other Loan Parties, dated the Amendment Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent.

              (b) The Agent shall have received: (i) a copy of the Charter Documents, in each case as amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the Loan Parties, dated the Amendment Closing Date and certifying (A) that attached thereto is a true and complete copy of such Person's Charter Documents as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Person's Board of Directors or similar body authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Extension hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Person's Charter Documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such Person's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; (ii) a certificate of another of such Person's officers as to incumbency and signature of its Secretary; and (iii) such other documents as the Agent or any Lender may reasonably request.

              (c) The Agent shall have received a certificate, satisfactory in form and substance to the Agent, with respect to the Solvency of the Loan Parties as of the Amendment Closing Date.

              (d) The Agent shall be satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no change since the date of the most recent audited financial information delivered to the Agent which would reasonably be expected to have a Material Adverse Effect.


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


              (e) The Agent shall have received a certificate, satisfactory in form and substance to the Agent, certifying that (i) as of the Amendment Closing Date, the representations and warranties made by the Loan Parties in the Loan Documents are true and complete in all material respects, (ii) no Default or Event of Default exists and (iii) no change has occurred since the date of the most recent audited financial information delivered to the Agent which would reasonably be expected to have a Material Adverse Effect.

              (f) Each Lender shall have received its Revolving Credit Note duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04.

              (g) The Agent shall have received all Security Documents and other agreements and instruments granting to the Agent a security interest in or lien on any Collateral, including, without limitation:

              (h) Each of the AVA Pledge Agreement, Borrowers Pledge Agreement, Membership Interests Pledge Agreement and Parent Pledge Agreement, together with certificates evidencing the stock being pledged thereunder, together with undated stock powers executed in blank, and certificates evidencing membership interests and partnership interests, to the extent applicable, each duly executed by the applicable Loan Party;

              (i) Fully executed DDA Notifications, Blocked Account Agreements and Credit Card Assignment Agreements to be held in escrow in accordance with
Section 3.05; and

              (j) Fully executed Landlord Waivers with respect to each leased location in a Landlord Lien State and each warehouse and distribution center; and

              (k) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Agent of a UCC Reporter Service, listing all effective financing statements which name as debtor a Loan Party and which are filed in the appropriate offices in the States in which such entity is organized, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 9.03, the Agent shall have received termination statements in form and substance satisfactory to it.

              (l) Each document (including, without limitation, each Uniform Commercial Code financing statements, assignments and amendments) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the other Credit Parties a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation, including the payment of all recording and other fees payable in connection with such filings, registrations and recordings.


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


              (m) The Agent shall have received and be satisfied with (i) a monthly detailed one-year financial projection (including business assumptions) for the Loan Parties and (b) such other information (financial or otherwise) reasonably requested by the Agent.

              (n) There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

              (o) After giving effect to (i) the first funding of Revolving Credit Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $50,000,000.00. The Agent shall have received a Borrowing Base Certificate dated the Amendment Closing Date, relating to the month ended on July 31, 2004, and executed by a Financial Officer of the Lead Borrower.

              (p) The Agent shall have received (a) appraisals by a third party appraiser acceptable to the Agent of all Inventory of the Loan Parties, the results of which are satisfactory to the Agent and (b) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Agent.

              (q) The consummation of the transactions contemplated hereby shall not (i) violate any Applicable Law or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party.

              (r) No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be, a default under any material agreement of any Loan Party.

              (s) No material changes in governmental regulations or policies affecting the Loan Parties or any Credit Party shall have occurred prior to the Amendment Closing Date.

              (t) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Agent.

              (u) There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

              (v) Riemer & Braunstein, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Amendment Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.


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


              (w) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


              SECTION 5.02. Conditions Precedent to All Credit Extensions.

              (a) The obligation of the Lenders to make each Credit Extension after the Amendment Closing Date shall be subject to the following conditions precedent being met to the reasonable satisfaction of the Agent in each instance:

                  (i) All representations and warranties contained herein or otherwise made in any other Loan Document (including, without limitation, any Borrowing Base Certificate) and all other representations and warranties made by any Loan Party in any agreement, instrument, certificate, document or other writing delivered to the Agent or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided, however, that subsequent to the Amendment Closing Date the representations and warranties set forth in
                  Section 7.15 shall be deemed made with reference to the date of the then most recent audited financial statements of the Parent.

                  (ii)    There shall exist no Default or Event of Default.

                  (iii) All requisite actions and proceedings in connection with such Credit Extensions shall be satisfactory in form and substance to the Agent and the Agent's counsel shall have received all information and copies of all documents, including, without limitation, records of requisite action and proceedings which the Agent or its counsel may have requested in connection therewith, such documents where requested by the Agent or its counsel to be certified by appropriate persons or governmental authorities. All conditions to the effectiveness of any documents required to be executed or delivered pursuant to this Article - 5, including, without limitation, the delivery of documents required in connection therewith, shall be completed to the satisfaction of the Agent at or prior to such execution or delivery.

                  (iv) The Agent shall have received a borrowing request in accordance with Section 2.03 or request for a Letter of Credit in accordance with Section 2.13.

              (b) The request by the Lead Borrower for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 5.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this Section 5.02 are for


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


the sole benefit of the Agent and each other Credit Party and may be waived by the Agent, in whole or in part, without prejudice to the Agent or any other Credit Party.


                          ARTICLE - 6 USE OF PROCEEDS.

         The Borrowers agree that the proceeds of the Revolving Credit Loans shall be used solely for working capital and general corporate purposes, for Permitted Acquisitions by the Borrowers and for dividends to the Parent to be used solely for Permitted Acquisitions by the Parent and Permitted Stock Repurchases and Permitted Dividend Payments.


                   ARTICLE - 7 REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and cause the issuance of Letters of Credit as herein provided for, the Borrowers, jointly and severally, make the following representations and warranties, all of which shall survive the execution and delivery of the Agreement and the making of the Loans and the issuance of the Letters of Credit and shall be deemed to be incorporated in each Borrowing Base Certificate, and, subject to the proviso contained in Section 5.02(a), shall be deemed repeated and confirmed as true and correct in all material respects with respect to each borrowing hereunder as of the time of such borrowing:

              Status. Each Loan Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and (ii) has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party is duly registered as a foreign corporation and is in good standing in all states where the failure to so qualify would have a Material Adverse Effect. All shares of capital stock and other ownership interests of the Loan Parties (other than the Parent) are and shall continue to be owned directly or indirectly by the Parent, free and clear of all Liens (other than Liens in favor of the Agent on behalf of the other Credit Parties), and all such shares and other membership interests have been duly and validly issued, and are fully paid and nonassessable.

              Power and Authority. Each Loan Party has the power and authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, the other Loan Documents and all instruments and documents executed and delivered by it pursuant thereto and hereto and each Loan Party has taken or caused to be taken all necessary requisite action (including, without limitation, the obtaining of any consent of shareholders, members or partners required by law or its Charter Documents) to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the other Loan Documents and the instruments and documents executed and delivered by it pursuant


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to this Agreement and the other Loan Documents. This Agreement constitutes, and the other Loan Documents and each of the other instruments and documents executed and delivered by each Loan Party pursuant hereto and thereto, upon their execution and delivery, will constitute, the legal, valid and binding obligations of each Loan Party which is party thereto and are enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              No Violation of Agreements. No Loan Party is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property may be bound, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement, any of the other Loan Documents or any of the instruments and documents to be executed and/or delivered pursuant to this Agreement or the other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any provision of any Charter Document of any Loan Party, any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, agreement or other instrument to which any Loan Party is a party or by which it or any of its property may be bound, or, except as contemplated under this Agreement, result in the creation or imposition of any Lien upon any property of any Loan Party thereunder.

              No Burdensome Agreements. No Loan Party is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in the Charter Documents of any Loan Party) materially and adversely affecting its operations, business, properties or financial condition.

              No Litigation. Except as set forth in Schedule 7.05 annexed hereto, there are no actions, suits or proceedings pending, or to the best knowledge of the Loan Parties, threatened, against or affecting any Loan Party before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related hereto or thereto, or which would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 7.05 hereto, no Loan Party is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over such Loan Party.


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              Good Title to Properties. Each Loan Party has good and
indefeasible title to its properties and assets, including, without limitation, the Collateral, subject to no Liens of any kind, except such as are permitted under Section 9.03.

              Trademarks, Patents, etc. Each Loan Party possess all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict, to the best of its knowledge, with the rights or claimed rights of others.

              Tax Liability. Each Loan Party has filed all U.S. and all other material tax returns which are required to be filed, and, except as otherwise permitted by Section 8.04, has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it.

              Governmental Action. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filing under the provisions of Article - 4) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto.

              Disclosure. To the best of the Loan Parties' knowledge, neither the Schedules hereto nor any certificate, statement, report or other document furnished to the Agent or any Lender by or on behalf of any Loan Party in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement, nor any other Loan Document, at the time furnished (and as modified or supplemented by other information so furnished), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

              Regulations. No Loan Party shall use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, or to repay or otherwise refinance indebtedness of such Loan Party or others incurred to purchase or carry Margin Stock, or to extend credit for the purpose of purchasing or carrying any Margin Stock, in any case, if such use would result in such Loans being "purpose credit" directly or indirectly secured by margin stock within the meaning of Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, or
(b) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including Regulation U or Regulation X.



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              SECTION 7.12. Employee Benefit Plans.

              (a) None of the Plans maintained at any time by any Loan Party or the trusts created thereunder has engaged in a prohibited transaction which would subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA;

              (b) None of the Plans maintained at any time by any Loan Party which are Pension Plans or the trusts created thereunder has been terminated; nor has any such Plan of any Loan Party incurred any liability to the PBGC established pursuant to ERISA, other than for required insurance premiums which have been paid when due; no Loan Party has withdrawn from or caused a partial withdrawal to occur with respect to any Multiemployer Plan within the meaning of Sections 4203 and 4204 of ERISA; each Loan Party has made or provided for all contributions to all Pension Plans which they maintain and which are required as of the most recent fiscal year under each such Plan; no Loan Party has incurred any accumulated funding deficiency, whether or not waived; nor has there been any Reportable Event, or other event or condition, which presents a material risk of termination of any such Plan by the PBGC;

              (c) The present value of all accrued benefits under the Pension Plans maintained by the Loan Parties did not, as of the most recent valuation date for each such Plan, exceed the then current value of the assets of such Plan allocable to such accrued benefits;

              (d) To the best knowledge of the Loan Parties, the consummation of the Revolving Credit Loans provided for in Article - 2 will not involve any prohibited transaction, as defined in Section 406 of ERISA;

              (e) Each Plan of each Loan Party has been administered in accordance with its terms and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rulings where failure to comply would result in material liability or obligation; and

              (f) There has been no withdrawal liability incurred with respect to any Multiemployer Plan by any Loan Party or any of its ERISA Affiliates.

              Subsidiaries. The Parent has no Subsidiaries on the Amendment Closing Date, except as set forth on Schedule 7.13 hereto.

              Permits, etc. Each Loan Party possesses all material licenses, approvals and consents of Federal, state and local governments and regulatory authorities as required to conduct properly its business as currently conducted.

              Financial Condition. The audited, Consolidated balance sheet of the Parent and its Subsidiaries as of January 31, 2004 (the "Financial Statements"), copies of which have heretofore been furnished to the Agent, present fairly the financial condition of the Parent and its


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


Subsidiaries on a Consolidated basis as at such date, and the results of its operations and change in financial position for such twelve (12) month period. All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved.

              Compliance with Environmental Laws. No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, would reasonably be expected to result in a Material Adverse Effect.


                        ARTICLE - 8 AFFIRMATIVE COVENANTS

         Until (i) the Revolving Credit Commitments have expired or been irrevocably terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized to the extent provided herein and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Credit Parties that:

              Financial Statements and Other Information. The Lead Borrower will furnish to the Agent:

              (a) Within ninety (90) days (or such earlier date that is five (5) days after the then-current filing deadline for the Parent's Annual Report on Form 10-K) after the end of each Fiscal Year of the Parent, the Parent's Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and reported on by Deloitte & Touche LLP or another independent public accountant of recognized national standing (without a "going concern" or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

              (b) Within forty-five (45) days (or such earlier date that is five
(5) days after the then-current filing deadline for the Parent's Quarterly Report on Form 10-Q) after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Parent, the Parent's Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year,


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


setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 8.01(e), all certified by one of the Parent's Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

              (c) Within thirty (30) days after the end of each Fiscal Month of the Parent, the Parent's Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 8.01(e), all certified by one of the Parent's Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

              (d) Concurrently with any delivery of financial statements under clause (a), (b), or (c) above, a certificate of a Financial Officer of the Parent in the form of Exhibit O hereto (a "Compliance Certificate") (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth in Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent's most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

              (e) Within thirty (30) days prior to the commencement of each Fiscal Year of the Parent, a detailed, updated and extended forecast which shall go out at least through the end of the then next Fiscal Year and shall include a Consolidated income statement, balance sheet, and statement of cash flow of the Parent and it Subsidiaries, by month, each prepared in conformity with GAAP and consistent with the Loan Parties' then current practices and which shall be reasonable in light of the circumstances existent at the time of its preparation;

              (f) On the twenty-fourth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit M (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last Business Day of the immediately preceding month; provided, however, that if Excess Availability shall at any time be less than fifteen percent (15%) of the Borrowing Base, and so long as this shall continue, the Lead Borrower will provide a Borrowing Base Certificate to the Agent on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the last


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


Business Day of the immediately preceding week. Each Borrowing Base Certificate shall be certified as complete and correct on behalf of the Parent by a Financial Officer of the Parent.

              (g) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any other Loan Party with the Securities and Exchange Commission (including, without limitation, Forms 10K and 10Q), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

              (h) Promptly upon receipt thereof, copies of all reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

              (i) Promptly upon the commencement thereof, written notice of any litigation, including arbitrations, and of any proceedings before any governmental agency which would, if successful, materially affect any Loan Party or where the amount involved exceeds $1,000,000;

              (j) Promptly upon becoming aware thereof, notice of any development or other information which would reasonably be expected to have a Material Adverse Effect specifying the nature of such development or information and such anticipated effect;

              (k) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request;

         The Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent or any other Loan Party which may be furnished to hereunder or otherwise, to any court, regulatory body or agency having jurisdiction over the Agent or any Lender or to any Persons which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's or any Lender's interest in the Revolving Credit Loans, this Agreement and any Collateral.

              Legal Existence, etc. Preserve and maintain, its legal existence and its material rights and franchises.

              Compliance with Laws, etc. Comply in all material respects with all Applicable Laws.


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


              Payment of Taxes and Claims, etc. Pay, in accordance with sound business practice, (i) all taxes, assessments and governmental charges imposed upon it or upon its property when the same becomes due and payable, and (ii) all material claims (including without limitation claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings, the applicable Loan Party has maintained adequate reserves with respect thereto and no Liens have attached to the Collateral or any portion thereof (except Liens which are permitted under Section 9.03)).


              SECTION 8.05. Keeping of Books; Visitation, Inspection, etc.

              (a) Keep proper books of record and account, containing complete and accurate entries of all financial and business transactions of each Loan Party.

              (b) From time to time upon the request of the Agent after reasonable prior notice (unless an Event of Default shall have occurred and be continuing in which event no notice shall be required), permit the Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent (or by any Lender at such Lender's cost and expense) to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees, costs and expenses of the Agent or such professionals with respect to two (2) such evaluations and appraisals in each fiscal year; provided, however, that the Loan Parties shall pay the fees, costs and expenses of the Agent or such professionals with respect to (x) up to three (3) such evaluations and appraisals in any fiscal year during which Excess Availability has at any time been less than $25,000,000 and (y) such number of evaluations and appraisals as Agent shall conduct or cause to be conducted after the occurrence and during the continuance of an Event of Default. The cost of each commercial finance examination to be borne by the Borrowers shall not exceed $10,000, plus costs and expenses.


              SECTION 8.06. Insurance.

              (a) (i) Keep all of its properties adequately insured at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agent, against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Agent against liability on account of damage to Persons and property and under all applicable workers' compensation laws and (iii) maintain adequate insurance covering such other risks as the Agent may reasonably request. All insurance covering


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


tangible property subject to a Lien in favor of the Agent on behalf of the other Credit Parties granted pursuant to this Agreement or under any other Loan Document shall provide that, in the case of each separate loss the full amount of insurance proceeds with respect thereto shall be payable to the Agent, as secured party on behalf of the other Credit Parties, or otherwise as its interests may appear, to be applied in accordance with Section 3.04 (subject, however, to the terms of the definition "Prepayment Event"), and shall further
(i) provide for at least thirty (30) days' prior written notice to the Agent of the cancellation or substantial modification thereof, (ii) provide that, in respect of the interests of the Agent and the applicable Loan Party, as the case may be, such insurance shall not be invalidated by any action or inaction of such Loan Party, as the case may be, or any other Person, (iii) insure the interests of the Agent and Lenders regardless of any breach of or violation by such Loan Party or any other Person of any warranties, declarations, or conditions contained in such insurance and (iv) provide that the Agent shall have the right (but not the obligation) to cure any default by such Loan Party under such insurance. Each liability policy required pursuant to this Section
8.06 shall name the Agent on behalf of the other Credit Parties as an additional insured and shall be primary without right of contribution from any other insurance which is carried by the Agent or any Lender to the extent that such other insurance provides it with contingent and/or excess liability insurance with respect to its interest as such in the Collateral and shall expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Loan Parties), shall operate in the same manner as if there were a separate policy covering each insured.

              (b) The Loan Parties shall, from time to time upon request of the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance required to be maintained by Section 8.06(a), including, but not limited to, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

              Properties in Good Condition. Keep its properties used in the conduct of its business in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be conducted at all times in accordance with prudent business management.

              Pay Obligations to Agent and Lenders and Perform Other Covenants.
(a) Make full and timely payment of the Obligations, including without limitation the Loans, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to or in favor of the Credit Parties in connection with or pursuant to this Agreement or any other Loan Document, all at the times (giving effect to applicable grace periods, if any) and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent on behalf of the


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


other Credit Parties as secured party or assignee, at all times take all action requested by the Agent which is reasonably necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement as valid and perfected first priority liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

              Notice of Default. Promptly notify the Agent in writing of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement for borrowed money to which the Parent or any other Loan Party is a party.


              SECTION 8.10. Further Assurances

              (a) At its cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement.

              (b) If any Loan Party shall form or acquire a Subsidiary after the Amendment Closing Date, the Lead Borrower will notify the Agent thereof and (i) if such Subsidiary is not a Foreign Subsidiary, the Lead Borrower will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) days after such Subsidiary is formed or acquired, and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agent shall reasonably request and (ii) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged within ten (10) days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Voting Stock of such Subsidiary and such time period may be extended based on local law or practice). In no event shall compliance with this Section
8.10 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 8.10 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

              ERISA. Deliver to the Agent, promptly after (i)any Loan Party or ERISA Affiliate knows or has reason to know of the occurrence thereof, notice that an ERISA Event or a "prohibited transaction," as such term is defined in Code Section 4975 (other than a prohibited transaction for which there exists a statutory or administrative exemption), with respect to any Plan has occurred, which such notice shall specify the nature thereof and the Loan Parties'


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


proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate, or to have a trustee appointed to administer, any Plan.

              Use of Proceeds. Use the proceeds of the Credit Extensions only for the purposes set forth in Article - 6 hereof.

              Environmental Laws. Each Loan Party shall: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws other than such noncompliance as would not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except to the extent that noncompliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect, (c) notify the Agent promptly after such Person becomes aware of any violation of Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $500,000.00 individually or in the aggregate, and (d) promptly forward to the Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter relating to any Environmental Laws that could reasonably be expected to result in Environmental Liabilities in excess of $500,000.00 individually or in the aggregate in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.


                         ARTICLE - 9 NEGATIVE COVENANTS

         Until (i) the Revolving Credit Commitments have expired or been irrevocably terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full,(iii) all Letters of Credit shall have expired or terminated or been cash collateralized to the extent provided herein and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Credit Parties that it shall not:

              Excess Availability. Permit or suffer Excess Availability at any time to be in an amount equal to less than ten percent (10%) of the-then current Borrowing Base. Indebtedness. Create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness, other than:

              (a) Indebtedness to the Credit Parties hereunder and under the other Loan Documents;


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


              (b) Unsecured current liabilities and accrued expenses (not the results of borrowing) incurred in the ordinary course of business and not represented by any note, bond, debenture or other evidence of Indebtedness;

              (c) Indebtedness incurred in any fiscal year of the Borrowers for capital expenditures secured by Liens permitted under Section 9.03(b);

              (d) Indebtedness described on Schedule 9.02 hereto, but not the extension, renewal or increase in amount thereof;

              (e) Indebtedness owing by a Borrower to any other Borrower incurred in the ordinary course of business and in accordance with the Borrowers' historical practices;

              (f) Indebtedness in the form of real property mortgages to finance or refinance Real Estate acquired by a Borrower; provided, however, that if such Real Estate is Eligible Real Estate, the net proceeds from such financing or refinancing must be at least equal to the amount attributable to such Eligible Real Estate in the Borrowing Base; and

              (g) Indebtedness of the Parent to the Borrowers to the extent permitted under Section 9.06(h).

              Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

              (a) Liens existing on the date hereof and disclosed in Schedule
9.03 hereto, but not any extension, renewal or increase in the amount thereof;

              (b) purchase money mortgages or other purchase money Liens (including, without limitation, finance leases) upon any fixed or capital assets hereafter acquired, or Liens (including, without limitation, finance leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of any Loan Party, (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such finance lease) only and (iii) the principal amount secured by each such Lien does not exceed the unpaid purchase price for such asset; provided, however, that no Liens (except in favor of the Agent and except for Liens in favor of mortgagees on Real Estate as permitted under this Section 9.03(b) or under
Section 9.02(f)) shall be permitted on any stock or assets acquired or on any asset of any target company acquired in a Permitted Acquisition;

              (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business securing sums which are not overdue or as to which the validity or amount thereof is being diligently contested in good faith by


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


appropriate proceedings and adequate reserves to the extent required by GAAP have been established with respect thereto;

              (d) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation;

              (e) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business to which any Loan Party is a party as lessee;

              (f) deposits to secure public or statutory obligations of the Loan Parties;

              (g) deposits to secure surety, appeal or customs bonds in proceedings to which a Loan Party is a party;

              (h) statutory landlord's liens under leases to which a Loan Party is a party;

              (i) Liens arising out of judgments or awards in respect of which a Loan Party shall in good faith be prosecuting an appeal or proceeding for review and in respect of which the Loan Parties shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided adequate reserves shall have been created therefor in accordance with GAAP; provided, however, that any such Lien shall not have a priority senior to that in favor of the Agent on behalf of the Credit Parties with respect to any Collateral;

              (j) licenses, easements, rights-of-way, restrictions on the use of real property or minor irregularities in title thereto and other similar charges or encumbrances not materially adversely interfering with the ordinary conduct of the business of the Loan Parties and not materially adversely impairing the value of the affected property;

              (k) Liens in favor of the Agent on behalf of the Credit Parties;

              (l) Liens to secure Indebtedness permitted pursuant Section 9.02(f); and

              (m) Liens by Rex Alabama in favor of Rex Radio granted pursuant to the Alabama Agreement and collaterally assigned to the Agent on behalf of the Lenders.


              SECTION 9.04. Mergers, Sales, Dissolution, etc

              (a) Merge or consolidate with any other Person except that a Subsidiary organized solely for the purpose of consummating a Permitted Acquisition may merge or consolidate with another Person in accordance with such Permitted Acquisition, so long as such Person which is the result of such consolidation or merger shall be a Borrower or a Guarantor, as the Agent shall determine;


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


              (b) Assign, transfer, sell, lease or otherwise dispose of all or any of its property or assets to any other Person other than:

                  (i)     sales of inventory in the ordinary course of business;

                  (ii) sales or other dispositions of obsolete or unmerchantable goods or equipment and fixtures or assets which a Loan Party in the exercise of sound business judgment determines to be obsolete or no longer useful in the operation of its business;

                  (iii) leases, sales or other dispositions of any closed stores,

                  (iv)    partial leases or subleases of any operating stores,

                  (v) sales or other dispositions of stores, provided that in no event shall the Loan Parties sell in any fiscal year more than fifteen percent (15%) of the stores in existence at the commencement of such fiscal year (net of new stores opened during such fiscal year) without the consent of the Agent (such consent not to be unreasonably withheld),

                  (vi) the sale or other disposition of the Loan Parties' equity interests in any synthetic fuel entities in existence as of the Amendment Closing Date, and

                  (vii) sales of Real Estate subject to the definition of "Prepayment Event".

              (c) Change in any material respect the nature of its business, or wind up, liquidate or dissolve; or

              (d) Agree to do any of the foregoing.

              Dividends, Repayment of Indebtedness etc. Declare or pay any dividends, whether in cash, property, securities or a combination thereof, or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of capital stock or set aside any amount for any such purpose, or make any principal payment or prepayment or redemption payment or defeasance payment on account of Indebtedness for borrowed money, or acquire any such Indebtedness for borrowed money, or agree to do any of the foregoing, except that Borrowers may make:

              (a) payments to the Parent constituting repayment of loans from Parent to Borrowers listed on Schedule 9.02 hereto, to be used by the Parent within three (3) days of receipt solely for Permitted Stock Repurchases, Permitted Dividend Payments, Permitted Acquisitions by the Parent, and the payment by the Parent of taxes and administrative expenses of the Parent in the ordinary course of business, any such monies not so used by Parent to be immediately returned to the applicable Borrower;


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


              (b) dividend payments to the Parent which shall be used by Parent within three (3) days of receipt solely for Permitted Stock Repurchases, Permitted Dividend Payments, Permitted Acquisitions by the Parent, and the payment by the Parent of taxes and administrative expenses of the Parent in the ordinary course of business, any such monies not so used by Parent to be immediately returned to the applicable Borrower;

              (c) prepayments and payments permitted or required hereunder with respect to the Loans,

              (d) regularly scheduled payments (but not prepayments) on account of purchase money financing permitted in accordance with Section 9.02(c) and any Indebtedness permitted by Section 9.02(d), Section 9.02(e) or Section 9.02(g); and

              (e) regularly scheduled payments or prepayments on account of financings and re-financings permitted in accordance with Section 9.02(f).

              Investments, Loans, etc. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person, except:

              (a) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

              (b) investments in the stock of any presently existing Subsidiary, provided that the Loan Parties may not make loans to or investments in such Subsidiaries after the Amendment Closing Date;

              (c) investments representing stock or obligations issued to the Loan Parties in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of any Loan Parties;

              (d) investments in readily marketable, direct obligations of the Government of the United States of America or readily marketable obligations guaranteed by the Government of the United States of America, maturing not more than six months after the date of the purchase thereof and pledged to the Agent;

              (e) investments in (i) certificates of deposit, issued by any Lender or any domestic office of any commercial lender organized under the laws of the United States of America or any State thereof which has a combined capital, surplus and undivided profits of not


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


less than $2,500,000,000, maturing in six months or less after the date of purchase thereof and (ii) open market commercial paper issued by any corporation organized and doing business under the laws of the United States of America or any state thereof with a maturity not in excess of six months after the date of purchase thereof which has the highest credit rating by either Standard & Poor's Rating Group and pledged to the Agent or Moody's Investors Service, Inc. and pledged to the Agent;

              (f) the investments described on Schedule 9.06 hereto, but not any increase or renewal or reinvestment thereof, provided that within a reasonable period of time the Borrower shall reinvest such investments in the investments permitted under Section 9.06 (b) through (e);

              (g) Permitted Stock Repurchases and Permitted Acquisitions by the Parent;

              (h) loans by Borrowers to the Parent, the proceeds of which shall be used by Parent within three (3) days of receipt solely for Permitted Stock Repurchases, Permitted Dividend Payments, Permitted Acquisitions by the Parent, and the payment by the Parent of taxes and administrative expenses of the Parent in the ordinary course of business, any such monies not so used by Parent to be immediately returned to the applicable Borrower; and

              (i) Permitted Acquisitions by the Borrowers.

              Lease-Backs. Enter into any arrangements, directly or indirectly, with any Person, whereby any Loan Party shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Loan Party intends to use for substantially the same purpose or purposes as the property so sold or transferred; provided, however, that the Borrowers shall be permitted in the ordinary course of business and not in contravention of any other Section of this Agreement or any other Loan Document to sell any property not constituting Collateral for fair market value and lease such property back on market terms.

              Compromise of Receivables. Compromise or adjust any of the Receivables (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon, other than in the normal course of business.

              Transactions with Affiliates. Directly or indirectly (i) purchase, acquire or lease any material property from, (ii) sell, transfer or lease any material property to, or (iii) except as contemplated by Section 9.06(g), lend to or borrow any money from, any partner, Affiliate, director, officer, agent or employee of any Loan Party, or any relative thereof, or any Person in which any one or more of such directors or officers have directly or indirectly in the aggregate more than a 5% beneficial interest, except with respect to activities specified in clauses (i) and (ii),


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


at prices and on terms not less favorable to the Loan Parties than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

              Compliance with ERISA. With respect to all Plans maintained by any Borrower or any of its ERISA Affiliates, (a) terminate any Pension Plan so as to incur any material liability to the PBGC, (b) allow or suffer to exist any prohibited transaction involving any Plans or any trust created thereunder which would subject any Borrower or its ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Code Section 4975 or ERISA, (c) fail to pay to any Plan any contribution which it is obligated to pay under the terms of such Plan, (d) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, (e) allow or suffer to exist any occurrence of a Reportable Event or any other event or condition which presents a material risk of termination by the PBGC of any Plan that is a Single Employer Plan (as defined in ERISA), which termination would result in any material liability to the PBGC or (f) incur any withdrawal liability with respect to any Multiemployer Plan.

              Fiscal Year. Have a fiscal year ending other than on January 31 in any year.

              Subsidiaries. Acquire or create any Subsidiaries other than those set forth in Schedule 7.13 hereto, without the prior written consent of the Agent and Subsidiaries acquired or created in connection with, and subject to the terms and conditions of this Agreement with respect to, Permitted Acquisitions.

              Management Fees, etc. Make any payments to any Person in respect of management fees or any other similar fees.

              Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.


                         ARTICLE - 10 EVENTS OF DEFAULT

              Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any


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administrative or governmental body), and upon written notice of such event
(other than the events set forth in paragraphs (e) and (f) hereof) by the Agent to the Lead Borrower, that is to say:

              (a) if default shall be made in the due and punctual payment of the principal of or interest on the Revolving Credit Loans, or in the due and punctual payment of any fees or other amounts payable hereunder, or under the Notes or under any Letter of Credit when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise); or

              (b) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clause (a) above) or any other Loan Document and (except with respect to defaults under any of Section 3.05, Section 8.01(f), Section 8.05(b), Section 8.06(a), Section 8.09, Section 8.12 or Article
- 9 as to which no lapse of time shall be applicable) such default shall continue unremedied for fifteen (15) or more days after notice thereof has been given by the Agent, or if this Agreement or any other Loan Document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever without the prior written consent of the Agent; or

              (c) if a default shall occur (after giving effect to any applicable grace period) (i) in the payment of any principal, interest or premium with respect to any Indebtedness for borrowed money or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) of any Loan Party or (ii) under any agreement or instrument under or pursuant to which any such Indebtedness or obligation may have been issued, created, assumed, guaranteed or secured by the Loan Parties, and such default shall permit the acceleration of such Indebtedness or obligation or if any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof or shall not be paid in full at the stated maturity thereof, provided that the aggregate amount of all Indebtedness or obligations as to which such a payment default or such other default permitting acceleration shall occur exceeds $1,000,000; or

              (d) if any representation, warranty or other statement of fact given by any Loan Party herein or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document or otherwise, shall be false or misleading in any material respect when given; or

              (e) if any Loan Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or


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              (f) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Loan Party or of the whole or any substantial part of its properties, or approve a petition filed against any Loan Party seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Loan Party or of the whole or any substantial part of its properties; or if there is commenced against any Loan Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 60 days; or if any Borrower Loan Party by an act indicates its consent to or approval of any such proceeding or petition; or

              (g) if (i) any judgment, remaining unpaid, unstayed or undismissed for a period of 30 or more consecutive days is rendered against any Loan Party which by itself or together with all other such judgments rendered against any Loan Party remaining unpaid, unstayed or undismissed for a period of thirty (30) or more consecutive days, is in excess of $1,000,000, or (ii) there is any attachment, injunction or execution against any Loan Party's properties remaining unstayed or undismissed for a period of thirty (30) or more consecutive days which by itself or together with all other attachments, injunctions and executions against its properties remaining unstayed or undismissed for a period of thirty (30) or more consecutive days is for an amount in excess of $1,000,000; or

              (h) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $1,000,000; or

              (i) if any Borrower shall fail to collateralize any Letter of Credit in accordance with the Loan Documents, with cash or otherwise, after a demand has been made therefor,

         then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing,

         (A) either or both of the following actions may be taken: (i) the Agent may, and upon written request of the Required Lenders shall, declare the Total Commitment and any obligation to lend hereunder terminated, whereupon the obligation of the Lenders to make further Revolving Credit Loans and the obligation of the Issuer and Lenders to issue further Letters of Credit hereunder shall terminate immediately, and (ii) the Agent may, and upon written request of the Required Lenders shall, declare any or all of the Obligations (including, without limitation, any amounts then owing to the Lenders on account of drawings under any Letters of Credit) to be due and payable, and the same, all interest accrued thereon and all other obligations of the Loan Parties to the Agent and other Credit Parties hereunder and under the other Loan Documents and Letters of Credit, shall forthwith become due and payable without presentment,


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demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (e) or (f) above, then the obligation of the Issuer and Lenders to lend and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without any necessary action or notice by the Agent;

         (B) the Agent and the other Credit Parties shall have all of the following rights and remedies in addition to all of the rights and remedies of a secured party under the Uniform Commercial Code and otherwise: the Agent may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by the Loan Parties, take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require the Loan Parties to assemble and make available to the Agent at the expense of the Loan Parties any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or sell, resell, lease, assign and deliver or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Agent deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition the Loan Parties hereby agree that the sending of five (5) Business Days' notice by ordinary mail, postage prepaid, to the address of the Loan Parties provided for in Section 13.01 shall be deemed reasonable notice thereof; if any Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to pay for same and in such event the Agent may resell such Collateral; the Agent may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market, or is of the type which is the subject of widely distributed standard price quotations, the Agent may buy such Collateral at private sale so long as such sale is made in a commercially reasonable manner and in each case may make payment therefor by any means; and

         (C) the Agent may in its own discretion or as may be directed in writing by the Required Lenders (but not in any event, in contravention of the terms of Article - 11) determine which rights, security, Liens, security interests or remedies at any time shall be pursued, relinquished, subordinated, modified or what other shall be taken with respect thereto, without in any way modifying or affecting any of them or any of the Agent's rights hereunder; and any moneys, deposits, Receivables, balances, or other property of the Borrowers which may come into the Agent's or any Lender's hands at any time or in any manner, may be retained by the


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Agent or such Lender and applied to any of the Obligations in such order as the
Agent shall determine.

              Suits for Enforcement. In case any one or more Events of Default shall occur and be continuing, the Agent may in its own discretion or as may be directed in writing by the Required Lenders (but not in any event, in contravention of the terms of Article - 11) proceed to protect and enforce its rights or remedies and those of the Credit Parties either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

              Rights and Remedies Cumulative. No right or remedy herein conferred upon the Agent or any other Credit Party is intended to be exclusive of any other right or remedy contained herein or if any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

              Rights and Remedies Not Waived. No course of dealing between the Loan Parties and the Agent or other Credit Parties or any failure or delay on the part of the Agent or other Credit Parties in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Agent or other Credit Parties and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.


                               ARTICLE - 11 AGENT

              Appointment and Administration by Agent. Each Credit Party (other than the Agent) hereby irrevocably designates FRG as Agent under this Agreement and the other Loan Documents and irrevocably authorizes the Agent (i) to undertake the general administration of the Loan Documents, (ii) to enter into the Loan Documents to which it is a party,(iii) to hold and administer the Collateral (or cause its duly-appointed agents to do so) for its own benefit and for the ratable benefit of the other Credit Parties and (iv) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants,


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


responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

              Sharing of Excess Payments. Each of the Credit Parties agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Loan Parties, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Credit Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Credit Party has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in this Agreement and the other Loan Documents, then such Credit Party shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Credit Parties a participation in the Loans and Obligations outstanding to such other Credit Parties in an amount determined by the Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in this Agreement and the other Loan Documents in proportion to such Credit Parties' Revolving Credit Commitment Percentages; provided, however, that if any such excess payment is thereafter recovered or otherwise set aside, such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agree that any Credit Party holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Credit Party as fully as if such Credit Party held a Note and was the original obligee thereon, in the amount of such participation.


              SECTION 11.03. Agreement of Required Lenders.

              (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Required Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 13.08.

              (b) Upon the occurrence of an Event of Default, the Agent shall (subject to the provisions of Section 10.02) take such action with respect thereto as may be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Credit Parties. In no event shall the Agent be required


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to comply with any such directions to the extent that the Agent believed that the Agent's compliance with such directions would be unlawful.


              SECTION 11.04. Liability of Agent.

              (a) The Agent, when acting on behalf of the Credit Parties, may execute any of its duties under this Agreement by or through any of its officers, agents and employees, and neither the Agent nor its directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of the Agent's own gross negligence or willful misconduct. Neither the Agent or its directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees, or agents shall be: (i) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Credit Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

              (b) The Agent may execute any of its duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              (c) Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Credit Party of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

              (d) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be


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genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Credit Party. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

              (e) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent have actual knowledge of the same or has received notice from a Credit Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties.

              Credit Decisions. Each Credit Party (other than the Agent) acknowledges that it has, independently and without reliance upon the Agent or any other Credit Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agent) also acknowledges that it will, independently and without reliance upon the Agent or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

              Reimbursement and Indemnification. Each Credit Party (other than the Agent) agrees to (i) reimburse the Agent for such Credit Party's Revolving Credit Commitment Percentage of all Credit Party Expenses and (ii) indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Credit Party's Revolving Credit Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the other Loan


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Documents or any action taken or omitted by it or any of them under this
Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Agent). The provisions of this
Section 11.06 shall survive the repayment of the Obligations and the termination of the Revolving Credit Commitments.

              Rights of Agent. It is understood and agreed that FRG shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Loan Parties, as though it were not the Agent. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent hereunder.

              Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 13.03.

              Successor Agent. The Agent may resign at any time by giving fifteen (15) Business Days' written notice thereof to the other Credit Parties and the Lead Borrower. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Notwithstanding the foregoing, if FRG resigns as Agent, Fleet may, at its option, become successor Agent. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.



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ARTICLE - 12 MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER
             COLLATERAL

         Collection of Receivables; Management of Collateral. At any time an Event of Default has occurred and is continuing, upon the request of the Agent, the Borrowers shall, and shall cause each other Loan Party to, (i) at their own cost and expense, collect and otherwise enforce as the Agent's and Lenders' property and in trust for the Agent and the other Credit Parties all amounts payable on or otherwise receivable with respect to the Receivables and inventory of the Loan Parties; (ii) not commingle such collections with any Loan Party's own funds or use the same for any purpose; and (iii) as to all moneys so collected and all other proceeds of Receivables and inventory, receive in trust and shall forward to the Agent on behalf of itself and the other Credit Parties (or to the depository designated by the Agent) in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness for application to the Revolving Credit Loans.

         At any time after such request has been made by the Agent, the Borrowers shall, and shall cause each of the other Loan Parties to, or upon the failure of Loan Parties to do so, the Agent may, send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent on behalf of the Credit Parties shall have the sole right to receive the Receivables and/or take possession of the Collateral and the books and records relating thereto and the Borrowers shall not, and shall not permit any of the other Loan Parties to, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, as permitted by Section 9.08. Upon the occurrence and during the continuance of an Event of Default (and only upon such occurrence and during such continuance), the Agent may send notices as provided in the preceding sentence.

         (a) Each Borrower hereby constitutes the Agent or its designee on behalf of the Agent as such Borrower's attorney-in-fact with power after the occurrence and during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession, to sign a Loan Party 's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; to notify the Postal Service authorities to change the address for delivery of mail addressed to a Loan Party to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Article - 12. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting willful misconduct), nor for any error of judgment or mistake of fact or law; this


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power being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement is terminated.


         (b) The Agent, without notice to or consent of the Loan Parties, (A) may, after the occurrence and during the continuance of an Event of Default, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered, after the occurrence and during the continuance of an Event of Default, to accept the return of the goods represented by any of the Receivables; and (C) after the occurrence and during the continuance of an Event of Default, shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting any Loan Party's liability hereunder.

         (c) Nothing herein contained shall be construed to constitute any Loan Party as agent of the Agent or any other Credit Party for any purpose whatsoever, and neither the Agent nor any other Credit Party shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent or any other Credit Party constituting willful misconduct or gross negligence). Neither the Agent nor any other Credit Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than from acts or omissions of the Agent or any other Credit Party constituting willful misconduct or gross negligence). Neither the Agent nor any other Credit Party, by anything herein or in any assignment or otherwise, assumes any of any Loan Party's obligations under any contract or agreement assigned to the Agent or any other Credit Party, and the Agent and the other Credit Parties shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

         (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the applicable Loan Party's account and to charge such Loan Party's account therefor. The Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent on behalf of itself and the other Credit Parties shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from such Loan Party by reason of the sale and delivery creating such Receivables.


              Receivables Documentation. At such intervals as the Agent may reasonably require, each Borrower shall, and shall cause each of the other Loan Parties to, furnish such schedules


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and/or information as the Agent may reasonably require relating to the
Receivables, including without limitation sales invoices. In addition, each Borrower shall, and shall cause each of the other Loan Parties to, notify the Agent of any noncompliance in respect of the representations, warranties and covenants contained in Section 12.03. The items to be provided under this
Section 12.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the failure of any Loan Party to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's lien on or security interest in the Collateral.

         Status of Receivables and Other Collateral. With respect to Collateral at the time the Collateral becomes subject to the Agent's security interests, the Borrowers covenant, represent and warrant: (a) the Loan Parties shall be the sole owners, free and clear of all Liens except in favor of the Agent on behalf of the other Credit Parties or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Loan Parties, or work, labor and/or services theretofore rendered by the Loan Parties; (c) no Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance known to the Loan Parties except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Loan Parties' business; (d) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) to the best knowledge of the Borrowers (but without independent investigation) each Customer, guarantor or endorser is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (f) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrowers, at or before the time such Receivable is created; (g) all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (h) to the best knowledge of the Borrowers (but without independent investigation), all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers shall have full capacity to contract; (i) the Loan Parties shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require; (j) the Lead Borrower will promptly notify the Agent if any of the Loan Parties' accounts exceeding $100,000 in the aggregate outstanding at any time arise out of contracts with the United States or any department, agency, or instrumentality thereof, and the Loan Parties will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (k) the Borrowers will, immediately upon learning thereof, report to the Agent: repossession of goods; and reclamation or return of goods in any fiscal year in the aggregate in excess of $500,000


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or claims or disputes in any fiscal year in the aggregate in excess of $500,000 asserted by Customers or other obligors, any loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of Collateral with a value in excess of $500,000; (l) if an amount in excess of $100,000 is payable under or in connection with any Receivable and is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, or if an Event of Default has occurred and is continuing, all promissory notes and other instruments with respect to Receivables, shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (m) the Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (n) the Loan Parties shall conduct a physical count of their inventory at least once each Fiscal Year and upon the occurrence and during the continuance of an Event of Default, at such other intervals as the Agent may request, and in each case promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (o) the Loan Parties are not and shall not be entitled to pledge the Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

         Monthly Statement of Account. The Agent shall render to the Parent each month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers (absent manifest error) unless the Agent receives a written statement of the Borrowers' exceptions within thirty (30) days after such statement was received by or posted electronically by the Agent.

         Collateral Custodian. The Agent may at any time following the occurrence and during the continuance of an Event of Default employ and maintain in the premises of the Loan Parties a custodian selected by the Agent after consultation with the Lenders who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Loan Parties hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Agent and Lenders by reason of the employment of the custodian shall be charged to the Loan Parties' account and added to the Obligations.


                           ARTICLE - 13 MISCELLANEOUS

         Notices. Except in the case of communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:


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



           (i) if to any Borrower or Parent,

               (A) c/o Rex Stores Corporation, 2875 Needmore Road, Dayton, Ohio
             45414, Attention: Chief Financial Officer, Telecopy No. (937) 276-2713, with a copy to Chernesky, Heyman & Kress, PLL, 1100 Courthouse Plaza, S.W., Dayton, Ohio 45402, Attention: Edward M. Kress, Esq., Telecopy No. (937) 463-4947;

           (ii) if to the Agent or the Swingline Lender,

               (A) to Fleet Retail Group, Inc., 40 Broad Street, Boston,
             Massachusetts 02109, Attention Peter Foley (Telecopy No. (617) 434-4339), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David Berman, Esquire (Telecopy No. (617) 880-3456); and

           (iii) if to any Lender, at the address set forth below its name in
           Schedule 2.01 annexed hereto.

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section
13.01 or in accordance with the latest unrevoked direction from such party.

         Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document, shall be considered to have been relied upon by the Credit Parties and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Extension and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION 13.03. Successors and Assigns; Participations.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuer that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent (and any such attempted assignment or transfer without such consent


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



shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuer that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the respective directors, officers, employees, agents and advisors of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may, with the consent of the Agent (not to be unreasonably withheld or delayed) and, so long as no Event of Default shall have occurred and be continuing, the Lead Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it); provided, however, that each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment or Loans, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to an assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 or, in each case, if smaller, the entire remaining amount of the assigning Lender's Revolving Credit Commitment or Loans, unless the Agent shall otherwise consent; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, after completion of the syndication of the Revolving Credit Loans, together with a processing and recordation fee of $3,500.00. Subject to acceptance and recording thereof pursuant to Section 13.03(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 13.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.03(e). The Loan Parties hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a "Credit Party" for all purposes under this Agreement and the other Loan Documents.

         (c) The Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and Letter


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



of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Loan Parties and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in Section 13.03(b) and any written consent to such assignment required by Section 13.03, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 13.03(d).

         (e) Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it), subject to the following:

           (i) such Lender's obligations under this Agreement shall remain unchanged;

           (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

           (iii) the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

           (iv) any agreement or instrument pursuant to which a Lender sells a participation in the Revolving Credit Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 13.08(b) that affects such Participant;

           (v) subject to clauses (viii) and (ix) of this Section 13.03(e), the Loan Parties agree that each Participant shall be entitled to the benefits of Section 2.11, Section 2.14 and Section 3.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.03(b);

           (vi) to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.06 as though it were a Lender so long as such Participant agrees to be subject to Section 13.08(c) and Section 3.08(b) as though it were a Lender;

           (vii) each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register meeting the requirements of Treasury Regulation Section 5f.103-1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time (each a "Participation Register"). The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under Section 2.11, Section 2.14, Section
           3.08 and Section 13.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

           (viii) a Participant shall not be entitled to receive any greater payment under Section 2.11 or Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent; and

           (ix) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 2.11(e) as though it were a Lender and such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with Section 2.11(e).

         (f) Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section 13.03 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

         (g) The Borrowers authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, subject to the provisions of Section 13.11, any and all financial information in such Credit Party's possession concerning the Loan

Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party `s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

         SECTION 13.04. Expenses; Indemnity; Damage Waiver.

         (a) The Borrowers shall jointly and severally pay all reasonable out-of-pocket expenses incurred by (i) the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, outside consultants for the Agent, appraisers, for commercial finance examinations and environmental site assessments, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) each Credit Party (including the reasonable fees, charges and disbursements of any counsel and any outside consultants for any Credit Party) for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 13.04, or in connection with any Credit Extensions and including all out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that the Lenders who are not the Agent or the Issuer shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

         (b) The Borrowers shall, jointly and severally, indemnify the Credit Parties and each director, officer, employee, agent and advisor of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by the Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

         (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to any Credit Party under Section 13.04(a) or Section 13.04(b), each other Credit Party severally agrees to pay to such Credit Party such Credit Party's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the such Credit Party in its capacity as such.

         (d) No Borrower shall assert and, to the extent permitted by Applicable Law, each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof. The Borrowers further agree that no Indemnitee shall have any liability to the Loan Parties, any Person asserting claims by or on behalf of any Loan Party or any other Person in connection with this Agreement or the other Loan Documents except if such liability is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) a breach of the Indemnitee's obligations under this Agreement and the other Loan Documents, or
(ii) the from the gross negligence or willful misconduct of such Indemnitee.

         (e) The provisions of this Section 13.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Credit Extensions, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this Section 13.04 shall be payable on written demand therefor.

         Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now and/or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

         Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (b) All payments by the Borrowers hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section 13.01.

         SECTION 13.08. Waivers; Amendments.

         (a) No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 13.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

              (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

           (i) Without the prior written consent of the Lender affected thereby, increase the Revolving Credit Commitment of such Lender;

           (ii) Without prior written unanimous consent:

               (A) reduce the principal amount of any Loan or Letter of Credit
             Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder;

               (B) postpone the scheduled date of payment of the principal amount of any Loan or Letter of Credit Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment;

               (C) release any material portion of the Collateral (except for sales and other dispositions permitted under Section 9.04) from the Liens of the Security Documents

               (D) release any Loan Party from its obligations under any Loan
             Document, or limit its liability in respect of such Loan Document;

               (E) increase the Total Commitment;

               (F) change any of the provisions of this Section 13.08 or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; or

               (G) change the definition of the term "Borrowing Base" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves; and

           (iii) Without prior written consent of the Agent or the Issuer, as the case may be, affect the rights or duties of the Agent or the Issuer.

         (c) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Borrower unless signed by such Borrower or other applicable Loan Party.

         (d) Notwithstanding anything to the contrary contained in this Section 13.08, in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 13.08(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders, the Lead Borrower and shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Loan Parties (such Lender or Lenders, collectively the "Minority Lenders") to provide for (i) the termination of the Revolving Credit Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions, or an increase in the Revolving Credit Commitment of one or more of the Required Lenders, so that the aggregate Revolving Credit Commitments after giving effect to such amendment shall be in the same amount as the aggregate Revolving Credit Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

         (e) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to the Agent its Pro Rata share of any Revolving Credit Loans, expenses or setoff or purchase its Pro Rata share of a participation interest in the Swingline Loans (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders' respective Pro Rata shares of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Pro Rata share of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from the date when originally due until the date upon which any such amounts are actually paid. The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (Pro Rata, based on the respective Revolving Credit Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Revolving Credit Commitment to fund future Revolving Credit Loans. Upon any such purchase of the Revolving Credit Commitment Percentage of any Delinquent Lender, the Delinquent Lender's share in future Revolving Credit Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify the Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by the Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its Revolving Credit Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents. Nothing contained in this Section 13.08 shall limit or otherwise affect any right any Loan Party may have against a Delinquent Lender.

         Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 13.10. Entire Agreement; Waiver of Jury Trial; Judgment, etc.

         (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the other Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents. In the event of any conflict between this Agreement and any other Loan Documents, the provisions of this Agreement shall control.

         (b) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) IN WHICH ANY LOAN PARTY, ANY CREDIT PARTY OR ANY PARTICIPANT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY LOAN PARTY, ANY CREDIT PARTY OR PARTICIPANT OR IN WHICH ANY LOAN PARTY, ANY CREDIT PARTY OR PARTICIPANT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY LOAN PARTY OR ANY OTHER PERSON AND ANY CREDIT PARTY OR PARTICIPANT OR THE ACTIONS OF ANY CREDIT PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in Section 13.10(b) any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         Confidentiality. The Credit Parties agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, each Credit Party shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Credit Party on a non-confidential basis from a source other than any Loan Party (so long as such source is not actually known by such Credit Party to be in breach of a confidentiality agreement with a Loan Party) or (C) was available to such Credit Party on a non-confidential basis prior to its disclosure to such Credit Party by any Loan Party; (iv) to the extent any Loan Party shall have consented to such disclosure in writing; (v) to the extent reasonably necessary in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 13.03(g).

         SECTION 13.12. Jurisdiction; Consent to Service of Process.

         (a) Each Borrower agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein as the Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

         (b) Each Borrower agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the Commonwealth of Massachusetts or any federal court sitting therein as the Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         References in Loan Documents and Benefit of Collateral and Guaranties. From and after the Amendment Closing Date, (a) all references in the Loan Documents to the "Loan Agreement," the "Credit Agreement" or other references to the Original Loan Agreement shall mean and refer to this Agreement, as the same is now in effect or may hereafter be amended, restated, modified and supplemented from time to time and (b) all references in the Loan Documents to the terms "Obligations" and "Borrower" shall refer to and include the terms

"Obligations", "Borrower" and "Borrowers" as defined in this Agreement, as the same is now in effect or may hereafter be amended, restated, modified and supplemented from time to time. The parties hereto agree that this Agreement, the Notes and the Obligations hereunder shall be covered fully by, and shall benefit fully from, without limitation, all collateral security and guaranties executed in connection with the Original Loan Agreements.

         SECTION 13.16. Syndication Agent. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                  REX RADIO AND TELEVISION, INC., as Lead Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                  KELLY & COHEN APPLIANCES, INC., as a Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                  REX ALABAMA, INC., as a Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                  REX KANSAS, INC., as a Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                  REXSTORES.COM, INC., as a Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                  STEREO TOWN, INC., as a Borrower

                  By: /s/ Douglas Bruggeman
                     --------------------------
                  Name:   Douglas Bruggeman
                  Title:  Vice President - Finance


                                      S/1

                  FLEET RETAIL GROUP, INC., as Agent

                  By: /s/ Mark Forti
                     --------------------------
                  Name:   Mark Forti
                  Title:  Managing Director



                  FLEET RETAIL GROUP, INC., as a Lender

                  By: /s/ Mark Forti
                     --------------------------
                  Name:   Mark Forti
                  Title:  Managing Director


                                      S/2

                  BANK ONE, DAYTON, N.A., as a Lender

                  By: /s/ Diane Zurich
                     ----------------------------
                  Name:   Diane Zurich
                  Title:  Associate Director


                                      S/3

                  KEYBANK NATIONAL ASSOCIATION, as a Lender

                  By: /s/ Dave Waugh
                     ----------------------------
                  Name:   Dave Waugh
                  Title:  Assistant Vice President



                  KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

                  By: /s/ Dave Waugh
                     ----------------------------
                  Name:   Dave Waugh
                  Title:  Assistant Vice President




                                      S/4

                  NATIONAL CITY BANK, DAYTON, as a Lender

                  By: /s/ John Keenan
                     ----------------------------
                  Name:   John Keenan
                  Title:  Vice President



                                      S/5

                  THE PROVIDENT BANK, as a Lender

                  By: /s/ Jerome J. Brunswick
                     ----------------------------
                  Name:   Jerome J. Brunswick
                  Title:  Senior Vice President


                                      S/6

                                  SCHEDULE 2.01

                          Revolving Credit Commitments

--------------------------------------------------------------------------------

         Lender                 Revolving Credit      Approximate Percentage of
                                Commitment Amount     Total Revolving Credit
                                                      Commitment
--------------------------------------------------------------------------------
Fleet Retail Group, Inc.        $45,000,000
40 Broad Street
Boston, Massachusetts 02109
Fax:  (617) 434-4339
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KeyBank National                $25,000,000
Association
27 Public Square
Cleveland Ohio 44114
Fax:  216-689-4077
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bank One, Dayton, N.A.          $20,000,000
Kettering Tower
40 North Main Street
Dayton, Ohio 45423
Fax:  (513) 449-4885
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Provident Bank              $15,000,000
Courthouse Plaza Northeast
10 West 2nd Street
Dayton, Ohio 45402
Fax:  (513) 223-3522
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
National City Bank, Dayton      $10,000,000
6 North Main Street
Dayton, Ohio  45412
Fax:  (513) 226-2058
--------------------------------------------------------------------------------

                                  SCHEDULE 2.03-1

                                 SCHEDULE 2.03-2

                                    Exhibit A

                          Form of Revolving Credit Note

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

Up to $_______________                                     Boston, Massachusetts
                                                              September 14, 2004

         FOR VALUE RECEIVED, REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, jointly and severally, the "Borrowers"), hereby jointly and severally promise to pay to the order of ___________________ (the "Lender"), at the office of FLEET RETAIL GROUP, INC. (the "Agent"), at 40 Broad Street, 10th Floor, Boston, Massachusetts 02109 (or such other place as the Agent may from time to time designate), in accordance with the Amended and Restated Loan Agreement dated as of September 14, 2004, among the Borrowers, the Lender and the several other banks and financial institutions from time to time party thereto (the "Lenders"), and the Agent as agent for the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement"), the principal sum of up to _______________________ DOLLARS ($____________), or such lesser amount as may then constitute the unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrowers, in lawful money of the United States, and to pay interest in like money at such office or place from the date hereof to the date of payment in full hereof (whether by acceleration or otherwise) on the unpaid principal balance hereof at the rates and at the times specified in the Loan Agreement. The Lender's computation of amounts outstanding hereunder from time to time shall be, as between the Lender and the Borrowers, final, conclusive and binding for all purposes, absent demonstrable error.

         This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, the Loan Agreement and is subject to and governed by the terms and conditions thereof. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions regarding mandatory and optional payments and prepayments and acceleration of the maturity hereof by the Agent and Lenders upon the happening of certain stated events.

         This Note is secured by the Loan Agreement, certain of the Loan Documents, the Collateral and the other agreements and instruments referred to in the Loan Agreement, all as more particularly described and provided therein, and is entitled to the benefits thereof.

         Each Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrowers jointly and severally agree to pay all amounts of principal, interest and fees under this Revolving Credit Note without offset, deduction, claim, counterclaim, defense or recoupment, except offsets, recoupments or counterclaims which could not be interposed, pleaded or alleged in any other action.

         This Revolving Credit Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrowers or any successors or assigns of the Borrowers, and the Lender or any other holder hereof.

         In the event the Lender or any other holder hereof shall retain or engage an attorney to collect, enforce or protect its interests with respect to this Revolving Credit Note, the Borrowers shall be jointly and severally obligated to pay all of the costs and expenses of such collection, enforcement or protection, including attorneys' fees, whether or not suit is instituted.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWERS AND INURE TO THE BENEFIT OF THE LENDER AND ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

         If any term or provision of this Revolving Credit Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                           REX RADIO AND TELEVISION, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance


                                           KELLY & COHEN APPLIANCES, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance


                                           STEREO TOWN, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance

                                           REX KANSAS, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance


                                           REX ALABAMA, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance


                                           REXSTORES.COM, INC.

                                           By:___________________________
                                           Name:  Douglas Bruggeman
                                           Title:  Vice President - Finance

                                    Exhibit B

                        Form of Assignment and Acceptance

================================================================================

ASSIGNMENT AND ACCEPTANCE

================================================================================

         Reference is made to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as amended, modified, supplemented or restated hereafter, the "Loan Agreement") by and among (i) Rex Radio and Television, Inc., an Ohio corporation, as the lead borrower (in such capacity herein, the "Lead Borrower") for itself and the other Borrowers named therein (collectively, with the Lead Borrower, the "Borrowers"), (ii) the Borrowers, (iii) the Lenders named therein,
(iv) Fleet Retail Group, Inc., as agent (in such capacity, herein the "Agent") for the Lenders, (v) Fleet National Bank, as Issuer, and (vi) KeyBank National Association, as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         ______________________________ (the "Assignor") and ___________________
(the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations as a Lender (but not as an Issuing Bank) under the Loan Agreement as of the date hereof which represents the applicable percentage interest(s) specified on Schedule I of all outstanding rights and obligations under the Loan Agreement (including, without limitation, such interest in each of the Assignor's outstanding Revolving Credit Commitments, if any, and the Obligations owing to it). After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitments and the amount of the Revolving Credit Loans owing to the Assignee and the amount of Letters of Credit participated in by the Assignee will be as set forth in Section 2 of
         Schedule I.

2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Parent or the performance or observance by the Borrowers or the Parent of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (a) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 8.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Loan Agreement, are required to be performed by it as a Lender;
         (e) represents and warrants that it is an Eligible Assignee and that it is legally authorized to enter into this Assignment and Acceptance; (f) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; and (g) if the Assignee is a Foreign Lender, attaches two valid, accurate and complete original signed copies of IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to the Assignee's entitlement to full exemption from United States withholding tax with respect to all payments to be made to the Assignee under the Loan Agreement.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule I hereto (the "Effective Date").

5. Upon such acceptance and recording by the Agent and acceptance by the Lead Borrower (if required by the Loan Agreement), as of the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations under the Loan Agreement of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement, other than those relating to events or circumstances occurring prior to the Effective Date.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the Effective Date set forth on Schedule I hereto.

                                       [ASSIGNOR]


                                       By:_________________________________
                                       Name: ______________________________
                                       Title: _______________________________


                                       [ASSIGNEE]


                                       By:_________________________________
                                       Name: ______________________________
                                       Title: _______________________________


                                       Lending Office (and address for notices):

                                       [Address]


Accepted this _____ day
of ___________, _____

FLEET RETAIL GROUP, INC.,
as Agent


By:_________________________________
Name: ______________________________
Title: _______________________________

Acknowledged and, to the extent required under the Loan Agreement, consented to, this _____ day of __________, _____

REX RADIO AND TELEVISION, INC.,
as Lead Borrower


By:_________________________________
Name: ______________________________
Title: _______________________________




                   EXECUTION PAGE TO ASSIGNMENT AND ACCEPTANCE

                                   Schedule I

                                       to

                            Assignment and Acceptance

                          Dated _______________, _____


Section 1.

         Percentage Interest of Total Commitments:                        _____%

Section 2.

         Assignee's Revolving Credit Commitment:                $_______________

         Aggregate Outstanding Principal Revolving
         Credit Loans Owing to Assignee:                        $_______________

         Aggregate Participations in Letters of Credit:         $_______________

Section 3.

         Effective Date:                                  _______________, _____

                                    Exhibit C

                       Form of Borrowers Pledge Agreement

                 AMENDED AND RESTATED BORROWERS PLEDGE AGREEMENT


         AMENDED AND RESTATED BORROWERS PLEDGE AGREEMENT, dated as of September 14, 2004, made by

         REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), and KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ("Kelly", and together with Rex Radio, each a "Pledgor" and, jointly and severally, the "Pledgors"), and FLEET RETAIL GROUP, INC., as agent (in such capacity, referred to herein as "Secured Party") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 among Rex Radio, Kelly, Stereo Town, Inc., a Georgia corporation ("Stereo Town"), Rex Kansas, Inc., a Kansas corporation ("Rex Kansas"), Rex Alabama, Inc., an Ohio corporation ("Rex Alabama"), and rexstores.com, Inc., ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), the Secured Party and the Lenders (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement"; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement).

         WHEREAS, the Borrowers, Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, Rex Radio and Kelly, among others, entered into a Borrowers Pledge Agreement with the Original Agent, dated as of July 31, 1995 (the "Original Pledge Agreement"); and

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Pledge Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Pledge Agreement") in order to, among other things, confirm the Pledge Agreement secures all "Obligations" at any time and from time to time outstanding under the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Pledge Agreement shall hereby be amended and restated in its entirety as follows:

         1. Grant of Security Interest. As collateral security for the payment, performance and observance of all Obligations, each Pledgor pledges to the Secured Party and grants the Secured Party a security interest in the following property (collectively, the "Pledged Securities"):


                  (a) the shares of stock and/or securities owned by it, and the certificates or other instruments or documents evidencing same, as more particularly described in Schedule A annexed hereto (the "Initial Pledged Securities");


                  (b) any additional shares of stock and/or securities of the issuers of the Initial Pledged Securities which may at any time hereafter be acquired by any Pledgor and the certificates or other instruments or documents evidencing same;


                  (c) any additional shares of stock and/or securities and the certificates or other instruments or documents evidencing same which may at any time hereafter be delivered by any Pledgor to the Secured Party to be held pursuant to this Pledge Agreement; and


                  (d) all dividends, distributions and moneys paid or distributed in respect of or in exchange for, and all other proceeds of, any or all of the foregoing.

         2. Delivery of Certificates and Instruments. The Pledgors shall deliver to the Secured Party: (a) the original certificates or other instruments or documents evidencing Initial Pledged Securities, and (b) the original certificates or other instruments or documents evidencing all other Pledged Securities (except for Pledged Securities which this Pledge Agreement specifically permits the Pledgors to retain) within ten days after any Pledgor's receipt thereof. All Pledged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Secured Party or endorsed to the Secured Party or in blank.

         3. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants that:

                  (a) the Initial Pledged Securities owned by it are, and all other Pledged Securities owned by it hereafter delivered to the Secured Party will be, owned by such Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Secured Party or except as otherwise expressly permitted by Section
9.03 of the Loan Agreement;

                  (b) such Pledgor will not sell, transfer, assign, pledge or grant a security interest in the Pledged Securities owned by it to any person other than the Secured Party, except as otherwise expressly permitted by the Loan Agreement;

                  (c) the Pledged Securities consisting of shares of stock constitute, and during the term of the Loan Agreement will continue to constitute, 100% of the outstanding shares of the issuer(s) thereof;

                  (d) the Pledged Securities owned by it are all of the shares and/or securities of the issuer(s) thereof owned by such Pledgor;

                  (e) if the Pledged Securities include securities which are of the same class as securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then either (i) such Pledged Securities are not "restricted securities" within the meaning of Rule 144 issued pursuant to the Securities Act of 1933, as amended, and such Pledgor is not an "affiliate" of the issuer of such Pledged Securities within the meaning of such Rule 144, or (ii) such Pledgor shall have executed and delivered to the Secured Party, concurrently with the execution and delivery of this Pledge Agreement, a Rule 144 Supplementary Agreement in form and substance satisfactory to the Secured Party;

         4. Registration. At any time an Event of Default has occurred and is continuing, the Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

         5. Voting Rights and Certain Payments Prior to Default. So long as there shall exist no Event of Default, each Pledgor shall be entitled:

                  (a) To exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof or of the Loan Agreement, the voting power with respect to the Pledged Securities owned by it, and for that purpose the Secured Party shall (if the Pledged Securities shall be registered in the name of the Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgors, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to the Pledged Securities; and

                  (b) To receive and retain for its own account any and all dividends and distributions (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Pledged Securities owned by it.

         6. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and in case any sum shall be paid on account of the principal of any of the Pledged Securities which shall be an obligation, such sum shall, at any time an Event of Default has occurred and is continuing, be paid over to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder, and all of the same (other than cash, which shall be paid to the applicable Pledgor unless an Event of Default has occurred and is continuing) shall constitute Pledged Securities for all purposes hereof.

         7. Voting Rights and Certain Payments After Default. So long as there shall exist an Event of Default under the Loan Agreement, the Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

         8. Application of Cash Collateral. Any cash received and retained by the Secured Party as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Secured Party, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Secured Party shall in its sole discretion determine).

         9. Remedies Upon Default.

                  (a) If an Event of Default shall occur and be continuing, the Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Secured Party may grant options, each Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Pledged Securities. In no event shall the Pledgors be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by the Secured Party.

                  (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the Pledgors at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgors agree is reasonable, all other demands, advertisements and notices being hereby waived. The Secured Party shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities of a type customarily sold in a recognized market and upon each public sale, the Secured Party or any holder of the Obligations may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Pledged Securities, public or private, the Secured Party may deduct from the proceeds of sale all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Secured Party shall apply any balance of the proceeds of sale to the payment of the Obligations. The Pledgors shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Pledgors, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Secured Party.

                  (c) The Pledgors recognize that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors agree that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. The Pledgors agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (d) The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity.

         10. Care of Pledged Securities. The Secured Party shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called "events"), the Secured Party's duty shall be fully satisfied if (i) the Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgors of any events applicable to any Pledged Securities which are registered and held in the name of the Secured Party or its nominee, (ii) the Secured Party gives the Pledgors reasonable notice of the occurrence of any events, of which the Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Secured Party or its nominee (the Pledgors agreeing to give the Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of the Secured Party of which the Pledgors have received knowledge), and (iii) in the exercise of its sole discretion (a) the Secured Party endeavors to take such action with respect to any of the events as the Pledgors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Secured Party determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Secured Party, the Secured Party gives reasonable notice to the Pledgors that any such requested action will not be taken and if the Secured Party makes such determination or if the Pledgors fails to make such timely request, the Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Secured Party shall have no further obligation to ascertain the occurrence of, or to notify the Pledgors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Secured Party of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Secured Party's failure to perform its agreements set forth in this Section, each Pledgor releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Securities and/or any actions taken or omitted to be taken by the Secured Party with respect thereto (other than from acts or omissions of the Secured Party constituting willful misconduct or gross negligence), and each Pledgor hereby agrees to hold the Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

         11. Power of Attorney. Each Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Secured Party shall have the right and power, after the occurrence and during the continuance of an Event of Default, to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

         12. No Waiver. No delay on the part of the Secured Party or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

         13. Return of Pledged Securities. Upon payment in full of all Obligations and the termination of the Total Commitment, the Pledgors shall be entitled to the return of all of the

Pledged Securities and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Secured Party to the Pledgors of such Pledged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         14. Amendments and Waivers. No amendment or waiver of any provision of this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor.

         15. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE PLEDGORS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).


         16. Submission to Jurisdiction.

             (a) Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Pledge Agreement, each Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Pledgor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim.

             (b) Each Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Pledgor at its address determined pursuant to Section 13.01 of the Loan Agreement.

             (c) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

         17. Benefit of Agreement. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgors and the Secured Party and their respective successors and assigns, and all subsequent holders of the Obligations.

         18. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

         19. Captions. The captions of the sections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Pledgors and the Secured Party have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                            REX RADIO AND TELEVISION, INC.

                                            By:_____________________________
                                            Name: Douglas Bruggeman
                                            Title: Vice President - Finance


                                            KELLY & COHEN APPLIANCES, INC.

                                            By:___________________________
                                            Name: Douglas Bruggeman
                                            Title: Vice President - Finance


                                            FLEET RETAIL GROUP, INC., Agent, as
                                            Secured Party

                                            By:___________________________
                                            Name:    Mark Forti
                                            Title:   Managing Director

                                   Schedule A

                                       to

                 Amended and Restated Borrowers Pledge Agreement




         Description of Stock:

         Pledgor Holding Interest: Rex Radio and Television, Inc.



                                   Class of         Certificate           Number of
         Stock Issuer               Stock             Number                Shares
         ------------              --------         --------                ---------
         Rex Alabama, Inc.          Common              1                   100

         Rex Kansas, Inc.           Common              1                   100

         Description of Stock:

         Pledgor Holding Interest: Kelly & Cohen Appliances, Inc.

                                    Class of         Certificate          Number of
         Stock Issuer                Stock             Number              Shares
         ------------               --------         --------            ---------
         Rex Louisiana, Inc.        Common              2                   100


                                    Exhibit D

                      Form of Borrowers Security Agreement

                              AMENDED AND RESTATED
                      BORROWERS GENERAL SECURITY AGREEMENT


         AMENDED AND RESTATED BORROWERS GENERAL SECURITY AGREEMENT, dated as of September 14, 2004, made by REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Debtor" and, jointly and severally, the "Debtors"), and FLEET RETAIL GROUP, INC., as agent (in such capacity, referred to herein as "Secured Party") for itself and for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement"; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement).

         WHEREAS, the Borrowers, Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Borrowers entered into a Borrowers General Security Agreement with the Original Agent, dated as of July 31, 1995 (the "Original Security Agreement");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Security Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Security Agreement") in order to, among other things, confirm the Security Agreement secures all "Obligations" at any time and from time to time outstanding under the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Security Agreement shall hereby be amended and restated in its entirety as follows:

         1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by Secured Party and the Lenders to or for the account of Debtors, directly or indirectly, as principals, guarantors or otherwise, each Debtor hereby grants to Secured Party a continuing security interest in, and a right of setoff against, and each Debtor hereby assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all Obligations (as such term is defined in the Loan Agreement, and as used hereinafter, the "Obligations").

         2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtors to Secured Party (all of which are hereby deemed part of this Security Agreement).

         (a) Each Debtor warrants, represents and covenants that: (a) the chief executive office and other places of business of such Debtor, the books and records relating to the Collateral owned by such Debtor and such Collateral are, and have been during the four-month period prior to the date hereof, located at the addresses set forth on Exhibit A annexed hereto and such Debtor will not change any of the same, or merge or consolidate with any person or change its name, except as expressly permitted in the Loan Agreement; (b) the Collateral owned by such Debtor is and will be used in such Debtor's business and not for personal, family, household or farming use; (c) the Collateral owned by such Debtor is now, and at all times will be, owned by such Debtor free and clear of all liens, security interests, claims and encumbrances, except as permitted under Section 9.03 of the Loan Agreement; (d) such Debtor will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will such Debtor suffer or permit any of the same to occur with respect to, any Collateral owned by it, without prior written notice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory and except as expressly permitted in the Loan Agreement, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein or in the Loan Agreement; (e) subject to the terms and conditions of Section 8.04 of the Loan Agreement, such Debtor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against such Debtor, whether with respect to any Collateral, to any wages or salaries paid by such Debtor, or otherwise, and will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto;
(f) such Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations; (g) such Debtor will keep the Collateral in working order, good repair, running and marketable condition (reasonable wear and tear excepted), at such Debtor's sole cost and expense; (h) subject to, but without limiting, the terms and conditions of the Loan Agreement, Secured Party shall at all times have access to, and right of inspection of, the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from such Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor), and such Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations; (i) the Collateral is now and shall remain personal property, and such Debtor will not permit any Collateral to become a fixture without prior written notice to, and consent of, Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the security interest granted herein against all persons; (j) such Debtor, at its sole cost and expense, will maintain or will cause to be maintained such insurance on the Collateral, and will deliver to Secured Party such evidence of insurance, as is required pursuant to Section 8.06 of the Loan Agreement, and such Debtor will promptly notify Secured Party of any material loss or damage to any Collateral or arising from its use; (k) Secured Party shall apply any insurance monies received at any time to the cost of repairs to, or replacements for, the Collateral and/or to payment of the Obligations, whether or not due, in accordance with the terms of the Loan Agreement; (l) such Debtor will, at its sole cost and expense, perform all acts and execute all documents reasonably requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement, including, without limitation, delivery to Secured Party of all promissory notes or other instruments constituting a portion of the Collateral made to the order of such Debtor, duly endorsed to the order of Secured Party, as agent, and/or accompanied by such instruments of transfer and assignment as Secured Party may reasonably request; (m) at any time and from time to time, such Debtor shall, at its own sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code ("UCC"), applications for certificate of title and other papers, documents or instruments as may be reasonably requested by Secured Party in connection with this Security Agreement, which constitutes an authenticated record, and such Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing or continuation statements, and amendments thereto, with respect to the Collateral signed only by Secured Party, and such Debtor agrees that a carbon, photographic, or other reproduction of this Security Agreement or of a financing statement signed by such Debtor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions; (n) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, in its name or the applicable Debtor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to Secured Party; (o) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by such Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein; (p) in its discretion, Secured Party may, at any time and from time to time, for the account of such Debtor, discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and, upon prior notice to such Debtor, pay any amount or do any act required of such Debtor hereunder and which such Debtor fails to do or pay which Secured Party deems reasonably necessary to repair, maintain or preserve any of the Collateral, and any such payment shall be deemed an advance by Secured Party to such Debtor for which such Debtor shall be obligated to pay on demand, together with interest at the highest rate then payable on any of the Obligations; (q) such Debtor will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand; (r) in its discretion, Secured Party may, at any time after an Event of Default has occurred, transfer to or register in the name of Secured Party or its nominee any Collateral consisting of securities, and, whether or not so transferred or registered, Secured Party shall be entitled, at any time an Event of Default has occurred and is continuing, to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if it were the absolute owner thereof; provided that, as long as no Event of Default has occurred and is continuing, and whether or not the Collateral is transferred to or registered in the name of Secured Party or its nominee, such Debtor shall be entitled to exercise the right to vote such Collateral and to receive and retain all income, dividends and other distributions thereon and, if the Collateral has been so transferred or registered, Secured Party shall take such action as such Debtor may reasonably request to enable such Debtor to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral; (s) at any time an Event of Default has occurred and is continuing, any proceeds of the Collateral received by such Debtor shall not be commingled with other property of such Debtor, but shall be segregated, held by such Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; provided that, as long as no Event of Default has occurred and is continuing, such Debtor shall be entitled to retain such proceeds; (t) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered;
(u) except for any tradenames set forth below, such Debtor has not, during the five-year period prior to the date hereof, been known by or used any tradename, fictitious name or any corporate name other than such Debtor's name as set forth next to its signature below; (v) if the Collateral hereunder includes any "margin stock" as defined in Regulation U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of any

Debtor which was originally incurred to purchase any securities which are currently margin stock; and (w) if such Debtor shall at any time acquire a commercial tort claim (as defined in the UCC), such Debtor shall promptly notify Secured Party in writing of the details thereof, and such Debtor shall take such actions as Secured Party shall reasonably request in order to grant to Secured Party, for the ratable benefit of the Lenders, a perfected and first priority security interest therein and in the proceeds thereof.

         3. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, without notice to or demand upon any Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by Applicable Law) in addition to all rights and remedies of a secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                  (a) Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtors, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtors to assemble and make available to Secured Party at the joint and several expense of Debtors any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use the applicable Debtor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition each Debtor hereby agrees that the sending of five (5) days' notice by ordinary mail, postage prepaid, to any address of Debtors set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and, in such event, Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtors shall remain jointly and severally liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtors, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtors recognize that Secured Party may be unable to effect a public sale of Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

                  (b) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtors and in such manner as Secured Party may in its discretion determine.

                  (c) Secured Party may exercise all voting rights and other powers with respect to Collateral consisting of securities as if it were the absolute owner thereof, the exercise of which shall not adversely affect the security interest granted herein or the Obligations.

         4. To effectuate the terms and provisions hereof, each Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of such Debtor, irrevocably and with power of substitution, with authority, after the occurrence and during the continuance of an Event of Default, to: receive, open and dispose of all mail addressed to any Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to such Debtor to such address as Secured Party may designate; endorse the name of such Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; sign the name of such Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of such Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; sign and file one or more financing statements, continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Debtor, without the signature of any Debtor (each Debtor hereby appointing Secured Party as such Person's attorney to sign such Person's name to any such instrument or document, whether or not an Event of Default exists); and do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence).

This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

         5. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral, and, with respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral constituting securities (herein called "events"), (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Debtors of any events applicable to any securities which are registered and held in the name of Secured Party or its nominee, (ii) Secured Party gives Debtors reasonable notice of the occurrence of any events, of which Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of Secured Party or its nominee (each Debtor hereby agreeing to give Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of Secured Party of which any Debtor has received knowledge), and (iii) in the exercise of its sole discretion
(a) Secured Party endeavors to take such action with respect to any of the events as Debtors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if Secured Party determines that the action requested might adversely affect the value of the securities as collateral, the collection of the Obligations secured, or otherwise prejudice the interest of Secured Party, Secured Party gives reasonable notice to Debtors that any such requested action will not be taken and if Secured Party makes such determination or if Debtors fail to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Debtors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtors' sole risk and responsibility at all times. Each Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence), and each Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion. Each Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). THIS SECURITY

AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE DEBTORS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). Any legal action or proceeding relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations, may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and by execution and delivery of this Security Agreement, each Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Debtor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim. Each Debtor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Parent at its address set forth in Section 13.01 of the Loan Agreement. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Debtor in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies. Any Debtor so served shall appear or answer to such process within thirty (30) days after the mailing thereof. Should such Debtor so served fail to appear or answer within said thirty-day period, such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount or such other relief as may be demanded in any process so served. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of each Debtor and by any necessary votes or consents of stockholders of each Debtor. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of each Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Each Debtor acknowledges receipt of a copy of this Security Agreement.

         6. This Security Agreement shall be a Security Document as defined in the Loan Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the Commonwealth of Massachusetts as of the date first above set forth.

                                                REX RADIO AND TELEVISION, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                                KELLY & COHEN APPLIANCES, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                                STEREO TOWN, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                                REX KANSAS, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                                REX ALABAMA, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                                REXSTORES.COM, INC.

                                                By:___________________________
                                                Name: Douglas Bruggeman
                                                Title: Vice President - Finance

                                           FLEET RETAIL GROUP, INC., as Agent,
                                           as Secured Party

                                           By:___________________________
                                           Name: Mark Forti
                                           Title:   Managing Director

                                    Exhibit A

         1. Trade Name(s) (if any):




         2. Chief Executive Office:

                  2875 Needmore Road
                  Dayton, Ohio

         3. Other Place(s) of Business:



         4. Location of books and records relating to the Collateral:



         5. Designated agent for service of process (if applicable):





         6. Name of record owner(s) of real estate where any Collateral is or may be affixed to realty:

                                   SCHEDULE A


          "Collateral" shall mean all assets (other than any real property or any interest in real property) of each Debtor, including, without limitation:
(a) all present and future Accounts, including, without limitation, all accounts receivable, Health-Care-Insurance Receivables and other receivables of any kind, and all obligations for the payment of money arising out of the sale of Goods, rendition of services or the lease by any Debtor of its property; (b) all Chattel Paper (whether tangible or electronic); (c) all Documents; (d) all Instruments (including Promissory Notes); (e) all of the right, title and interest of each Debtor in and to the Goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (f) all rights of each Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (g) all additional amounts due to any Debtor from any customer, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (h) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraphs (a), (b), (c) or (d) above or in subparagraph (m) below, or acquired for the purpose of securing and enforcing any of such items; (i) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for any Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of any Debtor against, the Secured Party at any time existing; (j) all Deposit Accounts and all claims with respect thereto; (k) all raw materials, work in process, finished goods, and all other Inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of each Debtor therein and thereto, wherever located, whether now owned or hereafter acquired by any Debtor; (l) all Equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of each Debtor, wherever located and whether now owned or hereafter acquired by any Debtor, all substitutions and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (m) all of each Debtor's General Intangibles of every kind and description (including Payment Intangibles and Software), all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (n) all Commercial Tort Claims; (o) all Investment Property;
(p) all Letter-of-Credit Rights; (q) all Supporting Obligations; (r) all other personal property and other assets of each of the Debtors now owned or hereafter acquired; (s) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (t) all Proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

         All capitalized terms used herein without definition shall have the meanings as defined in the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts, unless the context otherwise requires.

                                    Exhibit E

              Form of Security Agreement -- Patents and Trademarks

             AMENDED AND RESTATED SECURITY AGREEMENT AND MORTGAGE -
                             TRADEMARKS AND PATENTS


         AMENDED AND RESTATED SECURITY AGREEMENT AND MORTGAGE -- TRADEMARKS AND PATENTS, dated as of September 14, 2004, made by REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Debtor" and, jointly and severally, the "Debtors"), and FLEET RETAIL GROUP, INC., as agent (in such capacity, referred to herein as "Secured Party") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement"; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement).

         WHEREAS, the Debtors, Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Debtors entered into a Security Agreement and Mortgage - Trademarks and Patents with the Original Lender, dated as of July 31, 1995 (the "Original IP Security Agreement");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to the Loan Agreement;

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original IP Security Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "IP Security Agreement") in order to, among other things, confirm the IP Security Agreement secures all "Obligations" at any time and from time to time outstanding under the Loan Agreement;

         WHEREAS, Debtors have adopted the terms and designs described in Schedule A annexed hereto and made a part hereof; and

         WHEREAS, Debtors are the owners and holders of the patents listed on Schedule B hereto.

         NOW, THEREFORE, the parties hereto agree that the Original IP Security Agreement shall hereby be amended and restated in its entirety as follows:

         For and in consideration of the loans and advances to be made under the Loan Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, and as collateral security for the full and prompt payment and performance of all Obligations (as defined in the Loan Agreement), Debtors hereby mortgage to and pledge with the Secured Party, and grant to the Secured Party a security interest in, all of their respective right, title and interest in and to (i) each of the Trademarks (as hereinafter defined), and the goodwill of the business symbolized by each of the Trademarks, all customer lists and other records of Debtors relating to the distribution of products bearing the Trademarks and each of the registrations described in Schedule A;
(ii) each of the Patents (as hereinafter defined) and each of the registrations listed on Schedule B hereto; and (iii) any and all proceeds of the foregoing, including, without limitation, any claims by Debtors against third parties for infringement of the Trademarks or the Patents (collectively, the "IP Collateral").

         1. Terms defined in the Loan Agreement and not otherwise defined herein, shall have the meaning set forth in the Loan Agreement. As used in this Agreement, unless the context otherwise requires:

         "Patents" shall mean (i) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by any Debtor, including, but not limited to, those described in Schedule B annexed hereto and made a part hereof, and (ii) all reissues, continuations, continuations-in-part or extensions or divisionals thereof and all licenses thereof.

         "Trademarks" shall mean (i) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by any Debtor, including, but not limited to, those described in Schedule A annexed hereto and made a part hereof, and (ii) all reissues, extensions or renewals thereof and all licenses thereof.

         2. Each Debtor hereby represents, warrants, covenants and agrees as follows:

                  (a) Each Debtor has good title to each of the Trademarks shown as owned by it on Schedule A hereto in the United States for the goods and services covered by the registrations thereof and such registrations are valid and subsisting and in full force and effect.

                  (b) Each Debtor will perform all acts and execute all documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, substantially in the forms of Exhibits 1 and 2 hereof, respectively, reasonably requested by the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party's interest in the IP Collateral or otherwise in furtherance of the provisions of this Agreement, and each Debtor hereby authorizes the Secured Party to execute and file one or more financing statements (and similar documents) or copies thereof or of this IP Security Agreement with respect to the IP Collateral signed only by the Secured Party.

                  (c) Except to the extent that the Secured Party, upon prior written notice of a Debtor, shall consent, each Debtor (either itself or through licensees) will continue to use the Trademarks in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and Debtors will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                  (d) Each Debtor has good title to each of the Patents shown as owned by it on Schedule B hereto and the registrations thereof are valid and subsisting and in full force and effect. None of the Patents has been abandoned or dedicated, and, except to the extent that the Secured Party, upon prior written notice by a Debtor, shall consent, Debtors will not do any act, or omit to do any act, whereby the Patents may become abandoned or dedicated and shall notify the Secured Party immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated.

                  (e) Debtors will be jointly and severally liable to promptly pay the Secured Party for any and all reasonable sums, costs, and expenses which the Secured Party may pay or incur pursuant to the provisions of this IP Security Agreement or in enforcing the Obligations, the IP Collateral or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel, and reasonable attorneys' fees, all of which together with interest at the highest rate then payable on the Obligations shall be part of the Obligations and be payable on demand.

                  (f) In no event shall any Debtor, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which Debtor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Debtor shall, on or prior to the date of such filing, notify the Secured Party thereof, and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party's interest in such Patent or Trademark and the goodwill and general intangibles of such Debtor relating thereto or represented thereby, and each Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                  (g) Each Debtor has the right and power to make the assignment and to grant the security interest herein granted; and the IP Collateral is not now, and at all times hereafter will not be, subject to any liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever, except in favor of the Secured Party and except as expressly permitted by Section 9.03 of the Loan Agreement, and to the best knowledge of Debtors, none of the IP Collateral is subject to any claim, except in favor of the Secured Party and except as expressly permitted by Section 9.03 of the Loan Agreement.

                  (h) Except as expressly permitted in the Loan Agreement or except to the extent that Secured Party, upon prior written notice from Debtors, shall consent, no Debtor will assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the IP Collateral, and nothing in this IP Security Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein.

                  (i) As of the date hereof, neither any Debtor nor any affiliate or subsidiary thereof owns any Patents or Trademarks or has any Patents or Trademarks registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules A and B hereto.

                  (j) Each Debtor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of the Trademarks and Patents, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted under paragraphs 2(c) and 2(d) hereof). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and no Material Adverse Effect would result therefrom, no Debtor shall have an obligation to maintain any Trademark or Patent (i) that relates solely to any product that has been discontinued, abandoned or terminated, (ii) that has been replaced with a Trademark or Patent substantially similar to the Trademark or Patent that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Trademark or Patent does not materially adversely affect the validity of such replacement Trademark or Patent and so long as such replacement Trademark or Patent is subject to the lien created by this IP Security Agreement, (iii) that any Debtor has reasonably determined is no longer used or useful in its business, provided that such Debtor will give prompt written notice of any such abandonment to Secured Party, or (iii) if Secured Party has provided written consent to the abandonment of such Trademark or Patent.

                  (k) Debtors, jointly and severally, assume all responsibility and liability arising from the use of the Trademarks, and Debtors hereby, jointly and severally, indemnify and hold Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by any Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by any Debtor (or any affiliate or subsidiary thereof). Each Debtor agrees that Secured Party does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the IP Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Debtor, and Debtors hereby, jointly and severally, agree to indemnify and hold the Secured Party harmless with respect to any and all claims by any person relating thereto.

                  (l) Secured Party may, in its sole discretion, pay any amount or do any act required of any Debtor hereunder or requested by Secured Party to preserve, defend, protect, maintain, record or enforce any Debtor's obligations contained herein, the Obligations, the IP Collateral, or the right, title and interest granted Secured Party herein, and which any Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtors and shall be the joint and several obligation of Debtors to pay on demand such advance together with interest at the highest rate then payable on the Obligations.

                  (m) Each Debtor agrees that if it, or any affiliate or subsidiary thereof, learns of any use by any person of any term or design likely to cause confusion with any Trademark, it shall promptly notify Secured Party of such use and, if requested by Secured Party, shall join with Secured Party, at its expense, in such action as Secured Party, in its reasonable discretion, may deem advisable for the protection of Secured Party's interest in and to the Trademarks.

                  (n) All licenses of its Trademarks and Patents which each Debtor has granted to third parties are set forth in Schedule C hereto.

         3. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies of the Secured Party, whether under law, the Loan Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, Debtors, the Secured Party shall have the following rights and remedies:

                  (a) Debtors shall not, upon 10 days' prior notice from the Secured Party, make any further use of the Patents or the Trademarks or any mark similar thereto for any purpose;

                  (b) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtors, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents or Trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine;

                  (c) the Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtors in, to and under any one or more license agreements with respect to the IP Collateral, and take or refrain from taking any action under any thereof, and Debtors hereby release the Secured Party from, and agree, jointly and severally, to hold the Secured Party free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement (other than from acts or omissions of the Secured Party constituting willful misconduct or gross negligence);

                  (d) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtors, assign, sell, or otherwise dispose of, the IP Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the IP Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and

                  (e) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the IP Collateral pursuant to subparagraph 3(d) hereof, the Secured Party may, at any time, pursuant to the authority granted in the Power of Attorney described in paragraph 4 hereof (such authority becoming effective on the occurrence or continuation as hereinabove provided of an Event of Default), execute and deliver on behalf of Debtors, one or more instruments of assignment of the Patents or Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. Debtors agree, jointly and severally, to pay when due all reasonable costs incurred in any such transfer of the Patents or Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations. The Secured Party shall apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by the Secured Party, and then to the Obligations, in such order as to principal or interest as the Secured Party may desire; and Debtors shall remain jointly and severally liable and will pay the Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Obligations and the balance of any expenses unpaid. Nothing herein contained shall be construed as requiring the Secured Party to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the IP Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, Debtors shall supply their customer lists and other records relating to the Trademarks or Patents and to the distribution of the products bearing or in connection with the Trademarks or Patents, to the Secured Party or its designee.

         4. Concurrently with the execution and delivery hereof, each Debtor is executing and delivering to the Secured Party, in the form of Exhibit 3 hereto, five originals of a Power of

Attorney for the implementation of the assignment, sale or other disposal of the Trademarks and Patents pursuant to paragraphs 3(d) and (e) hereof (the authority granted in such Power of Attorney becoming effective only on the occurrence or continuation of an Event of Default), and each Debtor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted herein, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of the Secured Party.

         5. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this IP Security Agreement and executed by the party to be charged. The execution and delivery of this IP Security Agreement has been authorized by the Board of Directors of each Debtor and by any necessary vote or consent of stockholders thereof. This IP Security Agreement shall be binding upon the successors, assigns or other legal representatives of Debtors, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, its successors, assigns or other legal representatives. THIS IP SECURITY AGREEMENT, THE OBLIGATIONS AND THE IP COLLATERAL SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE UNITED STATES AND THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each Debtor hereby submits to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the federal courts of the United States of America for the District of Massachusetts in any action or proceeding arising under this IP Security Agreement. If any term of this IP Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

         6. This IP Security Agreement is being executed and delivered by Debtors for the purpose of registering and confirming the grant of the security interest of Secured Party in the IP Collateral with the United States Patent and Trademark Office. It is intended that the security interest granted pursuant to this IP Security Agreement is granted as a supplement to, and not in limitation of, the security interest granted to Secured Party under that certain Amended and Restated Borrowers General Security Agreement dated as of the date hereof among Debtors and Secured Party (the "General Security Agreement"). All provisions of the General Security Agreement shall apply to the IP Collateral. Secured Party shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this IP Security Agreement and the General Security Agreement, the terms of this IP Security Agreement shall control with respect to the IP Collateral and the terms of the General Security Agreement shall control with respect to all other Collateral.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Debtors and Secured Party have caused this IP Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       REX RADIO AND TELEVISION, INC.


                                       By:____________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance


                                       KELLY & COHEN APPLIANCES, INC.


                                       By:___________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance


                                       STEREO TOWN, INC.


                                       By:___________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance


                                       REX KANSAS, INC.


                                       By:___________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance


                                       REX ALABAMA, INC.


                                       By:___________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance


                                       REXSTORES.COM, INC.


                                       By:___________________________
                                       Name:    Douglas Bruggeman
                                       Title:   Vice President - Finance

                                       FLEET RETAIL GROUP, INC., Agent, as
                                       Secured Party


                                       By:___________________________
                                       Name:    Mark Forti
                                       Title:   Managing Director

                        Schedule A to Security Agreement

                                   TRADEMARKS



         Trademark               Reg. Date                      Reg. No.
         ---------               ---------                      --------
         REX                     December 18, 1984              1,310,535

                        Schedule B to Security Agreement

                                     PATENTS


                                        Date
         Title                          Issued                     Patent No.
         -----                          ------                     ----------
                                        None

                        Schedule C to Security Agreement

                                    LICENSES


     1. License Agreement dated as of April 5, 1994 between Rex Kansas, Inc. and Rex Radio and Television, Inc.


     2. License Agreement dated as of April 5, 1994 between Rex Kansas, Inc. and Stereo Town, Inc.


     3. License Agreement dated as of April 5, 1994 between Rex Kansas, Inc. and Kelly & Cohen Appliances, Inc.


     4. License Agreement dated as of November 1, 1998 between Rex Kansas, Inc. and Rex Alabama, Inc.


     5. License Agreement dated as of May 5, 1999 between Rex Kansas, Inc. and rexstores.com, Inc.

                                                                    Exhibit 1 to
                                                              Security Agreement


                             ASSIGNMENT FOR SECURITY

                                    (PATENTS)


         WHEREAS, ________________________, a _____ corporation (herein referred to as "Assignor"), owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedule 1-A annexed hereto as part hereof (the "Patents");

         WHEREAS, Assignor is obligated to Fleet Retail Group, Inc. (herein referred to as "Assignee"), as agent for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement") among Assignor, Assignee and the Lenders, and entered into an Amended and Restated Security Agreement and Mortgage-Trademarks and Patents dated September 14, 2004 (the "Agreement") in favor of Assignee; and

         WHEREAS, pursuant to the Agreement, Assignor has assigned to Assignee, and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Patent Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Agreement;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Patent Collateral to secure the prompt payment, performance and observance of the Obligations.

         Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of, security interest in and mortgage on the Patent Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

         Assignee's address is 40 Broad Street, 10th Floor, Boston, Massachusetts 02109.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ____ day of _________, 2004.

                                        [                  ]

                                        By: ___________________________
                                        Name:_________________________
                                        Title:__________________________

                     SCHEDULE l-A TO ASSIGNMENT FOR SECURITY

                                     PATENTS


         Title                     Date Issued                     Patent No.
         -----                     -----------                     ----------

                                                                    Exhibit 2 to
                                                              Security Agreement

                             ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)


         WHEREAS, ______________________, an _____ corporation (herein referred to as "Assignor"), has adopted, used and is using the trademarks listed on the annexed Schedule 2-A, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks");

         WHEREAS, Assignor is obligated to Fleet Retail Group, Inc. (herein referred to as "Assignee"), as agent for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement") among Assignee, Assignor and such Lenders, and entered into an Amended and Restated Security Agreement and Mortgage-Trademarks and Patents dated as of September 14, 2004 (the "Agreement") in favor of Assignee; and

         WHEREAS, pursuant to the Agreement, Assignor has assigned to Assignee and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Trademark Collateral"), to secure the payment, performance and observance of the Obligations, as defined in the Agreement;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Trademark Collateral to secure the prompt payment, performance and observance of the Obligations.

         Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of, security interest in and mortgage on the Trademark Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

         Assignee's address is 40 Broad Street, 10th Floor, Boston, Massachusetts 02109.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ____ day of ________, 2004.

                                          [                    ]

                                          By: ___________________________

                                          Name:_________________________
                                          Title:__________________________

                     SCHEDULE 2-A TO ASSIGNMENT FOR SECURITY

                                   TRADEMARKS


         Trademark                  Reg. Date                    Reg. No.
         ---------                  ---------                    --------

                                                                    Exhibit 3 to
                                                              Security Agreement
                            SPECIAL POWER OF ATTORNEY


STATE OF NEW YORK  )
                   )                                                        ss.:
COUNTY OF NEW YORK )


         KNOW ALL MEN BY THESE PRESENTS, THAT, ____________________, a _____ corporation having an office at 2875 Needmore Road, Dayton, Ohio 45414 (hereinafter called "Assignor"), hereby appoints and constitutes Fleet Retail Group, Inc., as agent (hereinafter called "Assignee") for several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as it may be further amended, modified or supplemented from time to time, the "Loan Agreement") among Assignor, Assignee and such Lenders, its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor:

                    1. For the purpose of assigning,
               selling, licensing or otherwise disposing of all right, title and interest of Assignor in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

                    2. For the purpose of assigning,
               selling, licensing or otherwise disposing of all right, title and interest of Assignor in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

                    3. To execute any and all documents,
               statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

         This power of attorney is made pursuant to an Amended and Restated Security Agreement and Mortgage - Trademarks and Patents, dated the date hereof, between Assignor and Assignee and takes effect solely for the purposes of paragraphs 3(d) and (e) thereof and is subject to the conditions thereof and may not be revoked until the payment in full of all "Obligations" as defined in such Amended and Restated Security Agreement and Mortgage.

Dated:  _______ _ , 2004
[Corporate Seal]


                                            [                   ]

                                            By_______________________
                                            Name:____________________
                                            Title:_____________________


COMMONWEALTH OF MASSACHUSETTS       )
                                    ) ss.:
COUNTY OF _________________         )


         On this ____ day of _______, 2004, before me personally appeared [ ], to be known, who, being by me duly sworn, did depose and say that he resides at __________________________________and that he is [ ] of [ ], the [ ] corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation, and that he signed his name thereto pursuant to such authority.

                                          ---------------------
                                          Notary Public

                                    Exhibit F

                        Form of Parent Security Agreement

                              AMENDED AND RESTATED
                        PARENT GENERAL SECURITY AGREEMENT


         AMENDED AND RESTATED PARENT GENERAL SECURITY AGREEMENT, dated as of September 14, 2004, made by REX STORES CORPORATION (the "Debtor"), with an address as appears with the signature below, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent for itself and for the Lenders hereinafter defined (the "Secured Party").

         WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ("Rex Radio"), Stereo Town, Inc., a Georgia corporation ("Stereo Town"), Kelly & Cohen Appliances, Inc., an Ohio corporation ("Kelly"), Rex Kansas, Inc., a Kansas corporation ("Rex Kansas"), Rex Alabama, Inc., an Ohio corporation ("Rex Alabama"), and rexstores.com, Inc., ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Debtor and the Original Agent entered into, among other documents, a Guaranty (the "Original Guaranty") and a Parent General Security Agreement (the "Original Security Agreement"), each dated as of July 31, 1995;

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement);

         WHEREAS, in connection with the Loan Agreement, the Original Guaranty has been amended and restated in its entirety (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Security Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Security Agreement") in order to, among other things, confirm the Security Agreement secures all "Obligations" at any time and from time to time outstanding under the Guaranty and the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Security Agreement shall hereby be amended and restated in its entirety as follows:

         1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by Secured Party and the Lenders to or for the account of the Borrowers, directly or indirectly, as principals, guarantors or otherwise, Debtor hereby grants to Secured Party a continuing security interest in and a right of setoff against, and Debtor hereby assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all obligations at any time and from time to time arising under the Guaranty and all Obligations (as such term is defined in the Loan Agreement; all of the foregoing are referred to hereinafter collectively as the "Obligations").

         2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtor to Secured Party (all of which are hereby deemed part of this Security Agreement).

         3. Debtor warrants, represents and covenants that: (a) the chief executive office and other places of business of Debtor, the books and records relating to the Collateral and the Collateral are, and have been during the four-month period prior to the date hereof, located at the addresses set forth below and Debtor will not change any of the same, or merge or consolidate with any person or change its name, except as expressly permitted in the Loan Agreement; (b) the Collateral is and will be used in Debtor's business and not for personal, family, household or farming use; (c) the Collateral is now, and at all times will be, owned by Debtor free and clear of all liens, security interests, claims and encumbrances, except as permitted under Section 9.03 of the Loan Agreement; (d) Debtor will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will Debtor suffer or permit any of the same to occur with respect to, any Collateral, without prior written notice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory and except as expressly permitted in the Loan Agreement, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein or in the Loan Agreement; (e) subject to the terms and conditions of Section 8.04 of the Loan Agreement, Debtor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against Debtor, whether with respect to any Collateral, to any wages or salaries paid by Debtor, or otherwise, and will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto; (f) Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations; (g) Debtor will keep the Collateral in working order, good repair, running and marketable condition (reasonable wear and tear excepted), at Debtor's sole cost and expense; (h) subject to, but without limiting, the terms and conditions of the Loan Agreement, Secured Party shall at all times have access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor), and Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations; (i) the Collateral is now and shall remain personal property, and Debtor will not permit any Collateral to become a fixture without prior written notice to, and consent of, Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the security interest granted herein against all persons;
(j) Debtor, at its sole cost and expense, will maintain or will cause to be maintained such insurance on the Collateral, and will deliver to Secured Party such evidence of insurance, as is required pursuant to Section 8.06 of the Loan Agreement, and Debtor will promptly notify Secured Party of any material loss or damage to any Collateral or arising from its use; (k) Secured Party shall apply any insurance monies received at any time to the cost of repairs to or replacements for the Collateral and/or to payment of the Obligations, whether or not due, in accordance with the terms of the Loan Agreement; (l) Debtor will, at its sole cost and expense, perform all acts and execute all documents reasonably requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement, including, without limitation, delivery to Secured Party of all promissory notes or other instruments constituting a portion of the Collateral made to the order of Debtor, duly endorsed to the order of Secured Party, as agent, and/or accompanied by such instruments of transfer and assignment as Secured Party may reasonably request; (m) at any time and from time to time, Debtor shall, at its sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code ("UCC"), applications for certificate of title and other papers, documents or instruments as may be reasonably requested by Secured Party in connection with this Security Agreement, which constitutes an authenticated record, and Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing or continuation statements, and amendments thereto, with respect to the Collateral signed only by Secured Party, and Debtor agrees that a carbon, photographic, or other reproduction of this Security Agreement or of a financing statement signed by Debtor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions; (n) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, in its name or Debtor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to Secured Party; (o) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein; (p) in its discretion, Secured Party may, at any time and from time to time, for the account of Debtor, discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and, upon prior notice to Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay which Secured Party deems reasonably necessary to repair, maintain or preserve any of the Collateral, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand, together with interest at the highest rate then payable on any of the Obligations; (q) Debtor will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand; (r) in its discretion, Secured Party may, at any time after an Event of Default has occurred, transfer to or register in the name of Secured Party or its nominee any Collateral consisting of securities, and, whether or not so transferred or registered, Secured Party shall be entitled, at any time an Event of Default has occurred and is continuing, to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if it were the absolute owner thereof; provided that, as long as no Event of Default has occurred and is continuing, and whether or not the Collateral is transferred to or registered in the name of Secured Party or its nominee, Debtor shall be entitled to exercise the right to vote such Collateral and to receive and retain all income, dividends and other distributions thereon and, if the Collateral has been so transferred or registered, Secured Party shall take such action as Debtor may reasonably request to enable Debtor to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral; (s) at any time an Event of Default has occurred and is continuing, any proceeds of the Collateral received by Debtor shall not be commingled with other property of Debtor, but shall be segregated, held by Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; provided that, as long as no Event of Default has occurred and is continuing, such Debtor shall be entitled to retain such proceeds; (t) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered; (u) except for any tradenames set forth below, Debtor has not, during the five-year period prior to the date hereof, been known by or used any tradename, fictitious name or any corporate name other than Debtor's name as set forth next to its signature below; (v) if the Collateral hereunder includes any "margin stock" as defined in Regulations U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of Debtor which was originally incurred to purchase any securities which are currently margin stock; and (w) if Debtor shall at any time acquire a commercial tort claim (as defined in the UCC), Debtor shall promptly notify Secured Party in writing of the details thereof, and Debtor shall take such actions as Secured Party shall reasonably request in order to grant to Secured Party, for the ratable benefit of the Lenders, a perfected and first priority security interest therein and in the proceeds thereof.

         4. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, without notice to or demand upon Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                  (a) Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use Debtor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Debtor hereby agrees that the sending of five days' notice by ordinary mail, postage prepaid, to any address of Debtor set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtor recognizes that Secured Party may be unable to effect a public sale of Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

                  (b) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtor and in such manner as Secured Party may in its discretion determine.

                  (c) Secured Party may exercise all voting rights and other powers with respect to Collateral consisting of securities as if it were the absolute owner thereof, the exercise of which shall not adversely affect the security interest granted herein or the Obligations.

         5. To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority, after the occurrence and during the continuance of an Event of Default, to: receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; sign and file one or more financing statements, continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Debtor, without the signature of Debtor (Debtor hereby appointing Secured Party as Debtor's attorney to sign Debtor's name to any such instrument or document, whether or not an Event of Default exists); and do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence). This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

         6. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral, and, with respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral constituting securities (herein called "events"), (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Debtor of any events applicable to any securities which are registered and held in the name of Secured Party or its nominee, (ii) Secured Party gives Debtor reasonable notice of the occurrence of any events, of which Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of Secured Party or its nominee (Debtor hereby agreeing to give Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of Secured Party of which Debtor has received knowledge), and (iii) in the exercise of its sole discretion (a) Secured Party endeavors to take such action with respect to any of the events as Debtor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if Secured Party determines that the action requested might adversely affect the value of the securities as collateral, the collection of the Obligations secured, or otherwise prejudice the interest of Secured Party, Secured Party gives reasonable notice to Debtor that any such requested action will not be taken and if Secured Party makes such determination or if Debtor fails to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Debtor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtor's sole risk and responsibility at all times. Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence), and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE DEBTOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). Any legal action or proceeding relating the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations, may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and by execution and delivery of this Security Agreement, the Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim. The Debtor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Debtor at its address set forth below. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Debtor in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies. Debtor so served shall appear or answer to such process within thirty (30) days after the mailing thereof. Should Debtor so served fail to appear or answer within said thirty-day period, Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount or such other relief as may be demanded in any process so served. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of Debtor and by any necessary votes or consents of stockholders of Debtor. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Debtor acknowledges receipt of a copy of this Security Agreement.

         7. This Security Agreement shall be a Security Document as defined in the Loan Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the Commonwealth of Massachusetts as of the date first above set forth.

                                           REX STORES CORPORATION

                                           By ____________________________
                                           Name: Douglas Bruggeman
                                           Title: Vice President - Finance


                                           FLEET RETAIL GROUP, INC., as Agent,
                                           as Secured Party

                                           By: ___________________________
                                           Name:  Mark Forti
                                           Title: Managing Director

                                    Exhibit A

         1. Trade Name(s) (if any):

            None

         2. Chief Executive Office:

            2875 Needmore Road
            Dayton, Ohio 45414

         3. Other Place(s) of Business:

            None

         4. Location of books and records relating to the Collateral:

            2875 Needmore Road
            Dayton, Ohio 45414

         5. Designated agent for service of process (if applicable):

            Edward M. Kress
            Chernesky, Heyman & Kress P.L.L.
            Ten Courthouse Plaza, S.W. Suite 1100
            Dayton, Ohio 45402

         6. Name of record owner(s) of real estate where any Collateral is or may be affixed to realty:

            None

                                   SCHEDULE A

         "Collateral" shall mean all assets (other than any real property or any interest in real property) of Debtor, including, without limitation: (a) all present and future Accounts, including, without limitation, all accounts receivable, Health-Care-Insurance Receivables and other receivables of any kind, and all obligations for the payment of money arising out of the sale of Goods, rendition of services or the lease by any Debtor of its property; (b) all Chattel Paper (whether tangible or electronic); (c) all Documents; (d) all Instruments (including Promissory Notes); (e) all of the right, title and interest of Debtor in and to the Goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (f) all rights of Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (g) all additional amounts due to Debtor from any customer, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (h) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraphs (a), (b), (c) or (d) above or in subparagraph (m) below, or acquired for the purpose of securing and enforcing any of such items; (i) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of Debtor against, the Secured Party at any time existing; (j) all Deposit Accounts and all claims with respect thereto; (k) all raw materials, work in process, finished goods, and all other Inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of Debtor therein and thereto, wherever located, whether now owned or hereafter acquired by Debtor; (l) all Equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of Debtor, wherever located and whether now owned or hereafter acquired by Debtor, all substitutions and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (m) all of Debtor's General Intangibles of every kind and description (including Payment Intangibles and Software), all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (n) all Commercial Tort Claims; (o) all Investment Property; (p) all Letter-of-Credit Rights; (q) all Supporting Obligations; (r) all other personal property and other assets of Debtor now owned or hereafter acquired; (s) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (t) all Proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

         All capitalized terms used herein without definition shall have the meanings as defined in the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts, unless the context otherwise requires.

                                    Exhibit G

                         Form of Parent Pledge Agreement

                  AMENDED AND RESTATED PARENT PLEDGE AGREEMENT


         AMENDED AND RESTATED PARENT PLEDGE AGREEMENT, dated as of September 14, 2004, made by REX STORES CORPORATION, a Delaware corporation (the "Pledgor"), with an address as appears with the signature below, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent (in such capacity, referred to herein as the "Secured Party") for itself and for the Lenders hereinafter defined.

         WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ("Rex Radio"), Stereo Town, Inc., a Georgia corporation ("Stereo Town"), Kelly & Cohen Appliances, Inc., an Ohio corporation ("Kelly"), Rex Kansas, Inc., a Kansas corporation ("Rex Kansas"), Rex Alabama, Inc., an Ohio corporation ("Rex Alabama"), and rexstores.com, Inc., ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Pledgor and the Original Agent entered into, among other documents, a Guaranty (the "Original Guaranty") and a Parent Pledge Agreement (the "Original Pledge Agreement"), each dated as of July 31, 1995;

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement);

         WHEREAS, in connection with the Loan Agreement, the Original Guaranty has been amended and restated in its entirety (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Pledge Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Pledge Agreement") in order to, among other things, confirm the Pledge Agreement secures all "Obligations" at any time and from time to time outstanding under the Guaranty and the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Pledge Agreement shall hereby be amended and restated in its entirety as follows:

         1. Grant of Security Interest. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Pledgor to the Secured Party, under or in connection with the Guaranty and the Loan Agreement, whether now existing or hereafter arising (as such term is defined in the Loan Agreement, and as used hereinafter, the "Obligations"), the Pledgor pledges to the Secured Party and grants the Secured Party a security interest in the following property (collectively, the "Pledged Securities"):

                  (a) the shares of stock and/or securities, and the certificates or other instruments or documents evidencing same, as more particularly described in Schedule A annexed hereto (the "Initial Pledged Securities");

                  (b) any additional shares of stock and/or securities of the issuers of the Initial Pledged Securities which may at any time hereafter be acquired by the Pledgor and the certificates or other instruments or documents evidencing same;

                  (c) any additional shares of stock and/or securities and the certificates or other instruments or documents evidencing same which may at any time hereafter be delivered by the Pledgor to the Secured Party to be held pursuant to this Pledge Agreement; and

                  (d) all dividends, distributions and moneys paid or distributed in respect of or in exchange for, and all other proceeds of, any or all of the foregoing.

         2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Secured Party: (a) the original certificates or other instruments or documents evidencing the Initial Pledged Securities, and (b) the original certificates or other instruments or documents evidencing all other Pledged Securities (except for Pledged Securities which this Pledge Agreement specifically permits the Pledgor to retain) within ten days after the Pledgor's receipt thereof. All Pledged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Secured Party or endorsed to the Secured Party or in blank.

         3. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants that:

                  (a) the Initial Pledged Securities are, and all other Pledged Securities hereafter delivered to the Secured Party will be, owned by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Secured Party or except as otherwise expressly permitted by Section 9.03 of the Loan Agreement:

                  (b) the Pledgor will not sell, transfer, assign, pledge or grant a security interest in the Pledged Securities to any person other than the Secured Party, except as otherwise expressly permitted by the Loan Agreement;

                  (c) the Pledged Securities consisting of shares of stock constitute, and until payment in full of the Obligations will continue to constitute, 100% of the outstanding shares of the issuers thereof:

                  (d) the Pledged Securities are all of the shares and/or securities of the issuers thereof owned by the Pledgor;

                  (e) if the Pledged Securities include securities which are of the same class as securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then either (i) such Pledged Securities are not "restricted securities" within the meaning of Rule 144 issued pursuant to the Securities Act of 1933, as amended, and the Pledgor is not an "affiliate" of the issuer of such Pledged Securities within the meaning of such Rule 144, or (ii) the Pledgor shall have executed and delivered to the Secured Party, concurrently with the execution and delivery of this Pledge Agreement, a Rule 144 Supplementary Agreement in form and substance satisfactory to the Secured Party;

                  (f) if the Pledged Securities include any "margin stock" as defined in Regulations U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of the Pledgor which was originally incurred to purchase any securities which are currently margin stock;

                  (g) the Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

                  (h) the Pledgor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Pledge Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Pledge Agreement;

                  (i) this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought;

                  (j) the execution, delivery and performance of this Pledge Agreement will not violate any Applicable Law or regulation, or any applicable order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing, except the lien created pursuant to this Pledge Agreement;

                  (k) no consent of any other person (including, without limitation, stockholders and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement; and

                  (l) without the prior written consent of the Required Lenders, Pledgor will not own or operate any assets or properties or engage in any business or other activity whatsoever (including, without limitation, the incurring of Indebtedness or the granting of Liens), except for its ownership of the Pledged Securities and activities directly in connection therewith and except as may be otherwise specifically permitted by the other Loan Documents.

         4. Registration. At any time an Event of Default has occurred and is continuing, the Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

         5. Voting Rights and Certain Payments Prior to Default. So long as there shall exist no Event of Default, the Pledgor shall be entitled:

                  (a) To exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof or of the other Loan Documents, the voting power with respect to the Pledged Securities, and for that purpose the Secured Party shall (if the Pledged Securities shall be registered in the name of the Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by the Pledgor and shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to the Pledged Securities; and

                  (b) to receive and retain for its own account any and all dividends and distributions (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

         6. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and in case any sum shall be paid on account of the principal of any of the Pledged Securities which shall be an obligation, such sum shall, at any time an Event of Default has occurred and is continuing, be paid over to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder, and all of the same (other than cash, which shall be paid to the Pledgor unless an Event of Default has occurred and is continuing) shall constitute Pledged Securities for all purposes hereof.

         7. Voting Rights and Certain Payments After Default. So long as there shall exist an Event of Default, the Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

         8. Application of Cash Collateral. Any cash received and retained by the Secured Party as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Secured Party, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Secured Party shall in its sole discretion determine).

         9. Remedies Upon Default.

                  (a) If an Event of Default shall occur and be continuing, the Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Secured Party may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Pledged Securities. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by the Secured Party.

                  (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the Pledgor at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Secured Party shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities of a type customarily sold in a recognized market and upon each public sale, the Secured Party or any holder of the Obligations may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Pledged Securities, public or private, the Secured Party may deduct from the proceeds of sale all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Secured Party shall apply any balance of the proceeds of sale to the payment of the Obligations. The Pledgor shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Pledgor, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Secured Party.

                  (c) The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (d) The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity.

         10. Care of Pledged Securities. The Secured Party shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called "events"), the Secured Party's duty shall be fully satisfied if (i) the Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Pledged Securities which are registered and held in the name of the Secured Party or its nominee, (ii) the Secured Party gives the Pledgor reasonable notice of the occurrence of any events, of which the Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Secured Party or its nominee (the Pledgor agreeing to give the Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of the Secured Party of which the Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Secured Party endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Secured Party determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Secured Party, the Secured Party gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Secured Party makes such determination or if the Pledgor fails to make such timely request, the Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Secured Party shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Secured Party of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Secured Party's failure to perform its agreements set forth in this Section, the Pledgor releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Securities and/or any actions taken or omitted to be taken by the Secured Party with respect thereto (other than from acts or omissions of the Secured Party constituting willful misconduct or gross negligence), and the Pledgor hereby agrees to hold the Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

         11. Power of Attorney. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Secured Party shall have the right and power, after the occurrence and during the continuance of an Event of Default, to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

         12. Further Assurances. The Pledgor shall, upon request of the Secured Party, duly execute and deliver, or cause to be duly executed and delivered, to the Secured Party such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Secured Party to carry out more effectually the provisions and purposes of this Pledge Agreement.

         13. No Waiver. No delay on the part of the Secured Party or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

         14. Return of Pledged Securities. Upon payment in full of all Obligations and termination of the Total Commitment, the Pledgor shall be entitled to the return of all of the Pledged Securities and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Secured Party to the Pledgor of such Pledged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         15. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Pledge Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

         16. Amendments and Waivers. No amendment or waiver of any provision of this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor.

         17. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE PLEDGOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         18. Submission to Jurisdiction.

                  (a) Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Pledge Agreement, the Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim.

                  (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Pledgor at its address determined pursuant to Section 15 hereof.

                  (c) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

         19. Benefit of Agreement. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective successors and assigns, and all subsequent holders of the Obligations.

         20. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

         21. Captions. The captions of the sections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Pledge Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                           REX STORES CORPORATION


                                           By: _____________________________
                                           Name:  Douglas Bruggeman
                                           Title: Vice President - Finance

                                           Address: 2875 Needmore Road
                                                    Dayton, Ohio  45414
                                                    Fax No. (513) 449-2921

                                           FLEET RETAIL GROUP, INC., as Agent,
                                           as Secured Party


                                           By: ____________________________
                                           Name:  Mark Forti
                                           Title: Managing Director

                                           Address: 40 Broad Street, 10th Floor
                                                    Boston, MA 02109
                                                    Fax No. (617) 434-4339

                                   Schedule A

                                       to

                  Amended and Restated Parent Pledge Agreement


Description of Stock:

                               Class of       Certificate      Number of
Stock Issuer                     Stock           Number          Shares
------------                   --------       -----------      ---------
AVA Acquisition Corp.           Common             3              100

Stereo Town, Inc.               Common            A-6             555

rexstores.com, Inc.             Common             1              100


                                    Exhibit H

                             Form of Parent Guaranty

                      AMENDED AND RESTATED Parent GUARANTY

         AMENDED AND RESTATED GUARANTY by REX STORES CORPORATION, a Delaware corporation (referred to herein as the "Parent"), dated the date set forth next to its signature below, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent (the "Agent") for itself and for the Lenders hereinafter referred to.

         WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ("Rex Radio"), Stereo Town, Inc., a Georgia corporation ("Stereo Town"), Kelly & Cohen Appliances, Inc., an Ohio corporation ("Kelly"), Rex Kansas, Inc., a Kansas corporation ("Rex Kansas"), Rex Alabama, Inc., an Ohio corporation ("Rex Alabama"), and rexstores.com, Inc., ("Rex Internet", and together with Rex Radio, Stereo Town, Kelly, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Parent and the Original Agent entered into a Guaranty dated as of July 31, 1995 (the "Original Guaranty");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement); and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Guaranty be amended and restated in its entirety as set forth below (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Guaranty shall hereby be amended and restated in its entirety as follows:

         1. The Parent irrevocably and unconditionally guarantees to the Agent, on its own behalf and on behalf of the Lenders, payment when due, whether by acceleration or otherwise, of any and all Obligations, together with all interest and fees thereon, and all reasonable attorneys' fees, costs and expenses of collection incurred by the Agent and Lenders in enforcing any of such Obligations.

         2. The Parent waives notice of acceptance of this Guaranty and notice of any liability or other Obligations to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such Obligations, liabilities, suit or taking other action by the Agent or Lenders against, and any other notice to, any party liable thereon (including the Parent).

         3. The Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Parent, without incurring responsibility to the Parent, without impairing or releasing the obligations of the Parent hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against, or fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest;

                  (c) exercise or refrain from exercising any rights against the Borrowers or others (including the Parent) or otherwise act or refrain from acting;

                  (d) settle or compromise any Obligation or other liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any of the Obligations (whether due or not) to creditors of the Borrowers other than the Agent, the Lenders and the Parent; and

                  (e) apply any sums by whomsoever paid or howsoever realized to any of the Obligations regardless of what Obligations remain unpaid.

         4. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of the Parent.

         5. This Guaranty is a continuing one and all Obligations and other liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to the Parent, this Guaranty shall continue until written notice of revocation signed by the Parent shall have been actually received by the Agent, notwithstanding a revocation by, or complete or partial release for any cause of, any one or more of the remainder of the Parent, or of any of the Borrowers or of anyone liable in any manner for the Obligations or other liabilities hereby guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution of the Parent. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to (a) liabilities which shall have been created, contracted, assumed or incurred prior to receipt by the Agent of written notice of such revocation or termination or (b) liabilities which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by the Agent prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this Guaranty liabilities thereafter arising which are unconnected with liabilities theretofore arising or transactions theretofore entered into.

         6. All notices provided to be given to the Agent herein shall be sent by registered or certified mail, return receipt requested.

         7. Any and all rights and claims of the Parent against the Borrowers or any of their property, arising by reason of any payment by the Parent to the Agent pursuant to the provisions of this Guaranty, shall be subrogated and subject in right of payment to the prior payment in full of all Obligations to the Agent and Lenders.

         8. All property of the Parent held by the Agent shall be subject to a lien and a security interest in favor of the Agent its own behalf and on behalf of the Lenders, as security for the Obligations and any and all other liabilities of the Parent to the Agent and Lenders. The term "property of the Parent" shall include all property of every description, now or hereafter in the possession or custody of or in transit to the Agent for any purpose, including safekeeping, collection or pledge, for account of the Parent, or as to which the Parent may have any right or power, including, without limitation, pursuant to the Security Documents. The balance of every account of the Parent with, and each claim of the Parent against, the Agent or any Lender existing from time to time, shall be subject to a lien and subject to be set off against the Obligations, and the Agent may at any time an Event of Default has occurred and is continuing, at its option and without notice, appropriate and apply toward the payment of any of such liabilities the balance of each such account of the Parent with, and each such claim of the Parent against, the Agent and Lenders. The Agent may, at any time an Event of Default has occurred and is continuing, without notice, transfer into its own name or that of its nominee any of the property of the Parent.

         9. Upon the occurrence and during the continuance of an Event of Default, the Agent may, without notice to the Borrowers, the Parent or any aforesaid person, make the Obligations, whether or not then due, immediately due and payable hereunder as to the Parent, and the Agent shall be entitled to enforce the obligations of the Parent hereunder.

         10. (a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right from time to time, without advertisement or demand upon or notice to the Borrowers or the Parent or right of redemption, except as shall be required by the Loan Agreement or applicable statute and cannot be waived, to sell, re-sell, assign, transfer and deliver all or part of the property of the Parent, at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only. Upon each such sale the Agent, unless prohibited by provision of any applicable statute which cannot be waived, may purchase all or any part of said property being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Parent.

                  (b) In the case of each such sale, or of any proceedings to collect any of the Obligations, the Parent shall pay all reasonable costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Agent shall apply any residue to pay any of the Obligations, and the Parent shall continue liable for any deficiency, with interest.

                  (c) If claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or any Lender in payment or on account of any of the Obligations and the Agent or any Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Lender or any of their property, or (ii) any settlement or compromise of any such claim effected by the Agent or any Lender with any such claimant (including the Borrowers), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and the Parent shall be and remain liable to the Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent.

         11. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers or others (including the Parent), with respect to any of the Obligations shall, if the statute of limitations in favor of the Parent against the Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         12. The Agent shall not be bound to take any steps necessary to preserve any rights in any of the property of the Parent against prior parties who may be liable in connection therewith, and the Parent hereby agrees to take such steps. The Agent may nevertheless at any time take any action it may deem reasonably appropriate for the care or preservation of such property or of any rights of the Parent or the Agent therein and, at any time an Event of Default has occurred and is continuing, the Agent may (a) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property of the Parent, (b) compromise and settle with any person liable on such property, or (c) extend the time of payment or otherwise change the terms thereof as to any party liable thereon, all without notice to, without incurring responsibility to, and without affecting any of the liabilities hereunder of, the Parent. The Parent shall pay to the Agent all reasonable costs and expenses, including filing fees and attorneys' fees, incurred by the Agent in connection with the custody, care, preservation or collection of any of the property of the Parent or in seeking to enforce any of the liabilities or obligations of the Parent hereunder.

         13. (a) The Agent shall have the right, at any time an Event of Default has occurred and is continuing, without notice, to (i) transfer into its own name or that of its nominee any of the property of the Parent; (ii) notify any obligor on any of such property to make payment to the Agent of any amounts due thereon; and/or (iii) take control of any proceeds of any of such property.

                  (b) No delay on the part of the Agent in exercising any of the options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by the Agent unless the same shall be in writing, duly signed on behalf of the Agent, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Agent or the obligations of the Parent to the Agent in any other respect at any other time.

         14. The Parent hereby represents, warrants and covenants to the Agent that:

                  (a) The Parent has the corporate power to execute and deliver this Guaranty and to incur and perform its obligations hereunder;

                  (b) The Parent has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and to incur and perform its obligations hereunder;

                  (c) No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Parent of this Guaranty or the consummation of the transactions contemplated hereby;

                  (d) The execution, delivery and performance by the Parent of this Guaranty does not and will not violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Parent or result in the creation of any Lien upon any of its properties or assets pursuant thereto, except in favor of the Agent;

                  (e) This Guaranty has been duly authorized, executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, and is enforceable against the Parent in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (f) No proceeding referred to in paragraph (e) or (f) of
Section 10.01 of the Loan Agreement is pending against the Parent and no other event referred to in such Section 10.01 has occurred and is continuing, and the property of the Parent is not subject to any assignment for the benefit of creditors;

                  (g) Without the prior written consent of the Required Lenders, Parent shall not own or operate any assets or properties or engage in any business or other activity whatsoever (including, without limitation, the incurring of Indebtedness or the granting of Liens), except as Parent owns, operates or engages in on the Amendment Closing Date, or pay any dividends on its commons stock, except for Permitted Acquisitions, Permitted Stock Repurchases and Permitted Dividend Payments, and except, in each case, as otherwise may be specifically permitted by the other Loan Documents.

         15. The Parent waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this Guaranty and agrees that, should the Agent bring any judicial proceedings in relation to any such matter, the Parent will not interpose any non-compulsory counterclaim or setoff of any nature.

         16. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT AND OF THE PARENT HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF); and this Guaranty is binding upon the Parent and its executors, administrators, successors or assigns, and shall inure to the benefit of the Agent and its successors or assigns. In the event that the Agent brings any action or suit in any court of record of the Commonwealth of Massachusetts or the Federal Government to enforce any or all liabilities of the Parent hereunder, service of process may be made upon the Parent by mailing a copy of the summons to the Parent's statutory agent, Edward M. Kress, Esq., at Chernesky, Heyman & Kress, PLL, 1100 Courthouse Plaza, S.W., Dayton, Ohio 45402.

         Anyone signing this Guaranty shall be bound hereby, whether or not anyone else signs this Guaranty at any time.

         Dated:  September 14, 2004

                                              REX STORES CORPORATION
                                              2875 Needmore Road
                                              Dayton, Ohio  45414


                                              By:____________________
                                              Name: Douglas Bruggeman
                                              Title: Vice President - Finance

                                    Exhibit I

                             Form of Swingline Note

                       AMENDED AND RESTATED SWINGLINE NOTE

Up to $10,000,000.00                                       Boston, Massachusetts
                                                              September 14, 2004

         FOR VALUE RECEIVED, REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, jointly and severally, the "Borrowers"), hereby jointly and severally promise to pay to the order of FLEET RETAIL GROUP, INC. (the "Swingline Lender"), at the office of the Swingline Lender, at 40 Broad Street, 10th Floor, Boston, Massachusetts 02109 (or such other place as the Swingline Lender may from time to time designate), in accordance with the Amended and Restated Loan Agreement dated as of September 14, 2004, among the Borrowers, the Swingline Lender and the several other banks and financial institutions from time to time party thereto (the "Lenders"), and Fleet Retail Group, Inc., in its capacity as agent (in such capacity herein, the "Agent") for the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement"), the principal sum of up to TEN MILLION DOLLARS ($10,000,000.00), or such lesser amount as may then constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender to the Borrowers, in lawful money of the United States, and to pay interest in like money at such office or place from the date hereof to the date of payment in full hereof (whether by acceleration or otherwise) on the unpaid principal balance hereof at the rates and at the times specified in the Loan Agreement. The Swingline Lender's computation of amounts outstanding hereunder from time to time shall be, as between the Swingline Lender and the Borrowers, final, conclusive and binding for all purposes, absent demonstrable error.

         This Amended and Restated Swingline Note (this "Note") is the Swingline Note referred to in, and issued pursuant to, the Loan Agreement and is subject to and governed by the terms and conditions thereof. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions regarding mandatory and optional payments and prepayments and acceleration of the maturity hereof by the Agent and the Swingline Lender upon the happening of certain stated events.

         This Note is secured by the Loan Agreement, certain of the Loan Documents, the Collateral and the other agreements and instruments referred to in the Loan Agreement, all as more particularly described and provided therein, and is entitled to the benefits thereof.

         Each Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrowers jointly and severally agree to pay all amounts of principal, interest and fees under this Note without offset, deduction, claim, counterclaim, defense or recoupment, except offsets, recoupments or counterclaims which could not be interposed, pleaded or alleged in any other action.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrowers or any successors or assigns of the Borrowers, and the Swingline Lender or any other holder hereof.

         In the event the Swingline Lender or any other holder hereof shall retain or engage an attorney to collect, enforce or protect its interests with respect to this Note, the Borrowers shall be jointly and severally obligated to pay all of the costs and expenses of such collection, enforcement or protection, including attorneys' fees, whether or not suit is instituted.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWERS AND INURE TO THE BENEFIT OF THE SWINGLINE LENDER AND ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

         If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                               REX RADIO AND TELEVISION, INC.

                               By:___________________________
                               Name:  Douglas Bruggeman
                               Title:  Vice President - Finance


                               KELLY & COHEN APPLIANCES, INC.

                               By:___________________________
                               Name:  Douglas Bruggeman
                               Title:  Vice President - Finance

                                STEREO TOWN, INC.

                                By:___________________________
                                Name:  Douglas Bruggeman
                                Title:  Vice President - Finance


                                REX KANSAS, INC.

                                By:___________________________
                                Name:  Douglas Bruggeman
                                Title:  Vice President - Finance


                                REX ALABAMA, INC.

                                By:___________________________
                                Name:  Douglas Bruggeman
                                Title:  Vice President - Finance


                                REXSTORES.COM, INC.

                                By:___________________________
                                Name:  Douglas Bruggeman
                                Title:  Vice President - Finance

                                    Exhibit J

                            Form of DDA Notification


                                DDA/NOTIFICATION
           [PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH DEPOSITORY]


                                                             _____________, 20__


To:      [Name and Address of Bank]

         Re: [Insert Name of Borrower in Whose Name Account(s) is/are Maintained]

Dear Sir/Madam:

         This letter relates to the Account Numbers listed on Exhibit A attached hereto and any other depository account(s) (collectively the "Accounts") which [Insert Name of Borrower], a _______________ corporation (the "Borrower"), now or hereafter maintains with you. The term "Accounts" shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Borrower.

         Under various financing agreements by and between, among others, the Borrower and Fleet Retail Group, Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent (in such capacity, herein the "Agent") for the ratable benefit of a syndicate of lenders (the "Lenders"), the Borrower has granted to the Agent (for the ratable benefit of the Agent and the other Lenders) a security interest in and to, among other things, the Borrower's inventory, accounts, and deposit accounts, including, without limitation, the Accounts and all amounts now or hereafter deposited therein or evidenced thereby. Consequently, the present and all future contents of the Accounts constitute the Agent's collateral and proceeds of the Agent's collateral. Any right of setoff, banker's lien, or the like which you may otherwise have with respect to the Accounts is subject, to the fullest extent permitted under applicable law, to the prior right of the Agent to the Accounts and the contents of the Accounts.

         Until you receive written notification from the Agent that the interest of the Agent in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance, not to exceed $2,500.00, as may be required to be maintained in each of the Accounts, shall be transferred on each business day only as follows:

                  By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

                   Fleet National Bank
                   ABA #011000138
                   Fleet Retail Finance Collateral Account for Rex Stores, Inc. Account No. 9392854646

         Upon request of the Agent, a copy of each statement issued with respect to the Accounts should be provided to the Agent at the following address (which address may be changed upon seven (7) days written notice given to you by the Agent):

                  Fleet Retail Group, Inc.
                  40 Broad Street, 10th Floor
                  Boston, Massachusetts 02109
                  Attention: Peter Foley
                  Re: Rex Stores Corporation

         You shall be fully protected in acting on any order or direction by the Agent respecting the Accounts without making any inquiry whatsoever as to the Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

                            Very truly yours,

                            [INSERT NAME OF BORROWER]

                            By:_________________________________
                            Name: ______________________________
                            Title: _______________________________


cc:      Fleet Retail Group, Inc.

                                   Exhibit "A"

                                    Accounts

                                    Exhibit K

                        Form of Credit Card Notification


                            CREDIT CARD NOTIFICATION
             PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR



                                                               ___________, 20__



To:      [Name and Address of Credit Card Processor]
         (the "Processor")

         Re:      [Insert Name of Borrower]
                  Merchant Account Number: ____________________

Dear Sir/Madam:

         [Insert Name of Borrower], a _______________ corporation (the "Borrower"), has entered into various financing agreements with Fleet Retail Group, Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent (in such capacity, herein the "Agent") for the ratable benefit of a syndicate of lenders (the "Lenders"), pursuant to which agreements the Borrower has granted to the Agent (for the ratable benefit of the Agent and the other Lenders) a security interest in and to, among other things, the Borrower's accounts, including, without limitation, all amounts due or to become due from the Processor to the Borrower.

         Under the terms and provisions of such financing agreements, the Borrower is, under certain circumstances, obligated to deliver all proceeds of the Borrower's accounts, accounts receivable, and inventory to the Agent. Such proceeds include all credit card charges submitted by the Borrower to the Processor for processing and the amounts which the Processor owes to the Borrower on account thereof (the "Credit Card Proceeds").

         Until the Processor receives notification from the Agent that the interest of the Agent in the Credit Card Proceeds has been terminated, all amounts as may become due from time to time from the Processor to the Borrower (including without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:

         (a) By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

                                    Fleet National Bank
                                    ABA #011000138
                                    Fleet Retail Finance Collateral Account for
                                    Rex Stores, Inc.
                                    Account No. 9392854646

                           or

         (b) As the Processor may be otherwise instructed from time to time in writing by an officer of the Agent.

         Upon request of the Agent, a copy of each periodic statement issued by the Processor to the Borrower shall be provided to the Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Agent):

                  Fleet Retail Group, Inc.
                  40 Broad Street, 10th Floor
                  Boston, Massachusetts 02109
                  Attention: Mr. Peter Foley
                  Re: Rex Stores Corporation

         The Processor shall be fully protected in acting on any order or direction by the Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

         This letter may be amended only by the written agreement of the Processor, the Borrower, and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent. The Borrower shall not have any right to terminate this letter nor, except as provided in this Agreement, amend it.

                                        Very truly yours,

                                        [INSERT NAME OF BORROWER]


                                        By:_________________________________
                                        Name: ______________________________
                                        Title: _______________________________




cc:      Fleet Retail Group, Inc.

                                    Exhibit L

                        Form of Blocked Account Agreement



                            BLOCKED ACCOUNT AGREEMENT


                                                              September 14, 2004

Fleet Retail Group, Inc., Agent
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attention: Peter Foley

         Re:      Rex Radio and Television, Inc.

Ladies and Gentlemen:

1.       BACKGROUND:

         (a) The Provident Bank (herein the "Bank") is advised as follows:

             (i) Fleet Retail Group, Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, is agent (in such capacity, herein the "Agent") for the ratable benefit of a syndicate of lenders (the "Lenders"), which are making loans or furnishing other financial accommodations to Rex Radio and Television, Inc., an Ohio corporation with its principal executive offices at 2875 Needmore Road, Dayton, Ohio 45414 (the "Borrower").

             (ii) The Borrower's obligations on account of such loans and financial accommodations are secured by, among other things, the inventory and accounts receivable of the Borrower. As a normal requirement to such financing, after notice by the Agent to the Bank in accordance with the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Agent ("Notice"), all cash proceeds received by the Borrower for such inventory and accounts receivable are required to be forwarded to the Agent daily on the day of receipt.

         (b) The Agent has been requested by the Borrower to allow the Borrower to deposit in a special account at the Bank (the "Blocked Account") such cash proceeds. After Notice from the Agent, the Bank shall forward to the Agent, each Business Day (as hereinafter defined) by wire transfer, the currently available balance in the Blocked Account, net of such minimum balance, not to exceed $2,500.00, as may be required by the Bank to be maintained in the Blocked Account.

        (c) The Agent has indicated that it would be agreeable to this special arrangement provided that the Borrower's right to withdraw from the Blocked Account is limited as set forth below and that the Bank agrees not to exercise any banker's lien, right of offset or the like which the Bank otherwise might have with respect to contents in the Blocked Account, except as otherwise provided herein.

    2. OPENING OF BLOCKED ACCOUNT: The Borrower and the Bank (with knowledge that the Agent's continued financing of the Borrower will in part be in reliance on the Bank's agreements and undertakings in this letter) hereby confirm to the Agent the following:

        (a) That Account Number 0758609 (which is the "Blocked Account") has been set up by the Borrower with the Bank. The Blocked Account is subject to Bank's account agreements, disclosures, and other documents (the "Account Rules") as may be in effect from time to time. In the event of a conflict between the terms of this Agreement and the Account Rules, this Agreement shall prevail.

         (b) That until the Bank's receipt of Notice from the Agent, the Bank may follow the Borrower's instructions with respect to funds deposited in the Blocked Account. From and after receipt of Notice from the Agent, the only payments which may be drawn out of the Blocked Account shall be to the Agent's order, except as provided in Section 4 hereof.

         (c) That, except as provided in Section 4, the Bank will not exercise or claim any banker's lien, right of offset or the like against the Blocked Account.

         (d) That the Bank further agrees not to exercise any right or claim which the Bank may have in any of the funds deposited in the Blocked Account, except as provided in Section 4 hereof.

    3. TRANSFER OF CONTENTS OF BLOCKED ACCOUNT TO AGENT: From and after the Bank's receipt of Notice from the Agent, the Borrower and the Bank hereby agree that the Bank will initiate a wire or ACH transfer to the Agent, on each Business Day, the currently available balance in the Blocked Account as of 9:00 a.m. (Eastern Time), net of such minimum balance, not to exceed $2,500.00, as may be required by the Bank to be maintained in the Blocked Account and any Account Charges owing to the Bank as provided in Section 4 herein. Such transfers shall be made to:

                  Fleet National Bank
                  ABA #011000138
                  Fleet Retail Finance Collateral Account for Rex Stores, Inc. Account No. 9392854646
         or as the Agent may otherwise direct. The Bank reserves the right to suspend payments to the Agent in the event that the Bank reasonably believes that fraudulent, illegal or suspicious activities have occurred or may occur in connection with the Blocked Account. For purposes of this Agreement, "Business Day" shall mean a day on which the Bank's main office is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays or legal holidays.

    4. RETURNED CHECKS AND ACCOUNT CHARGES: The Bank may charge the Blocked Account for the amount of any returned or otherwise not collected checks or items deposited to the Blocked Account and for the Bank's reasonable customary fees associated with the maintenance and operation of the Blocked Account (such amounts and fees referred to collectively herein as the "Account Charges"). If the funds in the Blocked Account are insufficient to cover the Account Charges, the Bank will notify the Agent and the Borrower, and the Borrower will promptly reimburse the Bank for the full amount of the Account Charges owing. In the event that the Borrower fails to reimburse the Bank within a reasonable time period, the Agent agrees to reimburse the Bank for the outstanding amount of any Account Charges, but only to the extent that the Account Charges arose after the Bank received the Notice from the Agent provided for in paragraph 1(a) of this Agreement. The obligations of the Borrower and the Agent to the Bank pursuant to this paragraph shall survive termination of this Agreement.

    5. PLEDGE OF BLOCKED ACCOUNT: As collateral security for the payment of all present and future liabilities, obligations, and indebtedness of the Borrower to the Agent and the other Lenders, the Borrower hereby assigns, pledges and transfers to the Agent (for the ratable benefit of the Agent and the other Lenders) all of its rights, title and interest in and to the Blocked Account and all sums now or hereafter on deposit in or payable or withdrawable from said Blocked Account and any interest accrued or payable thereon. Upon Notice to the Bank from the Agent, the Agent shall have the full and irrevocable right, power, and authority to demand, collect, and withdraw all amounts due to become due and payable under the Blocked Account and at the Agent's discretion take any other action, including the transfer of said Blocked Account to the Agent's own name, which the Agent deems necessary or appropriate to preserve or protect the security interest of the Agent (for the ratable benefit of the Agent and the other Lenders) in the Blocked Account.

    6. BANK'S ACKNOWLEDGMENT OF PLEDGE: The Bank hereby acknowledges notice of, and consents to, the provisions of Paragraph 5 hereof. The Bank further agrees that at all times it will make distributions from said Blocked Account only in the manner set forth in this letter. The Bank acknowledges that the Blocked Account is not currently subject to a notice, writ, order or any form of legal process from any other person asserting, claiming, exercising any right of set-off, banker's lien or other purported form of claim.

    7. BANK FULLY PROTECTED: The Bank shall be fully protected in acting on any order or direction by the Agent respecting the Blocked Account without making any inquiry whatsoever as to the Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Agent.

    8. INDEMNIFICATION: The Borrower agrees to indemnify the Bank against, and to hold the Bank harmless from, any liability or claim, including court costs, reasonable attorneys' fees and other expenses, which the Bank incurs in connection with (a) the Bank following any instruction or request of the Agent, or (b) the Bank otherwise complying with its obligations under this Agreement, unless such liability or claim arises from the gross negligence or willful misconduct of the Bank. In the event that the Borrower fails to indemnify the Bank within a reasonable time period, the Agent agrees to indemnify the Bank for any such liability or claim. The obligations of the Borrower and the Agent to the Bank pursuant to this paragraph shall survive termination of this Agreement.

    9. NOTICES: All notices under this Agreement shall be made to the following addresses:

                                    If to the Agent:

                                    Fleet Retail Group, Inc.
                                    40 Broad Street, 10th Floor
                                    Boston, Massachusetts 02109
                                    Attention: Mr. Peter Foley
                                    Fax:    (617) 434-4339

                                    If to the Bank:

                                    The Provident Bank
                                    309 Vine Street
                                    Mail stop : 446-D
                                    Cincinnati OH 45202
                                    Attention: Jerry Myer
                                    Fax:    (513) 345-7181

                                    If to the Borrower:

                                    Rex Stores Corporation
                                    2875 Needmore Road
                                    Dayton, Ohio 45414
                                    Attention: Chief Financial Officer
                                    Fax:    (937) 276-2713
         or to such other address and/or facsimile number as each party may provide in writing to the other parties in accordance with this paragraph 9. All notices and other communications under this Agreement shall be deemed to have been duly given (a) on the date of receipt, if hand delivered, (b) three (3) Business Days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or (c) upon receipt, if by any telex, facsimile or other telecommunications equipment.

    10. TERMINATION OF AGREEMENT: This Agreement and the Blocked Account may be terminated by the Bank on thirty (30) days prior written notice to the Agent.

    11. GOVERNING LAW: The validity, construction, interpretation and enforcement of this Agreement, and the rights of the parties under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Ohio, without regard to the principles of conflicts of law.

    12. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon each of the Borrower, the Agent and the Bank, and each of their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Agent, the Lenders and the Bank, and each of their respective successors and assigns. All covenants, promises and agreements by or on behalf of any of the Borrower, the Agent and the Bank that are contained in this Agreement shall bind and inure to the benefit of the Borrower, the Agent and the Bank, and each of their respective successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]

                                               THE BANK:

                                               THE PROVIDENT BANK

                                               By:____________________________
                                               Name: _________________________
                                               Title:_________________________

THE BORROWER:

REX RADIO AND TELEVISION, INC.


By: ________________________________
Name:    Douglas Bruggeman
Title:   Vice President - Finance

The foregoing is accepted and agreed to:

FLEET RETAIL GROUP, INC., as Agent


By: ________________________________
Name:    Mark Forti
Title:   Managing Director


REX STORES CORPORATION, INC. BORROWING BASE EXAMPLE - Numbers are for illustrative purposes
Monthly Borrowing Base Certificate - Inventory as of Month Ending 6/30/2004

 1    Eligible Credit Card Receivables                                                                      439,937.78
 2    Credit Card Advance Rate                                                                                    85.0%
 3    Credit Card Receivables Availability [1*2]                                                            373,947.11

 4    Cost of Inventory                                                                                 159,328,224.00
   Less : Inventory Reserves
 5    Shrink reserve equal 0.3% of sales since prior physical                                                        -
 6    FIFO Reserve                                                                                        1,291,245.00
 7    Reserve for RTV and damage inventory not yet processed                                              3,000,000.00
 8    Ineligible - Open Stock locations                                                                              -
 9    Ineligible - Damage and Defective, out for repair, defective old                                    3,620,501.74
10    Total Inventory Reserves (sum of lines 5-9)                                                         7,911,746.74
11    Cost of Eligible Inventory [lines 4 -10]                                                          151,416,477.26

12    Appraised Value of Eligible Inventory per schedule                                                          76.5%
13    Appraisal Percentage                                                                                        85.0%
14    Appraised Value of Eligible Inventory, net of Inventory Reserves, multiplied by
        the Appraisal Percentage  [lines 11*12*13]                                                       98,458,564.34

15    Inventory Advance Rate                                                                                      50.0%
16    Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory
        Advance Rate [lines 11*15]                                                                       75,708,238.63

17    Inventory Availability (greater of Lines 14 and 16)                                                  98458564.34

18    FMV Eligible Real Estate                                                                                       -
19    Real Estate advance rate                                                                                     50%
20    Real Estate availability (line 18*19)                                                                          -

21    Gross Collateral Availability [line 3+17+20]                                                         98832511.45

22    Rent Reserve for stores in WA, VA, PA                                                                 220,000.00
23    Merchandise Credit Liability, Gift Certificates                                                                -
24    Liability for merchandise sold and not yet shipped                                                  1,700,000.00
25    Layaway Reserve                                                                                     1,700,000.00
26    LC landing cost reserve                                                                                        -
27    Real Estate availability > 30% of borrowing base                                                               -
28    Other                                                                                                          -
29    Availability Reserves (sum of lines 22 through 28)                                                  3,620,000.00

---------------------------------------------------------------------------------------------------------------------------
Total Rex Stores Borrowing Base [Line 21 - 29]                                                                 95212511.45
---------------------------------------------------------------------------------------------------------------------------

a         Total Commitments                                                                                      115000000
b         Total Rex Stores Borrowing Base                                                                      95212511.45
c         Lesser of a or b                                                                                     95212511.45

d         Beginning of prior day unpaid balance of Loan Account                                                          -
e         add: prior day advance request and other charges                                                               -
f         less: prior day paydown                                                                                        -
g         Aggregate unpaid balance of the Loan Account (lines d+e-f)                                                     -

h         Documentary LCs                                                                                                -
I         Standby LCs                                                                                           943,079.00
j         Aggregate of all outstanding LCs (lines h+I)                                                              943079

---------------------------------------------------------------------------------------------------------------------------
Availability [lines c-g-j]                                                                                     94269432.45
---------------------------------------------------------------------------------------------------------------------------

          Advance Request

          Availability after today's advance request                                                           94269432.45

          Minimum Required Excess Availability Covenant                                                       9,521,251.15

          The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Amended and Restated Loan Agreement dated September ___, 2004 between the Borrower and Fleet Retail Group, Inc.



       Authorized Signer ______________________________________________

                                    Exhibit N

                           Form of Borrowers Guaranty

                     AMENDED AND RESTATED BORROWERS GUARANTY

         AMENDED AND RESTATED BORROWERS GUARANTY by REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet", and together with Rex Radio, Stereo Town, Kelly, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), dated as of September 14, 2004, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent (the "Agent") for itself and for the Lenders hereinafter referred to.

         WHEREAS, the Borrowers, Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with the Original Loan Agreement, the Borrowers and the Original Agent entered into a Guaranty dated as of July 31, 1995 (the "Original Guaranty");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement); and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Guaranty be amended and restated in its entirety as set forth below (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Guaranty shall hereby be amended and restated in its entirety as follows:

         1. Each Borrower irrevocably and unconditionally guarantees to the Agent, on its own behalf and on behalf of the Lenders, payment when due, whether by acceleration or otherwise, of any and all Obligations of all of the other Borrowers, together with all interest thereon and all reasonable attorneys' fees, costs and expenses of collection incurred by the Agent and Lenders in enforcing any of such Obligations.

         2. Each Borrower waives notice of acceptance of this Guaranty and notice of any liability or other Obligations to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such Obligations, liabilities, suit or taking other action by the Agent or Lenders against, and any other notice to, any party liable thereon (including the Guarantors).

         3. The Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Borrowers, without incurring responsibility to the Borrowers, without impairing or releasing the obligations of the Borrowers hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, or fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest;

                  (c) exercise or refrain from exercising any rights against the Borrowers or others (including, without limitation, the Parent under its Guaranty) or otherwise act or refrain from acting;

                  (d) settle or compromise any Obligation or other liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any of the Obligations (whether due or not) to creditors of the Borrowers other than the Agent, the Lenders and the Borrowers; and

                  (e) apply any sums by whomsoever paid or howsoever realized to any of the Obligations regardless of what Obligations remain unpaid.

         4. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of the Borrowers.

         5. This Guaranty is a continuing one and all Obligations and other liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to the Borrowers, this Guaranty shall continue until written notice of revocation signed by the Borrowers shall have been actually received by the Agent, notwithstanding a revocation by, or complete or partial release for any cause of, any one or more of the remainder of the Borrowers, or of anyone liable in any manner for the Obligations or other liabilities hereby guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution of any of the Borrowers. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to (a) liabilities which shall have been created, contracted, assumed or incurred prior to receipt by the Agent of written notice of such revocation or termination or (b) liabilities which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by the Agent prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this Guaranty liabilities thereafter arising which are unconnected with liabilities theretofore arising or transactions theretofore entered into.

         6. All notices provided to be given to the Agent herein shall be sent by registered or certified mail, return receipt requested.

         7. Any and all rights and claims of any of the Borrowers against any other Borrower or any of its property, arising by reason of any payment by any Borrower to the Agent pursuant to the provisions of this Guaranty, shall be subrogated and subject in right of payment to the prior payment in full of all Obligations to the Agent and Lenders.

         8. All property of the Borrowers held by the Agent shall be subject to a lien and a security interest in favor of the Agent its own behalf and on behalf of the Lenders, as security for the Obligations and any and all other liabilities of the Borrowers to the Agent and Lenders. The term "property of the Borrowers" shall include all property of every description, now or hereafter in the possession or custody of or in transit to the Agent for any purpose, including safekeeping, collection or pledge, for account of the Borrowers, or as to which any Borrower may have any right or power, including, without limitation, pursuant to any of the Security Documents. The balance of every account of the any Borrower with, and each claim of any Borrower against, the Agent or any Lender existing from time to time, shall be subject to a lien and subject to be set off against the Obligations, and the Agent may, at any time an Event of Default has occurred and is continuing, at its option and without notice, appropriate and apply toward the payment of any of such liabilities the balance of each such account of each Borrower with, and each such claim of any Borrower against, the Agent and Lenders. The Agent may, at any time an Event of Default has occurred and is continuing, without notice, transfer into its own name or that of its nominee any of the property of any Borrower.

         9. Upon the occurrence and during the continuance of an Event of Default, the Agent may, without notice to the Borrowers or any aforesaid person, make the Obligations, whether or not then due, immediately due and payable hereunder as to the Borrowers, and the Agent shall be entitled to enforce the obligations of the Borrowers hereunder.

         10. (a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right from time to time, without advertisement or demand upon or notice to the Borrowers or right of redemption, except as shall be required by the Loan Agreement or applicable statute and cannot be waived, to sell, re-sell, assign, transfer and deliver all or part of the property of the Borrowers, at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only. Upon each such sale the Agent, unless prohibited by provision of any applicable statute which cannot be waived, may purchase all or any part of said property being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Borrowers.

                  (b) In the case of each such sale, or of any proceedings to collect any Obligations, the Borrowers shall pay all reasonable costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Agent shall apply any residue to pay any of the Obligations, and the Borrowers shall continue liable for any deficiency, with interest.

                  (c) If claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or any Lender in payment or on account of any of the Obligations and the Agent or any Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Lender or any of their property, or (ii) any settlement or compromise of any such claim effected by the Agent or any Lender with any such claimant, then and in such event each Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Borrower, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and the Borrowers shall be and remain liable to the Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent.


         11. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers, the Parent or others, with respect to any of the Obligations shall, if the statute of limitations in favor of the undersigned against the Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.


         12. The Agent shall not be bound to take any steps necessary to preserve any rights in any of the property of any Borrower against prior parties who may be liable in connection therewith, and each Borrower hereby agrees to take such steps. The Agent may nevertheless at any time take any action it may deem reasonably appropriate for the care or preservation of such property or of any rights of the Borrowers or the Agent therein and, at any time an Event of Default has occurred and is continuing, the Agent may (a) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property of any Borrower, (b) compromise and settle with any person liable on such property, or

(c) extend the time of payment or otherwise change the terms thereof as to any party liable thereon, all without notice to, without incurring responsibility to, and without affecting any of the liabilities hereunder of, the Borrowers. The Borrowers shall pay to the Agent all reasonable costs and expenses, including filing fees and attorneys' fees, incurred by the Agent in connection with the custody, care, preservation or collection of any of the property of any of the Borrowers or in seeking to enforce any of the liabilities or obligations of the Borrowers hereunder.


         13. (a) The Agent shall have the right, at any time an Event of Default has occurred and is continuing, without notice, to (i) transfer into its own name or that of its nominee any of the property of any Borrower; (ii) notify any obligor on any of such property to make payment to the Agent of any amounts due thereon; and/or (iii) take control of any proceeds of any of such property.

             (b) No delay on the part of the Agent in exercising any of the options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by the Agent unless the same shall be in writing, duly signed on behalf of the Agent, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Agent or the obligations of the Borrowers to the Agent in any other respect at any other time.

         14. Each Borrower waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this Guaranty and agrees that, should the Agent bring any judicial proceedings in relation to any such matter, the undersigned will not interpose any non-compulsory counterclaim or setoff of any nature.

         15. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT AND OF THE BORROWERS HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF); and this Guaranty is binding upon the Guarantors and their executors, administrators, successors or assigns, and shall inure to the benefit of the Agent and its successors or assigns. In the event that the Agent brings any action or suit in any court of record of the Commonwealth of Massachusetts or the Federal Government to enforce any or all liabilities of the undersigned hereunder, service of process may be made upon the Borrowers by mailing a copy of the summons to the Borrowers at 2875 Needmore Road, Dayton, Ohio 45414.



                            [SIGNATURE PAGE FOLLOWS]

         Anyone signing this Guaranty shall be bound hereby, whether or not anyone else signs this Guaranty at any time.

Dated:  September 14, 2004

                                          REX RADIO AND TELEVISION, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                          KELLY & COHEN APPLIANCES, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                          STEREO TOWN, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                          REX KANSAS, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                          REX ALABAMA, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                          REXSTORES.COM, INC.

                                          By:___________________________
                                          Name:    Douglas Bruggeman
                                          Title:   Vice President - Finance

                                    Exhibit O

                         Form of Compliance Certificate


                             COMPLIANCE CERTIFICATE


                                            Date of Certificate: _______________


To:      Fleet Retail Group, Inc., as Agent
         40 Broad Street, 10th Floor
         Boston, Massachusetts 02109
         Attention:  Mr. Peter Foley


         Reference is made to the Amended and Restated Loan Agreement dated as of September 14, 2004 (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement") by and among (i) Rex Radio and Television, Inc., an Ohio corporation, as the lead borrower (in such capacity herein, the "Lead Borrower") for itself and the other Borrowers named therein (collectively, with the Lead Borrower, the "Borrowers"),
(ii) the Borrowers, (iii) the Lenders named therein, (iv) Fleet Retail Group, Inc., as agent (in such capacity, herein the "Agent") for the Lenders, (v) Fleet National Bank, as Issuer, and (vi) KeyBank National Association, as Syndication Agent. Terms defined in the Loan Agreement are used herein as therein defined.

         The undersigned, a duly authorized and acting Financial Officer of the Parent, hereby certifies to you, to the best of his/her knowledge and understanding, as follows:

1.       No Default or Event of Default.

         (a) Since __________ (the date of the last similar certification) and except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

         (b) If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

         (Note, if no Default or Event of Default has occurred, insert "Not Applicable".)

2. Excess Availability. The reasonably detailed calculations with respect to average Excess Availability for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending ______________ are attached hereto as Appendix II.

3.       GAAP.

         (a) The financial statements furnished to the Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending ____________ were prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Parent and its Subsidiaries at the close of, and the results of the Parent's and its Subsidiaries' operations and cash flows for, the period(s) covered, subject to (a) with respect to the monthly and quarterly financial statements, usual year end adjustments and (b) any changes as disclosed on Appendix III hereto.

         (b) Except as set forth in Appendix III, there have been no material changes in GAAP or in the application thereof since _______________ (the date of the Parent's most recent audited financial statements), and if such a change has occurred, the effect of such change on the financial statements is detailed in Appendix III.

         IN WITNESS WHEREOF, the Parent has duly executed this Compliance Certificate under seal as of the __ day of ___________.

                                        REX STORES CORPORATION


                                        By:_________________________________
                                        Name: ______________________________
                                        Title: _______________________________

                      Appendix I to Compliance Certificate

         Except as set forth below, no Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred and is continuing, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

                      Appendix II to Compliance Certificate

         The following is a calculation of average Excess Availability for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending ___________________:

                     Appendix III to Compliance Certificate

         Except as set forth below, no material change in GAAP or in the application thereof has occurred since the date of the Parent's most recent audited financial statements referred to in Section 8.01 of the Loan Agreement. [If such changes have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such change in the determination of the Borrower's compliance with, and calculation of, the financial statements described in Section 8.01.]

                                    Exhibit P

                          Form of AVA Pledge Agreement

                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of September 14, 2004, made by AVA ACQUISITION CORP., a Delaware corporation (the "Pledgor"), with an address as appears with the signature below, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent (in such capacity, referred to herein as the "Secured Party") for itself and for the Lenders hereinafter defined.

         WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ("Rex Radio"), Stereo Town, Inc., a Georgia corporation ("Stereo Town"), Kelly & Cohen Appliances, Inc., an Ohio corporation ("Kelly"), Rex Kansas, Inc., a Kansas corporation ("Rex Kansas"), Rex Alabama, Inc., an Ohio corporation ("Rex Alabama"), and rexstores.com, Inc., ("Rex Internet", and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, each a "Borrower" and, collectively, the "Borrowers"), Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for a syndicate of lenders (the "Original Lenders"), and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with Amendment No. 2 to the Original Loan Agreement, the Pledgor and the Original Agent entered into, among other documents, a Guaranty (the "Original Guaranty") dated as of July 31, 1995;

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement);

         WHEREAS, in connection with the Loan Agreement, the Original Guaranty has been amended and restated in its entirety (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Pledgor enter into a pledge agreement in the form hereof.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Security Interest. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Pledgor to the Secured Party, under or in connection with the Guaranty and the Loan Agreement, whether now existing or hereafter arising (as such term is defined in the Loan Agreement, and as used hereinafter, the "Obligations"), the Pledgor pledges to the Secured Party and grants the Secured Party a security interest in the following property (collectively, the "Pledged Securities"):

                    (a) the shares of stock and/or securities, and the certificates or other instruments or documents evidencing same, as more particularly described in Schedule A annexed hereto (the "Initial Pledged Securities");

                    (b) any additional shares of stock and/or securities of the issuers of the Initial Pledged Securities which may at any time hereafter be acquired by the Pledgor and the certificates or other instruments or documents evidencing same;

                    (c) any additional shares of stock and/or securities and the certificates or other instruments or documents evidencing same which may at any time hereafter be delivered by the Pledgor to the Secured Party to be held pursuant to this Pledge Agreement; and

                    (d) all dividends, distributions and moneys paid or distributed in respect of or in exchange for, and all other proceeds of, any or all of the foregoing.

         2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Secured Party: (a) the original certificates or other instruments or documents evidencing the Initial Pledged Securities, and (b) the original certificates or other instruments or documents evidencing all other Pledged Securities (except for Pledged Securities which this Pledge Agreement specifically permits the Pledgor to retain) within ten days after the Pledgor's receipt thereof. All Pledged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Secured Party or endorsed to the Secured Party or in blank.

         3. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants that:

                    (a) the Initial Pledged Securities are, and all other Pledged Securities hereafter delivered to the Secured Party will be, owned by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Secured Party or except as otherwise expressly permitted by
  Section 9.03 of the Loan Agreement;

                    (b) the Pledgor will not sell, transfer, assign, pledge or grant a security interest in the Pledged Securities to any person other than the Secured Party, except as otherwise expressly permitted by the Loan Agreement;

                    (c) the Pledged Securities consisting of shares of stock constitute, and until payment in full of the Obligations will continue to constitute, 100% of the outstanding shares of the issuers thereof:

                    (d) the Pledged Securities are all of the shares and/or securities of the issuers thereof owned by the Pledgor;

                    (e) if the Pledged Securities include securities which are of the same class as securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then either (i) such Pledged Securities are not "restricted securities" within the meaning of Rule 144 issued pursuant to the Securities Act of 1933, as amended, and the Pledgor is not an "affiliate" of the issuer of such Pledged Securities within the meaning of such Rule 144, or (ii) the Pledgor shall have executed and delivered to the Secured Party, concurrently with the execution and delivery of this Pledge Agreement, a Rule 144 Supplementary Agreement in form and substance satisfactory to the Secured Party;

                    (f) if the Pledged Securities include any "margin stock" as defined in Regulations U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of the Pledgor which was originally incurred to purchase any securities which are currently margin stock;

                    (g) the Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

                    (h) the Pledgor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Pledge Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Pledge Agreement;

                    (i) this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought;

                    (j) the execution, delivery and performance of this Pledge Agreement will not violate any Applicable Law or regulation, or any applicable order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing, except the lien created pursuant to this Pledge Agreement;

                    (k) no consent of any other person (including, without limitation, stockholders and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement; and

                    (l) without the prior written consent of the Required Lenders, Pledgor will not own or operate any assets or properties or engage in any business or other activity whatsoever (including, without limitation, the incurring of Indebtedness or the granting of Liens), except for its ownership of the Pledged Securities and activities directly in connection therewith and except as may be otherwise specifically permitted by the other Loan Documents.

         4. Registration. At any time an Event of Default has occurred and is continuing, the Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

         5. Voting Rights and Certain Payments Prior to Default. So long as there shall exist no Event of Default, the Pledgor shall be entitled:

                    (a) To exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof or of the other Loan Documents, the voting power with respect to the Pledged Securities, and for that purpose the Secured Party shall (if the Pledged Securities shall be registered in the name of the Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by the Pledgor and shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to the Pledged Securities; and

                    (b) to receive and retain for its own account any and all dividends and distributions (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

         6. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and in case any sum shall be paid on account of the principal of any of the Pledged Securities which shall be an obligation, such sum shall, at any time an Event of Default has occurred and is continuing, be paid over to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged

Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder, and all of the same (other than cash, which shall be paid to the Pledgor unless an Event of Default has occurred and is continuing) shall constitute Pledged Securities for all purposes hereof.

         7. Voting Rights and Certain Payments After Default. So long as there shall exist an Event of Default, the Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

         8. Application of Cash Collateral. Any cash received and retained by the Secured Party as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Secured Party, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Secured Party shall in its sole discretion determine).

         9. Remedies Upon Default.

                    (a) If an Event of Default shall occur and be continuing, the Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Secured Party may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Pledged Securities. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by the Secured Party.

                    (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the Pledgor at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Secured Party shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities of a type customarily sold in a recognized market and upon each public sale, the Secured Party or any holder of the Obligations may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Pledged Securities, public or private, the Secured Party may deduct from the proceeds of sale all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Secured Party shall apply any balance of the proceeds of sale to the payment of the Obligations. The Pledgor shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Pledgor, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Secured Party.

                    (c) The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                    (d) The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity.

         10. Care of Pledged Securities. The Secured Party shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called "events"), the Secured Party's duty shall be fully satisfied if (i) the Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any

Pledged Securities which are registered and held in the name of the Secured Party or its nominee, (ii) the Secured Party gives the Pledgor reasonable notice of the occurrence of any events, of which the Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Secured Party or its nominee (the Pledgor agreeing to give the Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of the Secured Party of which the Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Secured Party endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Secured Party determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Secured Party, the Secured Party gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Secured Party makes such determination or if the Pledgor fails to make such timely request, the Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Secured Party shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Secured Party of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Secured Party's failure to perform its agreements set forth in this Section, the Pledgor releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Securities and/or any actions taken or omitted to be taken by the Secured Party with respect thereto (other than from acts or omissions of the Secured Party constituting willful misconduct or gross negligence), and the Pledgor hereby agrees to hold the Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

         11. Power of Attorney. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Secured Party shall have the right and power, after the occurrence and during the continuance of an Event of Default, to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

         12. Further Assurances. The Pledgor shall, upon request of the Secured Party, duly execute and deliver, or cause to be duly executed and delivered, to the Secured Party such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Secured Party to carry out more effectually the provisions and purposes of this Pledge Agreement.

         13. No Waiver. No delay on the part of the Secured Party or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

         14. Return of Pledged Securities. Upon payment in full of all Obligations and termination of the Total Commitment, the Pledgor shall be entitled to the return of all of the Pledged Securities and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Secured Party to the Pledgor of such Pledged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         15. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Pledge Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

         16. Amendments and Waivers. No amendment or waiver of any provision of this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor.

         17. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE PLEDGOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         18. Submission to Jurisdiction.

                    (a) Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Pledge Agreement, the Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives, in connection with any such action or proceeding,
  (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim.

                    (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Pledgor at its address determined pursuant to Section 15 hereof.

                    (c) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

         19. Benefit of Agreement. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective successors and assigns, and all subsequent holders of the Obligations.

         20. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

         21. Captions. The captions of the sections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Pledge Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                  AVA ACQUISITION CORP.


                                  By:    _____________________
                                  Name:  Douglas Bruggeman
                                  Title: Vice President - Finance

                                  Address:  2875 Needmore Road
                                            Dayton, Ohio  45414
                                            Fax No. (513) 449-2921


                                  FLEET RETAIL GROUP, INC., as Agent,
                                  as Secured Party


                                  By:    ________________________
                                  Name:  Mark Forti
                                  Title: Managing Director

                                  Address:  40 Broad Street, 10th Floor
                                            Boston, MA 02109
                                            Fax No. (617) 434-4339

                                   Schedule A

                                       to

                                Pledge Agreement


Description of Stock:

                                               Class of                Certificate                Number of
Stock Issuer                                     Stock                    Number                   Shares
------------                                     ------                   ------                   ------
Rex Radio and Television, Inc.                  Common                      2                        100

Kelly & Cohen Appliances, Inc.                  Common                     A-5                        5

                                    Exhibit Q

                  Form of Membership Interests Pledge Agreement

          AMENDED AND RESTATED PLEDGE AGREEMENT (MEMBERSHIP INTERESTS)

         AMENDED AND RESTATED PLEDGE AGREEMENT (MEMBERSHIP INTERESTS) (this "Pledge Agreement") dated as of September 14, 2004, among KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), AVA ACQUISITION CORP., a Delaware corporation ("AVA" and together with Kelly, each a "Grantor" and, collectively, the "Grantors"), and FLEET RETAIL GROUP, INC., as agent (the "Agent") for itself and the Lenders hereinafter referred to.

         WHEREAS, REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), Kelly, STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), REXSTORES.COM, INC., an Ohio corporation ("Rex Internet" and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, the "Borrowers"), those banks and financial institutions (the "Original Lenders") from time to time parties thereto, and Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and for the Original Lenders, entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with Amendment No. 2 to the Original Loan Agreement, AVA and the Original Agent entered into a Guaranty dated as of January 11, 2000 (the "Original Guaranty"), and AVA and Kelly entered into a Pledge Agreement (Membership Interests) with the Original Agent, dated as of January 11, 2000 (the "Original Pledge Agreement");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement);

         WHEREAS, in connection with the Loan Agreement, the Original Guaranty has been amended and restated in its entirety (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Pledge Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Pledge Agreement") in order to, among other things, confirm the Pledge Agreement secures all "Obligations" at any time and from time to time outstanding under the Guaranty and the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Pledge Agreement shall hereby be amended and restated in its entirety as follows as follows:

         1. Pledge. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Grantors to the Agent or the Lenders, under or in connection with the Guaranty and the Loan Agreement, whether now existing or hereafter arising (as such term is defined in the Loan Agreement, and as used hereinafter, the "Obligations"), each Grantor hereby transfers, assigns, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Agent, and grants to the Agent, for its own benefit and for the benefit of the Lenders, a security interest in the collateral described in Section 2 below (collectively, the "Pledged Collateral").

         2. Description of Pledged Collateral. The Pledged Collateral is described as follows and on any separate Schedules attached hereto and incorporated herein at any time furnished by the Grantors to the Agent pursuant to the terms hereof (which schedules are hereby deemed part of this Pledge Agreement):

                  (a) all right, title and interest of each Grantor as a member now existing or hereafter acquired in (i) Rex Investment, LLC, an Ohio limited liability company (the "Membership Interest"), (ii) the operating agreement of Rex Investment, LLC (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Loan Agreement, the "LLC Agreement") under which the Membership Interest exists, and (iii) all certificates, instruments or other documents evidencing or representing the same, if any (all of the foregoing being hereinafter collectively referred to as the "Pledged Equity Interests");

                  (b) other than distributions and payments permitted under
         Section 9.05 of the Loan Agreement, all right, title and interest of each Grantor in and to all present and future payments, proceeds, distributions, property, assets, interests and rights in the Pledged Equity Interests, and all monies due or to become due and payable to any Grantor in connection with the Pledged Equity Interests or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

                  (c) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the Pledged Equity Interests (including, without limitation, proceeds which constitute property of the type described above) and to the extent not otherwise included, all money and cash.

         Each Grantor acknowledges that, upon the occurrence of and during the continuation of an Event of Default, Agent may exercise all rights granted to any Grantor under the LLC

Agreement without the consent of any Grantor in accordance with the terms of
Section 8 and Section 10 hereof.

         3. Delivery of Certificates, Instruments, Etc. The Grantors shall deliver to the Agent:

                  (i) all original certificates, instruments and other documents, evidencing or representing the initial Pledged Collateral, if any (other than checks and drafts received in the ordinary course of business) concurrently with the execution and delivery of this Pledge Agreement; and

                  (ii) the original certificates, instruments or other documents, if any, evidencing or representing all other Pledged Collateral (other than checks and drafts received in the ordinary course of business) (except for Pledged Collateral which this Pledge Agreement specifically permits Grantors to retain) within five (5) days after Grantor's receipt thereof.

         4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the LLC Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed,
(b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the LLC Agreement except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Pledged Collateral as provided in Section 12 hereof, and (c) neither the Agent nor any Lender shall have any obligation or liability under the LLC Agreement by reason of this Pledge Agreement, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         5. Representations, Warranties and Covenants of the Grantors. Each Grantor hereby represents, warrants and covenants that:

                  (a) Equity Interests. Set forth on Schedule I hereto is a complete and accurate list and description, as of the date hereof, of all Pledged Equity Interests, and the Grantors are the sole holders of record and sole beneficial owners of the Pledged Equity Interests free and clear of any Lien thereon or affecting title thereto, except for the Lien created by this Pledge Agreement and the LLC Agreement or except as otherwise expressly permitted by Section 9.03 of the Loan Agreement.

                  (b) Place of Perfection; Records; Etc. As of the date hereof, the address of each Grantor's chief executive office and principal place of business and the location of each Grantor's books and records relating to the Pledged Collateral is set forth below its signature hereto, and neither Grantor will change said address or location, or merge or consolidate with any person, as the case may be, or change its name, without the prior written consent of the Agent, except as otherwise expressly permitted by the Loan Agreement.

                  (c) Sale or Other Disposition of Pledged Collateral. Such Grantor shall not assign (by operation of law or otherwise), sell, mortgage, lease, transfer, pledge, hypothecate, or grant a security interest in or Lien upon, encumber or otherwise dispose of or abandon the Pledged Collateral; nor will such Grantor suffer or permit any of the same to occur with respect to any Pledged Collateral; and the inclusion of "proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Agent to any sale or other disposition of any Pledged Collateral except as expressly permitted herein or in the Loan Agreement.

                  (d) Percentage of Outstanding Equity. On the date hereof, the Pledged Equity Interests issued by Rex Investment, LLC constitutes 98.032% of the outstanding Class A equity, 95.460% of the outstanding Class B equity and 100% of the outstanding Class C equity of Rex Investment, LLC.

                  (e) All of Grantors' Interests. The Pledged Collateral constitutes all of the Grantors' membership interests in Rex Investment, LLC.

                  (f) No Options or Similar Rights. The Pledged Equity Interests are not subject to any options to purchase or similar rights of any kind, except as set forth in the LLC Agreement.

                  (g) Required Consents. Except for any consents as may be required in connection with any disposition of any portion of the Pledged Equity Interests by laws affecting the offering and sale of securities generally, no consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing and continuation statements under the Uniform Commercial Code in order to perfect and maintain the perfection of a security interest in that portion of the Pledged Collateral constituting general intangibles) or declaration with any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) the exercise by the Agent of the Rights (as defined below) or other rights provided for in this Pledge Agreement.

                  (h) Further Assurances. The Grantors will, at their sole cost and expense, perform all acts and execute all documents reasonably requested by the Agent from time to time to evidence, perfect, maintain or enforce the Agent's first priority security interest (subject to Liens permitted under the Loan Agreement) granted herein or otherwise in furtherance of the provisions of this Pledge Agreement.

         6. Voting Rights and Certain Payments Prior to Default. So long as there shall exist no Event of Default, the Grantors shall be entitled, except as otherwise provided in Sections 8 and 10 hereof, to receive and retain for their own account any and all payments, to exercise any and all voting and/or consensual rights and powers accruing to an owner of Pledged Equity Interests or any part thereof, proceeds, distributions, monies, compensation, property, assets, instruments or rights.

         7. Distributions. In case any distribution payable in additional Pledged Equity Interests shall be declared with respect to any of the Pledged Equity Interests, or any fractions thereof shall be issued pursuant to any transaction, or any distribution of membership interests shall be made on any of the Pledged Equity Interests, or any interests, or other property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to a reclassification of the membership interests of Rex Investment, LLC, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of Rex Investment, LLC, or to the merger or consolidation of Rex Investment, LLC with or into another entity, the interests, or other property so distributed shall be delivered to the Agent immediately upon receipt thereof, to be held by the Agent as additional collateral hereunder, and all of the same shall constitute Pledged Collateral for all purposes hereof.

         8. Voting Rights and Certain Payments After Event of Default. (a) So long as there shall exist an Event of Default, all rights of the Grantors to exercise or refrain from exercising the Rights which they would otherwise be entitled to exercise, all rights to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which they would otherwise be authorized to receive and retain pursuant to
Section 6 shall cease, and thereupon (upon written notice to the Grantors in the case of the exercise of any Rights with respect to the Pledged Equity Interests) the Agent shall be entitled to exercise all Rights and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, property, assets, instruments or rights at any time and from time to time declared or paid upon or in respect of any of the Pledged Collateral. The failure on the part of the Agent to give any notice to the Grantors prior to the exercise of any Rights with respect to the Pledged Collateral shall not affect the Agent's rights under this Section 8. For purposes of this Pledge Agreement, the term "Rights" shall mean and include all of the Grantors' rights under the LLC Agreement or arising at law in their capacity as members of Rex Investment, LLC with respect to any of the property or operations of Rex Investment, LLC.

                  (b) All payments, proceeds, dividends, distributions, monies, property, assets, instruments or rights which are received by any Grantor contrary to the provisions of subparagraph (a) above shall be received and held in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         9. Application of Cash Collateral. Any cash received and retained by the Agent as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Agent, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Agent shall in its sole discretion determine).

         10. Remedies Upon Default.

                  (a) If an Event of Default shall occur and be continuing, the Agent, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at any broker's board or on any securities exchange on which the Pledged Collateral or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Agent may grant options, the Grantors each hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Pledged Collateral. In no event shall any Grantor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment thereof has actually been received by the Agent.

                  (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Agent shall give the Grantors at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Grantors agree is reasonable, all other demands, advertisements and notices being hereby waived. The Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Collateral of a type customarily sold in a recognized market and upon each public sale, the Agent or any holder of the Obligations may purchase all or any of the Pledged Collateral being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Pledged Collateral, public or private, the Agent may deduct from the proceeds of sale all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Agent shall apply any balance of the proceeds of sale to the payment of the Obligations. The Grantors shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Grantors, subject to any duty of the Agent imposed by law to the holder of any subordinate security interest in the Pledged Collateral known to the Agent.

                  (c) The Grantors recognize that the Agent may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Collateral were sold at public sales, and that the Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral, even if such issuer would agree, to register such Pledged Collateral for public sale under such applicable securities laws. Each Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (d) The remedies provided herein in favor of the Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Agent existing at law or in equity.

         11. Care of Pledged Collateral. The Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Collateral (herein called "events"), the Agent's duty shall be fully satisfied if (i) the Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Grantors of any events applicable to any Pledged Collateral which is registered and held in the name of the Agent or its nominee, (ii) the Agent gives the Grantors reasonable notice of the occurrence of any events, of which the Agent has received actual knowledge, as to any collateral which is in bearer form or is not registered and held in the name of the Agent or its nominee (the Grantors agreeing to give the Agent reasonable notice of the occurrence of any events applicable to any collateral in the possession of the Agent of which any Grantor has received knowledge), and
(iii) in the exercise of its sole discretion (a) the Agent endeavors to take such action with respect to any of the events as the Grantors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Agent determines that the action requested might adversely affect the value of the Pledged Collateral as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Agent, the Agent gives reasonable notice to the Grantors that any such requested action will not be taken and if the Agent makes such determination or if the Grantors fail to make such timely request, the Agent takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Agent shall have no further obligation to ascertain the occurrence of, or to notify the Grantors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Agent of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Agent's failure to perform its agreements set forth in this Section, the Grantors release the Agent from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by the Agent with respect thereto (other than from acts or omissions of the Agent constituting willful misconduct or gross negligence), and the Grantors hereby agree to hold the Agent harmless from and with respect to any and all such claims, causes of action and demands.

         12. Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Agent its attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, with full power of substitution either in the Agent's name or in the name of any Grantor, after the occurrence and during the continuance of an Event of Default, to ask for, demand, sue for, collect, receive receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to any Grantor representing any interest or dividend, or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or the Lenders to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or the Lenders, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or the Lenders or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Agent or the Lenders in the absence of the gross negligence or wilful misconduct of the Agent or the Lenders.

         13. Further Assurances. Each Grantor shall, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Pledge Agreement.

         14. No Waiver. No delay on the part of the Agent or any holder of the Obligations in exercising any its options, powers or rights, or single or partial exercise thereof shall constitute a waiver thereof.

         15. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Pledged Collateral and all Obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, the Guaranty or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument,
(iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Obligations or in respect of this Pledge Agreement.

         16. Return of Pledged Collateral. Upon payment in full of all Obligations and termination of the Total Commitment, the Grantors shall be entitled to the return of all of the Pledged Collateral and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Agent to the Grantors of such Pledged Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         17. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Pledge Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

         18. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCEPT CONFLICTS OF LAWS PRINCIPLES THEREOF), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS.

         19. Submission to Jurisdiction.

                  (a) Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Pledge Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Grantor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim.

                  (b) Each Grantor irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Grantors at their addresses determined pursuant to Section 17 hereof.

                  (c) Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Grantors in any other jurisdiction.

         20. Severability. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

         21. Benefit of Agreement This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and any transferee of any Grantor with respect to any portion of

Pledged Collateral as permitted under this Pledge Agreement and the LLC Agreement and their respective successors and assigns, except that no Grantor shall be permitted to assign this Pledge Agreement or any interest herein.

         22. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. This Pledge Agreement shall be effective when counterparts which bear the signatures of the Grantors shall have been delivered to the Agent.

         23. Captions. The captions of the sections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         24. This Pledge Agreement shall be a Security Document as defined in the Loan Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

                                           KELLY & COHEN APPLIANCES, INC.

                                           By: ________________________________
                                           Name:  Douglas Bruggeman
                                           Title: Vice President - Finance

                                           Address: 2875 Needmore Road
                                                    Dayton, Ohio 45414
                                                    Fax No. (937) 449-2821

                                           AVA ACQUISITION CORP.

                                           By: ________________________________
                                           Name:  Douglas Bruggeman
                                           Title: Vice President - Finance

                                           Address: 2875 Needmore Road
                                                    Dayton, Ohio 45414
                                                    Fax No. (937) 449-2821

                                           FLEET RETAIL GROUP, INC.

                                           By: ________________________________
                                           Name:  Mark Forti
                                           Title: Managing Director

                                           Address: 40 Broad Street, 10th Floor
                                                    Boston, Massachusetts 02109
                                                    Fax No. (617) 434-4339

                         Schedule I to Pledge Agreement

                  Attached to and forming part of that certain
          Amended and Restated Pledge Agreement (Membership Interests)
                            dated September 14, 2004
                      by Kelly & Cohen Appliances, Inc. and
                     AVA Acquisition Corp., as Grantors, to
                       Fleet Retail Group, Inc., as Agent

                List and Description of Pledged Equity Interests

Description of Pledged Equity
Interests:

Grantor Holding Interest: Kelly and Cohen Appliances, Inc.

Name of                           Grantor's Membership Interest Percentage
Issuer                            ----------------------------------------
                                  Class A        Class B        Class C
                                  Interest       Interest       Interest
                                  --------       --------       --------

Rex Investment, LLC               98.032%         0.000%         0.000%



Grantor Holding Interest: AVA Acquisition Corp.

Name of                           Grantor's Membership Interest Percentage
Issuer                            ----------------------------------------
                                  Class A        Class B        Class C
                                  Interest       Interest       Interest
                                  --------       --------       --------

Rex Investment, LLC               0.000%         95.460%        100.0%

                                    Exhibit R

                      Form of Subsidiary Security Agreement

                     AMENDED AND RESTATED SECURITY AGREEMENT

         AMENDED AND RESTATED SECURITY AGREEMENT, dated as of September 14, 2004, made by REX INVESTMENT, LLC, an Ohio limited liability company ("Rex Investment"), and AVA ACQUISITION CORP., a Delaware corporation ("AVA" and together with Rex Investment, each a "Debtor" and, jointly and severally, the "Debtors"), and FLEET RETAIL GROUP, INC., as agent for itself and for the Lenders hereinafter defined (the "Secured Party").

         WHEREAS, REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), and REXSTORES.COM, INC., an Ohio corporation ("Rex Internet" and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, the "Borrowers"), those banks and financial institutions (the "Original Lenders") from time to time parties thereto, and Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), as agent (the "Original Agent") for the Lenders, are parties to an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with Amendment No. 2 to the Original Loan Agreement, the Debtors and the Original Agent entered into, among other documents, a Guaranty (the "Original Guaranty") and a Security Agreement (the "Original Security Agreement"), each dated as of January 11, 2000;

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement);

         WHEREAS, in connection with the Loan Agreement, the Original Guaranty has been amended and restated in its entirety (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Security Agreement be amended and restated in its entirety as set forth below (as so amended and restated, the "Security Agreement") in order to, among other things, confirm the

Security Agreement secures all "Obligations" at any time and from time to time outstanding under the Guaranty and the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Security Agreement shall hereby be amended and restated in its entirety as follows:

         1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by Secured Party and the Lenders to or for the account of the Borrowers, directly or indirectly, as principals, guarantors or otherwise, each Debtor hereby grants to Secured Party a continuing security interest in and a right of setoff against, and each Debtor hereby assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all obligations at any time and from time to time arising under the Guaranty and all Obligations (as such term is defined in the Loan Agreement; all of the foregoing are referred to hereinafter collectively as the "Obligations").

         2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtors to Secured Party (all of which are hereby deemed part of this Security Agreement).

         3. Each Debtor warrants, represents and covenants that: (a) the chief executive office and other places of business of such Debtor, the books and records relating to the Collateral owned by such Debtor and such Collateral are, and have been during the four-month period prior to the date hereof, located at the addresses set forth below, and such Debtor will not change any of the same, or merge or consolidate with any person or change its name, except as expressly permitted in the Loan Agreement; (b) the Collateral owned by such Debtor is and will be used in such Debtor's business and not for personal, family, household or farming use; (c) the Collateral owned by such Debtor is now, and at all times will be, owned by such Debtor free and clear of all liens, security interests, claims and encumbrances, except as permitted under Section 9.03 of the Loan Agreement; (d) such Debtor will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will such Debtor suffer or permit any of the same to occur with respect to, any Collateral owned by it, without prior written notice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory and except as expressly permitted in the Loan Agreement, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein or in the Loan Agreement; (e) subject to the terms and conditions of Section 8.04 of the Loan Agreement, such Debtor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against such Debtor, whether with respect to any Collateral, to any wages or salaries paid by such Debtor, or otherwise, and will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto; (f) such Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations;
(g) such Debtor will keep the Collateral in working order, good repair, running and marketable condition (reasonable wear and tear excepted), at such Debtor's sole cost and expense; (h) subject to, but without limiting, the terms and conditions of the Loan Agreement, Secured Party shall at all times have access to, and right of inspection of, the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from such Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor), and such Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations; (i) the Collateral is now and shall remain personal property, and such Debtor will not permit any Collateral to become a fixture without prior written notice to, and consent of, Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the security interest granted herein against all persons; (j) such Debtor, at its sole cost and expense, will maintain or will cause to be maintained such insurance on the Collateral, and will deliver to Secured Party such evidence of insurance, as is required pursuant to Section
8.06 of the Loan Agreement, and such Debtor will promptly notify Secured Party of any material loss or damage to any Collateral or arising from its use; (k) Secured Party shall apply any insurance monies received at any time to the cost of repairs to or replacements for the Collateral and/or to payment of the Obligations, whether or not due, in accordance with the terms of the Loan Agreement; (l) such Debtor will, at its sole cost and expense, perform all acts and execute all documents reasonably requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement, including, without limitation, delivery to Secured Party of all promissory notes or other instruments constituting a portion of the Collateral made to the order of such Debtor, duly endorsed to the order of Secured Party, as agent, and/or accompanied by such instruments of transfer and assignment as Secured Party may reasonably request; (m) at any time and from time to time, such Debtor shall, at its own sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code ("UCC"), applications for certificate of title and other papers, documents or instruments as may be reasonably requested by Secured Party in connection with this Security Agreement, which constitutes an authenticated record, and such Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing or continuation statements, and amendments thereto, with respect to the Collateral signed only by Secured Party, and such Debtor agrees that a carbon, photographic, or other reproduction of this Security Agreement or of a financing statement signed by such Debtor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions; (n) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, in its name or the applicable Debtor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to Secured Party; (o) in its discretion, Secured Party may, at any time an Event of Default has occurred and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by such Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein; (p) in its discretion, Secured Party may, at any time and from time to time, for the account of such Debtor, discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and, upon prior notice to such Debtor, pay any amount or do any act required of such Debtor hereunder and which such Debtor fails to do or pay which Secured Party deems reasonably necessary to repair, maintain or preserve any of the Collateral, and any such payment shall be deemed an advance by Secured Party to such Debtor for which such Debtor shall be obligated to pay on demand, together with interest at the highest rate then payable on any of the Obligations; (q) such Debtor will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand; (r) in its discretion, Secured Party may, at any time after an Event of Default has occurred, transfer to or register in the name of Secured Party or its nominee any Collateral consisting of securities, and, whether or not so transferred or registered, Secured Party shall be entitled, at any time an Event of Default has occurred and is continuing, to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if it were the absolute owner thereof; provided that, as long as no Event of Default has occurred and is continuing, and whether or not the Collateral is transferred to or registered in the name of Secured Party or its nominee, such Debtor shall be entitled to exercise the right to vote such Collateral and to receive and retain all income, dividends and other distributions thereon and, if the Collateral has been so transferred or registered, Secured Party shall take such action as such Debtor may reasonably request to enable such Debtor to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral; (s) at any time an Event of Default has occurred and is continuing, any proceeds of the Collateral received by such Debtor shall not be commingled with other property of such Debtor, but shall be segregated, held by such Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; provided that, as long as no Event of Default has occurred and is continuing, such Debtor shall be entitled to retain such proceeds; (t) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered;
(u) except for any tradenames set forth below, such Debtor has not, during the five-year period prior to the date hereof, been known by or used any tradename, fictitious name or any corporate name other than such Debtor's name as set forth next to its signature below; (v) if the Collateral hereunder includes any "margin stock" as defined in Regulation U of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of any Debtor which was originally incurred to purchase any securities which are currently margin stock; and (w) if such Debtor shall at any time acquire a commercial tort claim (as defined in the UCC), such Debtor shall promptly notify Secured Party in writing of the details thereof, and such Debtor shall take such actions as Secured Party shall reasonably request in order to grant to Secured Party, for the ratable benefit of the Lenders, a perfected and first priority security interest therein and in the proceeds thereof.

         4. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, without notice to or demand upon any Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                  (a) Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtors, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtors to assemble and make available to Secured Party at the joint and several expense of Debtors any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use the applicable Debtor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition each Debtor hereby agrees that the sending of five days' notice by ordinary mail, postage prepaid, to any address of Debtors set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtors shall remain jointly and severally liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtors, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtors recognize that Secured Party may be unable to effect a public sale of Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

                  (b) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtors and in such manner as Secured Party may in its discretion determine.

                  (c) Secured Party may exercise all voting rights and other powers with respect to Collateral consisting of securities as if it were the absolute owner thereof, the exercise of which shall not adversely affect the security interest granted herein or the Obligations.

         5. To effectuate the terms and provisions hereof, each Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of such Debtor, irrevocably and with power of substitution, with authority, after the occurrence and during the continuance of an Event of Default, to: receive, open and dispose of all mail addressed to any Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to such Debtor to such address as Secured Party may designate; endorse the name of such Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; sign the name of such Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of such Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; sign and file one or more financing statements, continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Debtor, without the signature of any Debtor (each Debtor hereby appointing Secured Party as such Person's attorney to sign such Person's name to any such instrument or document, whether or not an Event of Default exists); and do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence). This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

         6. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral, and, with respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral constituting securities (herein called "events"), (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Debtors of any events applicable to any securities which are registered and held in the name of Secured Party or its nominee, (ii) Secured Party gives Debtors reasonable notice of the occurrence of any events, of which Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of Secured Party or its nominee (each Debtor hereby agreeing to give Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of Secured Party of which any Debtor has received knowledge), and (iii) in the exercise of its sole discretion
(a) Secured Party endeavors to take such action with respect to any of the events as Debtors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if Secured Party determines that the action requested might adversely affect the value of the securities as collateral, the collection of the Obligations secured, or otherwise prejudice the interest of Secured Party, Secured Party gives reasonable notice to Debtors that any such requested action will not be taken and if Secured Party makes such determination or if Debtors fail to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Debtors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtors' sole risk and responsibility at all times. Each Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto (other than from acts or omissions of Secured Party constituting willful misconduct or gross negligence), and each Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion. Each Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE DEBTOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). Any legal action or proceeding relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations, may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and by execution and delivery of this Security Agreement, each Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Debtor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim. Each Debtor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Parent at its address set forth in Section 13.01 of the Loan Agreement. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Debtor in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies. Any Debtor so served shall appear or answer to such process within thirty (30) days after the mailing thereof. Should such Debtor so served fail to appear or answer within said thirty-day period, such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount or such other relief as may be demanded in any process so served. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of each Debtor and by any necessary votes or consents of stockholders of each Debtor. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of each Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Each Debtor acknowledges receipt of a copy of this Security Agreement.

         7. This Security Agreement shall be a Security Document as defined in the Loan Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the Commonwealth of Massachusetts as of the date first above set forth.

                                            REX INVESTMENT, LLC

                                            By: Kelly & Cohen Appliances, Inc.
                                                its Managing Member

                                            By: ___________________________
                                            Name:  Douglas Bruggeman
                                            Title: Vice President - Finance

                                            AVA ACQUISITION CORP.

                                            By: ___________________________
                                            Name:  Douglas Bruggeman
                                            Title: Vice President - Finance

                                            FLEET RETAIL GROUP, INC., as Agent,
                                            as Secured Party

                                            By: ___________________________
                                            Name:  Mark Forti
                                            Title: Managing Director

                                    Exhibit A

         1. Trade Name(s) (if any):

            None

         2. Chief Executive Office:

            2875 Needmore Road
            Dayton, Ohio

         3. Other Place(s) of Business:

            None

         4. Location of books and records relating to the Collateral:

            2875 Needmore Road
            Dayton, Ohio

         5. Designated agent for service of process (if applicable):

            Edward M. Kress
            Chernesky, Heyman & Kress P.L.L.
            Ten Courthouse Plaza, S.W. Suite 1100
            Dayton, Ohio 45402

         6. Name of record owner(s) of real estate where any Collateral is or may be affixed to realty:

            None

                                   SCHEDULE A

         "Collateral" shall mean all assets (other than any real property or any interest in real property) of each Debtor, including, without limitation: (a) all present and future Accounts, including, without limitation, all accounts receivable, Health-Care-Insurance Receivables and other receivables of any kind, and all obligations for the payment of money arising out of the sale of Goods, rendition of services or the lease by any Debtor of its property; (b) all Chattel Paper (whether tangible or electronic); (c) all Documents; (d) all Instruments (including Promissory Notes); (e) all of the right, title and interest of each Debtor in and to the Goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (f) all rights of each Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (g) all additional amounts due to any Debtor from any customer, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (h) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraphs (a), (b), (c) or (d) above or in subparagraph (m) below, or acquired for the purpose of securing and enforcing any of such items; (i) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for any Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of any Debtor against, the Secured Party at any time existing; (j) all Deposit Accounts and all claims with respect thereto; (k) all raw materials, work in process, finished goods, and all other Inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of each Debtor therein and thereto, wherever located, whether now owned or hereafter acquired by any Debtor; (l) all Equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of each Debtor, wherever located and whether now owned or hereafter acquired by any Debtor, all substitutions and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (m) all of each Debtor's General Intangibles of every kind and description (including Payment Intangibles and Software), all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (n) all Commercial Tort Claims; (o) all Investment Property;
(p) all Letter-of-Credit Rights; (q) all Supporting Obligations; (r) all other personal property and other assets of each of the Debtors now owned or hereafter acquired; (s) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (t) all Proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents. Notwithstanding any item listed above, the Collateral shall not include any ownership interest, whether in the form of a limited partnership interest or otherwise, of Rex Investment, LLC in or to Somerset SynFuel, L.P., a Delaware limited partnership.

         All capitalized terms used herein without definition shall have the meanings as defined in the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts, unless the context otherwise requires.

                                    Exhibit S

                           Form of Subsidiary Guaranty

                          AMENDED AND RESTATED GUARANTY


         AMENDED AND RESTATED GUARANTY by REX INVESTMENT, LLC, an Ohio limited liability company ("Rex Investment"), and AVA ACQUISITION CORP., a Delaware corporation ("AVA" and together with Rex Investment, each a "Guarantor" and, collectively, the "Guarantors"), dated the date set forth next to their signatures below, in favor of FLEET RETAIL GROUP, INC., in its capacity as agent (the "Agent") for itself and for the Lenders hereinafter referred to.

         WHEREAS, REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas"), REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"), REXSTORES.COM, INC., an Ohio corporation ("Rex Internet" and together with Rex Radio, Kelly, Stereo Town, Rex Kansas and Rex Alabama, the "Borrowers"), those banks and financial institutions (the "Original Lenders") from time to time parties thereto, and Fleet Bank, N.A. (as successor to NatWest Bank, N.A.), in its capacity as agent (the "Original Agent") for itself and the Original Lenders entered into an Amended and Restated Loan Agreement dated as of July 31, 1995 (as amended, modified, restated or supplemented to date, the "Original Loan Agreement");

         WHEREAS, in connection with Amendment No. 2 to the Original Loan Agreement, the Guarantors and the Original Agent entered into a Guaranty dated as of January 11, 2000 (the "Original Guaranty");

         WHEREAS, on the date hereof, the interests of Fleet Bank, N.A., as the Original Agent and an Original Lender, have been assigned to its Affiliate, Fleet Retail Group, Inc., and the Original Loan Agreement has been amended and restated in its entirety to, among other things, reduce the total maximum amount of the facility provided thereunder and extend the Expiration Date thereof pursuant to that certain Amended and Restated Loan Agreement dated as of September 14, 2004 among the Borrowers, Fleet Retail Group, Inc., in its capacity as Agent for itself and for a syndicate of lenders (the "Lenders"), and the Lenders (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement); and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Guaranty be amended and restated in its entirety as set forth below (as so amended and restated, the "Guaranty") in order to, among other things, confirm the Guaranty is a guaranty of all "Obligations" at any time and from time to time outstanding under the Loan Agreement.

         NOW, THEREFORE, the parties hereto agree that the Original Guaranty shall hereby be amended and restated in its entirety as follows:

         1. The Guarantors irrevocably and unconditionally, jointly and severally guarantee to the Agent, on its own behalf and on behalf of the Lenders, payment when due, whether by acceleration or otherwise, of any and all Obligations, together with all interest thereon and all reasonable attorneys' fees, costs and expenses of collection incurred by the Agent and Lenders in enforcing any of such Obligations.

         2. Each Guarantor waives notice of acceptance of this Guaranty and notice of any liability or other Obligations to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such Obligations, liabilities, suit or taking other action by the Agent or Lenders against, and any other notice to, any party liable thereon (including the Guarantors).

         3. The Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantors, without incurring responsibility to the Guarantors, without impairing or releasing the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part:

         (a) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

         (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, or fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest;

         (c) exercise or refrain from exercising any rights against the Guarantors or others (including, without limitation, the Parent under its Guaranty) or otherwise act or refrain from acting;

         (d) settle or compromise any Obligation or other liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any of the Obligations (whether due or not) to creditors of the Guarantors other than the Agent, the Lenders and the Guarantors; and

         (e) apply any sums by whomsoever paid or howsoever realized to any of the Obligations regardless of what Obligations remain unpaid.

         4. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of the Guarantors.

         5. This Guaranty is a continuing one and all Obligations and other liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to the Guarantors, this Guaranty shall continue until written notice of revocation signed by the Guarantors shall have been actually received by the Agent, notwithstanding a revocation by, or complete or partial release for any cause of, any one or more of the remainder of the Guarantors, or of anyone liable in any manner for the Obligations or other liabilities hereby guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution of any of the Guarantors. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to (a) liabilities which shall have been created, contracted, assumed or incurred prior to receipt by the Agent of written notice of such revocation or termination or (b) liabilities which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by the Agent prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this Guaranty liabilities thereafter arising which are unconnected with liabilities theretofore arising or transactions theretofore entered into.

         6. All notices provided to be given to the Agent herein shall be sent by registered or certified mail, return receipt requested.

         7. Any and all rights and claims of any of the Guarantors against any other Guarantor or any of its property, arising by reason of any payment by any Guarantor to the Agent pursuant to the provisions of this Guaranty, shall be subrogated and subject in right of payment to the prior payment in full of all Obligations to the Agent and Lenders.

         8. All property of the Guarantors (except the limited partnership interests owned by Rex Investment in Somerset SynFuel, L.P., a Delaware limited partnership (the "Limited Partnership")) held by the Agent shall be subject to a lien and a security interest in favor of the Agent on its own behalf and on behalf of the Lenders, as security for the Obligations and any and all other liabilities of the Guarantors to the Agent and Lenders. The term "property of the Guarantors" shall include all property of every description, now or hereafter in the possession or custody of or in transit to the Agent for any purpose, including safekeeping, collection or pledge, for account of the Guarantors, or as to which any Guarantor may have any right or power, including, without limitation, pursuant to any of the Security Documents. The balance of every account of any Guarantor with, and each claim of any Guarantor against, the Agent or any Lender existing from time to time, shall be subject to a lien and subject to be set off against the Obligations, and the Agent may, at any time an Event of Default has occurred and is continuing, at its option and without notice, appropriate and apply toward the payment of any of such liabilities the balance of each such account of each Guarantor with, and each such claim of any Guarantor against, the Agent and Lenders. The Agent may, at any time an Event of Default has occurred and is continuing, without notice, transfer into its own name or that of its nominee any of the property of any Guarantor (except the limited partnership interests owned by Rex Investment in the Limited Partnership).

         9. Upon the occurrence and during the continuance of an Event of Default, the Agent may, without notice to the Guarantors or any aforesaid person, make the Obligations, whether or not then due, immediately due and payable hereunder as to the Guarantors, and the Agent shall be entitled to enforce the obligations of the Guarantors hereunder.

         10. (a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right from time to time, without advertisement or demand upon or notice to the Guarantors or right of redemption, except as shall be required by the Loan Agreement or applicable statute and cannot be waived, to sell, resell, assign, transfer and deliver all or part of the property of the Guarantors, at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only. Upon each such sale the Agent, unless prohibited by provision of any applicable statute which cannot be waived, may purchase all or any part of the property being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Guarantors.

         (b) In the case of each such sale, or of any proceedings to collect any Obligations, the Guarantors shall pay all reasonable costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Agent shall apply any residue to pay any of the Obligations, and the Guarantors shall continue liable for any deficiency, with interest.

         (c) If claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or any Lender in payment or on account of any of the Obligations and the Agent or any Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Lender or any of their property, or (ii) any settlement or compromise of any such claim effected by the Agent or any Lender with any such claimant, then and in such event each Guarantors agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and the Guarantors shall be and remain liable to the Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent.

         11. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Guarantors, the Parent or others, with respect to any of the Obligations shall, if the statute of limitations in favor of the undersigned against the Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         12. The Agent shall not be bound to take any steps necessary to preserve any rights in any of the property of any Guarantor against prior parties who may be liable in connection therewith, and each Guarantor hereby agrees to take such steps. The Agent may nevertheless at any time take any action it may deem reasonably appropriate for the care or preservation of such property or of any rights of the Guarantors or the Agent therein and, at any time an Event of Default has occurred and is continuing, the Agent may (a) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property of any Guarantor, (b) compromise and settle with any person liable on such property, or
(c) extend the time of payment or otherwise change the terms thereof as to any party liable thereon, all without notice to, without incurring responsibility to, and without affecting any of the liabilities hereunder of, the Guarantors. The Guarantors shall pay to the Agent all reasonable costs and expenses, including filing fees and attorneys' fees, incurred by the Agent in connection with the custody, care, preservation or collection of any of the property of any of the Guarantors or in seeking to enforce any of the liabilities or obligations of the Guarantors hereunder.

         13. (a) The Agent shall have the right, at any time an Event of Default has occurred and is continuing, without notice, to (i) transfer into its own name or that of its nominee any of the property of any Guarantor (except the limited partnership interests owned by Rex Investment in the Limited Partnership); (ii) notify any obligor on any of such property to make payment to the Agent of any amounts due thereon; and/or (iii) take control of any proceeds of any of such property.

         (b) No delay on the part of the Agent in exercising any of the options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by the Agent unless the same shall be in writing, duly signed on behalf of the Agent, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Agent or the obligations of the Guarantors to the Agent in any other respect at any other time.

         14. Each Guarantor waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this Guaranty and agrees that, should the Agent bring any judicial proceedings in relation to any such matter, the undersigned will not interpose any non-compulsory counterclaim or setoff of any nature.

         15. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT AND OF THE GUARANTORS HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF); and this Guaranty is binding upon the Guarantors and their executors, administrators, successors or assigns, and shall inure to the benefit of the Agent and its successors or assigns. In the event that the Agent brings any action or suit in any court of record of the Commonwealth of Massachusetts or the Federal Government to enforce any or all liabilities of the undersigned hereunder, service of process may be made upon the Guarantors by mailing a copy of the summons to the Guarantors at 2875 Needmore Road, Dayton, Ohio 45414.

         16. Each Guarantor covenants to the Agent that, without the prior written consent of the Required Lenders, it will not own or operate any assets or properties or engage in any business or other activity (including, without limitation, the incurring of Indebtedness or the granting of Liens), except as such Guarantor owns, operates or engages in on the date hereof, or except as otherwise may be specifically permitted by the other Loan Documents.

         Anyone signing this Guaranty shall be bound hereby, whether or not anyone else signs this Guaranty at any time.

Dated: September 14, 2004

                                    REX INVESTMENT, LLC

                                    By:    Kelly & Cohen Appliances, Inc.,
                                           its Managing Member

                                    By:___________________________
                                    Name:  Douglas Bruggeman
                                    Title: Vice President - Finance

                                    AVA ACQUISITION CORP.


                                    By:___________________________
                                    Name:  Douglas Bruggeman
                                    Title: Vice President - Finance